Exhibit 4.46

EXPORT PREPAYMENT FACILITY AGREEMENT

by and among

ADECOAGRO VALE DO IVINHEMA S.A

as the Borrower,

ADECOAGRO BRASIL PARTICIPAÇÕES S.A.,

ADECO AGROPECUÁRIA BRASIL S.A.

 and

USINA MONTE ALEGRE LTDA.

as the Guarantors,

ING CAPITAL LLC

and

RABOBANK CURAÇAO N.V.

as the Mandated Lead Arrangers and Bookrunners,

ING BANK N.V.

as the Administrative Agent & Collateral Agent,

ING BANK N.V., SÃO PAULO BRANCH

as the Brazilian Collateral Agent

and

THE LENDERS

hereto

August 3, 2015

EXECUTION VERSION

EXPORT PREPAYMENT FINANCE AGREEMENT

EXPORT PREPAYMENT FINANCE AGREEMENT dated as of August 3, 2015 (the “Execution Date”) and executed by and among Adecoagro Vale do Ivinhema S.A., a Brazilian corporation with its headquarters at Estrada Continental, km 15, Fazenda Takuarê, s/n, Zona Rural, in the city of Angélica, state of Mato Grosso do Sul, Brazil, enrolled with the Brazilian Corporate Taxpayer Registry (CNPJ/MF) under No. 07.903.169/0001-09 (the “Borrower”); Adecoagro Brasil Participações S.A., a Brazilian corporation with its headquarters at Rua Iguatemi, 192, 12º andar, in the city of São Paulo, state of São Paulo, Brazil, enrolled with the Brazilian Corporate Taxpayer Registry (CNPJ/MF) under No. 07.835.579/0001-51 (“Participações”); Adeco Agropecuária Brasil S.A., a Brazilian corporation with its headquarters at Rua Burle Marx, nº 603, Quadra 11, Lote 12A, Salas 06 e 07, Jardim Paraíso, in the city of Luis Eduardo Magalhães, state of Bahia, Brazil, enrolled with the Brazilian Corporate Taxpayer Registry (CNPJ/MF) under No. 07.035.004/0001-54 (“Agropecuária”); Usina Monte Alegre Ltda., a Brazilian limited liability company with its headquarters at Fazenda Monte Alegre, s/n, in the city of Monte Belo, state of Minas Gerais, Brazil, enrolled with the Brazilian Corporate Taxpayer Registry (CNPJ/MF) under No. 22.587.687/0001-46 (“Monte Alegre” and together with Participações and Agropecuária, each a “Guarantor” and collectively, the “Guarantors”); ING Bank N.V., a banking corporation duly organized and existing under the laws of The Netherlands, with registered address at Bijlmerplein 888 (ING House), 1102 MG Amsterdam, The Netherlands, in the capacity of Administrative Agent for the Lenders (the “Administrative Agent”) and in the capacity of Collateral Agent for the Lenders (the “Collateral Agent”); ING Bank N.V., São Paulo Branch, a financial institution organized and existing under the laws of the Netherlands, acting through its São Paulo Branch, organized and existing under the laws of the Federative Republic of Brazil, and located at Avenida Presidente Juscelino Kubitschek, 510, 3rd floor, São Paulo, SP, Brazil (the “Brazilian Collateral Agent”); ING Capital LLC, a company organized under the laws of the State of New York, with its offices at 1325 Avenue of the Americas, New York, New York, United States of America and Rabobank Curaçao N.V., a financial institution organized and existing under the laws of Curaçao, with offices at Zeelandia Office Park, Kaya W.F.G. Mensing 14, Willemstad, Curaçao, as the bookrunners and mandated lead arrangers (together, the “Lead Arrangers” and individually, each a “Lead Arranger”); and the lenders listed on the signature pages hereof and each lender that becomes a “Lender” after the Execution Date pursuant to Section 11.1 hereof (individually, a “Lender” and, collectively, the “Lenders”).

WHEREAS:

A.	The Borrower desires to obtain loans in the aggregate principal amount of up to US$110,000,000.00 (One Hundred and Ten Million Dollars) which the Borrower will repay through the proceeds of exports of Goods (as defined below).

B.	The Guarantors are willing to guaranty the obligations of the Borrower to the Lenders in respect of the loans and to make certain representations, warranties and covenants to the Lenders for purposes of inducing them to make the loans to the Borrower.

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

C.	On the basis of the terms and conditions specified in this Agreement, the Lenders are willing to make the loan arrangements described herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	DEFINITIONS

1.1	CERTAIN DEFINITIONS. Unless otherwise defined above, capitalized terms used in this Agreement shall have the following meanings assigned to them:

Accounts Pledge Agreement means the deed of disclosed pledge over collection account receivables governed by the laws of the Netherlands, of even date herewith, among the Collateral Agent, the Borrower and the Importer pursuant to which each of the Borrower and the Importer, as the case may be, grants to the Collateral Agent for the benefit of the Lenders a first priority security interest in all of its right, title and interest in the Collection Account and the Importer’s Account, as the case may be, and the proceeds thereof, as such agreement may be amended, varied, novated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

Adecoagro Group means any and/or all of the Borrower, any Guarantor and/or any existing and/or future Subsidiary of any of those companies located in Brazil, as the case may be.

Adjusted EBITDA means, with respect to any Person, for any period, (a) net sales, minus (b) cost of goods and services sold, plus or minus (c) the changes in the fair value of biological assets and agricultural produce, minus (d) administrative, general and sales expenses, plus (e) other net operating income, plus (f) any depreciation or amortization included in the cost of goods and services sold (including maintenance and planting costs) and in the administrative, general and sales expenses, plus or minus (g) the changes in fair value of biological assets unrealized, all as determined in accordance with GAAP. For the purposes of the determination of Adjusted EBITDA, equity equivalence will not be considered, in accordance with GAAP.

Adjusted Repayment Amount means, as to any date of determination within any calendar year, the aggregate principal amount of the Loans remaining to be repaid during such calendar year minus the aggregate of (a) the balance then held in the Collection Account, and (b) 99% (ninety nine per cent) of the balance then held in the Importer’s Account.

Administrative Agent’s Account means the account detailed below or such other account as the Administrative Agent may from time to time specify in writing to the Borrower and the Lenders.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Corresponding Bank:	JPMorgan Chase Bank – New York – N.Y. – U.S.A.
Swift address:	CHASUS33
ABA no.:	021000021
Beneficiary’s name:	ING Financial Services LLC Loan Services on behalf of and for the benefit of ING Bank NV (Amsterdam Service Center)
Account number:	066709547
Reference:	Adecoagro, 2015

Affiliate means any Person directly or indirectly controlling, controlled by, or under common control with, any other Person. For this purpose, “control” of any Person means the ability, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Agent means the Administrative Agent, the Collateral Agent and/or the Brazilian Collateral Agent, as the case may be, and Agents means the Administrative Agent, the Collateral Agent and the Brazilian Collateral Agent.

Agent Indemnified Party has the meaning ascribed to it in Section 10.7.

Agreement means this Export Prepayment Finance Agreement, its Annexes, Exhibits and Schedules, as such may be amended, varied, novated, supplemented or otherwise modified from time to time.

Agricultural and Mercantile Pledge Agreement means the agreement or agreements (“Instrumento Particular de Penhor Agrícola e Mercantil”) providing for the pledge of sugar cane and resulting Goods by the Borrower and/or Monte Alegre to the Administrative Agent and the Brazilian Collateral Agent, for the benefit of the Lenders, substantially in the form of Annex G hereto, to be duly executed by the parties thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

Agropecuária - See Preamble

Alternative Rate means, for any Interest Period, an interest rate per annum equal to the weighted average cost of funds of the Lenders of making, funding or maintaining the Loans, determined on the Interest Rate Determination Date prior to the first day of the relevant Interest Period.

Anti-Corruption Laws means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any Guarantor, from time to time, concerning or relating to bribery and/or corruption.

Anti-Money Laundering Laws means all laws, rules, and regulations of any jurisdiction applicable to any Lender, the Borrower, any Guarantor or their respective Subsidiaries, from time to time, concerning or relating to anti-money laundering.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Applicable Margin means 4.65% per annum.

ASA means Adecoagro S/A, a corporation established and incorporated in Luxembourg, registered with the Luxembourg tax authorities under No. 2010 2212 089, which, as of the Execution Date, is the beneficial owner of and controls (either directly or indirectly) approximately 96% of the Capital Stock of each of the Borrower and each Guarantor.

Assets mean, for any Person, all assets of such Person that have been or should be recorded as such in accordance with GAAP.

Assignment and Acceptance means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Annex C hereto.

Assignment and Security Agreement means the Assignment and Security Agreement of even date herewith among the Collateral Agent, the Borrower and the Importer pursuant to which each of the Borrower and the Importer grants to the Collateral Agent for the benefit of the Lenders a first priority security interest in all of its right, title and interest in the U.S. Collateral and the proceeds thereof, as such agreement may be amended, varied, novated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

Availability Period means the period commencing on the Execution Date and ending on (and including) the date that is thirty (30) days thereafter.

Bank Debt means, with respect to any Person, the sum of (a) all indebtedness of such Person to financial institutions in respect of borrowed money or advances including, but not limited to, obligations in connection with acceptance facilities and letter of credit facilities, (b) all payment obligations, contingent or otherwise, of such Person evidenced by bonds, debentures, notes, CPRs (“Cédula de Produto Rural”) or CDCAs (“Certificado de Direitos Creditórios do Agronegócio”) or other similar securities, (c) net liabilities arising under derivative transactions, repurchase agreements or hedging transactions, and (d) all payment obligations of such Person as lessee under leases which shall have been or ought to be, in accordance with GAAP, recorded as capital leases.

Borrower - See Preamble.

Brazil means the Federative Republic of Brazil.

Brazilian Collateral Agent – See Preamble.

Break Funding Costs means, with respect to any circumstances provided for in Sections 2.8, 2.11, 2.13 and 2.15, the amount (if any) of any "broken funding" or hedge liquidation costs and any loss premium, penalty or expense paid or payable

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

by the relevant Lender, in any such case that may be incurred in liquidating or reemploying funds obtained by such Lender to terminate deposits of or borrowings from third parties in order to make, maintain or fund all or any part of the Loans.

Business Day means a day which is at the same time (a) a London Banking Day and (b) a day, other than a Saturday or Sunday, on which commercial banks and other financial institutions are not required or authorized to close in (i) New York, New York, United States of America, (ii) Amsterdam, the Netherlands, (iii) São Paulo, SP, Brazil, (iv) Angélica, MS, Brazil, (v) Ivinhema, MS, Brazil, and/or (vi) Campo Grande, MS, Brazil.

Capital Stock means any and all shares, quotas, interests, participations or other equivalents (however designated) of capital stock of a legal entity, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

Cash means, as to any Person, at any time, the aggregate of all paper currency and coins, negotiable money orders and checks, bank balances (including any investments made from current accounts with immediate liquidity), cash investments with immediate liquidity and marketable securities which are immediately redeemable.

CEPEA ESALQ Settlement Price means, on any day, the settlement price (in US$ per liter) for delivery of ethanol on a spot basis, as quoted by the CEPEA ESALQ (Centro De Estudos Avançados em Economia Aplicada - ESALQ/USP), for the preceding trading day, as shown on any such day on the Bloomberg broadcast system, in the CEPEA ESALQ Price Table screen.

Change in Law means the occurrence, after the Execution Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (iii) all requests, rules, guidelines or directives promulgated by the European Union Basel III (or any successor or similar authority) or the European Union or foreign regulatory authorities, in each case pursuant to CRD IV and CRR, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Change of Control means that ASA shall cease to (a) own beneficially and control (either directly or indirectly) more than 50% of the Borrower’s issued and outstanding Capital Stock having the right to vote or other equity interests (or securities convertible into equity interests) in the Borrower having the right to vote, and/or (b) have the power (whether by ownership of Capital Stock, contract or otherwise) to control the management or policies of the Borrower and/or (c) own beneficially and control (either directly or indirectly) more than 50% of Participações’ issued and outstanding Capital Stock having the right to vote or other equity interests (or securities convertible into equity interests) in Participações having the right to vote, and/or (d) have the power (whether by ownership of Capital Stock, contract or otherwise) to control the management or policies of Participações and/or (e) own beneficially and control (either directly or indirectly) more than 50% of Monte Alegre’s issued and outstanding Capital Stock having the right to vote or other equity interests (or securities convertible into equity interests) in Monte Alegre having the right to vote, and/or (f) have the power (whether by ownership of Capital Stock, contract or otherwise) to control the management or policies of Monte Alegre, and/or (g) own beneficially and control (either directly or indirectly) more than 50% of Agropecuária’s issued and outstanding Capital Stock having the right to vote or other equity interests (or securities convertible into equity interests) in Agropecuária having the right to vote, and/or (h) have the power (whether by ownership of Capital Stock, contract or otherwise) to control the management or policies of Agropecuária.

Code means the Internal Revenue Code of 1986.

Collateral means all the collateral pledged or assigned or purported to be pledged or assigned pursuant to the Security Agreements.

Collateral Agent – See Preamble.

Collateral Amount has the meaning ascribed to it in Section 5(l)(ii) hereof.

Collateral Monitoring Agent means any of Control Union Warrants Ltda., SGS do Brasil Ltda., or any other international inspection company acceptable to the Required Lenders in their sole discretion.

Collateral Monitoring Agreement means the agreement or agreements among the Borrower, the Collateral Monitoring Agent, and the Brazilian Collateral Agent, as amended from time to time, providing for the inspection, monitoring of and reporting on (as set forth more fully in such agreement(s)) (a) the quantity, condition and harvesting of the sugar cane, as well as the quantity of the resulting Goods, all as pledged pursuant to the Agricultural and Mercantile Pledge Agreement and (b) the quantity of the Goods pledged pursuant to the Mercantile Pledge Agreement.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Collection Account means account nr. 20144784 (IBAN nr. NL54INGB0020144784) of the Borrower held with the Collateral Agent in Amsterdam, the Netherlands, or such other account as may be designated in writing as such to the Administrative Agent, the Lenders and the Borrower by the Collateral Agent.

Commitment means, with respect to any Lender, the amount set forth opposite such Lender’s name in Schedule 1, as amended from time to time in accordance with this Agreement or, if such Lender has entered into an Assignment and Acceptance, set forth for such Lender in such Assignment and Acceptance as such Lender’s Commitment, and recorded in the Register maintained by the Administrative Agent as such Lender’s Commitment.

CONSECANA means the Conselho dos Produtores de Cana-de-açúcar, Açúcar e

Álcool.

CRD IV means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive

2006/48/EC and 2006/49/EC.

Credit Documents means this Agreement, the Notes, the Security Agreements, each Fee Letter, the Importer’s Account Instruction Letter and any other documents and/or agreements delivered or entered into in connection with any of the foregoing.

CRR means Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012.

CVM means the Brazilian Securities Commission (Comissão de Valores Mobiliários) or, if at any time after the date hereof such commission is not existing and performing substantially the duties performed by it on the date hereof, then the body performing such duties at such time.

Default means an Event of Default or event or condition that, but for the requirement that time elapse, notice be given or a determination be made hereunder, or any combination thereof, would constitute an Event of Default.

Disbursement Account means the account specified by the Borrower in each Notice of Drawdown as the account to which the proceeds of each Drawdown should be disbursed.

Dollars, U.S. Dollars and the designation US$ each means the lawful currency of the United States of America.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Drawdown means, for any Loan, the crediting by the Administrative Agent of the principal amount thereof in accordance with the instructions in the relevant Notice of Drawdown.

Drawdown Date means, for any Loan, the date of the relevant Drawdown.

Economic and Trade Sanctions and Anti-Terrorism Laws means any laws relating to economic or trade sanctions, terrorism or money laundering, including without limitation Executive Order 13224, the Patriot Act, the regulations administered by OFAC, the Trading with the Enemy Act (12 U.S.C. §95), and the International Emergency Economic Powers Act (50 U.S.C. §1701-1707).

Effective Coverage Ratio has the meaning ascribed to it in Section 5(l)(i).

Eligible Off-takers means those importers of Goods listed on Schedule 2 hereto, as such Schedule 2 may be updated by the Administrative Agent from time to time upon written approval from the Lenders, or upon the Borrower’s written request (but in such case, subject to written approval by the Lenders), provided that such importer (a) is located in an OECD Country and (b) is not a Sanctioned Person, nor located in an Ultra High-Risk Country. Upon approval of any new Eligible Off-taker as provided herein the Administrative Agent is authorized by the parties hereto to update Schedule 2 hereto and, upon making such update, the Administrative Agent shall provide copies of such updated Schedule 2 to the parties hereto.

Eligible Off-taker Material Adverse Effect means, with respect to any Eligible Off- taker, in each case as reasonably determined by the Required Lenders, a material adverse effect on the business, operations, Property, or financial condition of such Eligible Off-taker occurring after the Execution Date or, in the case of any Person that becomes an Eligible Off-taker after the Execution Date, after the date such Person becomes an Eligible Off-taker and, in all cases, if an Eligible Off-taker becomes a Sanctioned Person, a Prohibited Party or a Restricted Party or located in an Ultra High Risk Country at any time then it shall immediately constitute an “Eligible Off-taker Material Adverse Effect” and the ten (10) day notice period set forth in Section 5(l) shall not be applicable.

Environmental Laws means any and all national, state, provincial or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority relating to or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.

Event of Default has the meaning ascribed to it in Section 7.

Execution Date - See Preamble.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Export Contract means any contract entered into by and between the Borrower and the Importer, pursuant to which the Borrower sells Goods to the Importer, with terms and conditions (including but not limited to payment and delivery terms) appropriate to support the shipments that will be required under the Off-take Contracts to which the Importer is a party, and in form and substance acceptable to the Collateral Agent, and for which the Collateral Agent has received a notice and acknowledgement of such assignment to it from each of the Borrower and the Importer.

Export Contract Collateral Amount has the meaning ascribed to it in Section 5(l)(iii).

Export Receivables means all amounts due to the Borrower or the Importer from Eligible Off-takers for sales of Goods under Off-take Contracts.

Facility Amount means US$110,000,000.00.

FATCA means Sections 1471 through 1474 of the Code, as of the Execution Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

FATCA Deduction means a deduction or withholding from a payment under a Credit Document required by FATCA.

FATCA Exempt Party means a Person that is entitled to receive payments free from any FATCA Deduction.

FATCA FFI means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Person is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

Fee Letter means each of the letters among the Borrower and each of the Lead Arrangers, the Administrative Agent and each of the Lenders, dated as of the Execution Date, setting forth the agreement of the Borrower to pay certain fees and/or expenses to those parties.

Final Maturity Date means December 20, 2019. In the event that the Final Maturity Date shall be a day that is not a Business Day, then such Final Maturity Date shall be the next preceding day that is a Business Day.

Financial Statements has the meaning ascribed to it in Section 3(h).

FX Rate means the foreign currency exchange rate for US$/R$, for sales, at closing time on each applicable date, as published by the Central Bank of Brazil on its

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

website http://www.bcb.gov.br/pt-br/paginas/default.aspx, or any webpage which substitutes such page.

GAAP means generally accepted accounting principles in Brazil, which are based on the Brazilian corporation law, the rules and regulations issued by the CVM and the accounting standards issued by the Federal Accounting Board (Conselho Federal de Contabilidade – CPC), in each case as in effect from time to time.

Goods means sugar and/or ethanol.

Governing Documents of any Person means the charter and by-laws, articles of incorporation or other organizational or governing documents of such Person, including all shareholder agreements.

Governmental Approval means any consent, license, approval, order, authorization, exemption, registration, filing, opinion or declaration from or with, notice to, or any other action by or in respect of, as the case may be, any Governmental Authority.

Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority), any supranational authority (including the European Union and the European Central Bank) and any entity exercising executive, legislative, judicial, regulatory or administrative authority of or pertaining to government (whether such authority is recognized as a de jure government or is a de facto government).

Guaranteed Obligations has the meaning ascribed to it in Section 9.1.

Guarantor - See Preamble.

Hazardous Materials means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

ICE means the Intercontinental Exchange.

ICE Futures Settlement Price means on any day in relation to sugar for delivery in any month, the price (in US$ cents per pounds weight) for delivery of sugar in that month, or where no price is shown for that month, for delivery in the next succeeding month for which a price is shown, in each case as quoted on the Intercontinental Exchange Sugar Nr. 11 Contract Futures Price screen, in the “Last” column.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Importer means Agroglobal S.A., a corporation duly organized under the laws of Uruguay and registered at the Uruguayan R.U.C. (Registro Único de Contribuyente) under No. 21 575900 0019.

Importer Material Adverse Effect means, with respect to the Importer, in each case as reasonably determined by the Required Lenders,

(a)	a material adverse effect on the business, operations, Property, or financial condition of the Importer occurring after the Execution Date;

(b)	the Importer or any of its officers has made any representation or warranty in, or in any other writing furnished pursuant to or in connection with, the Assignment and Security Agreement which shall prove to have been false, incorrect or misleading in any material respect on the date when made or deemed made;

(c)	the Importer has failed to duly observe or perform any covenant, agreement or obligation contained in the Assignment and Security Agreement or any other instrument or document delivered in connection therewith;

(d)	The Importer has (i) generally not, or been unable to, or has admitted in writing its inability to, pay its debts as such debts become due; (ii) made an assignment for the benefit of creditors, or petitioned or applied to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or any substantial part of its Assets; (iii) commenced any proceeding under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, winding-up or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (iv) had any such petition or application (as described in (ii) above) filed or any such proceeding (as described in (iii) above) has been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding is not dismissed within 45 (forty-five) days of such filing or commencement; (v) proposed to any creditor or any group of creditors of the same nature and subject to the same payment conditions, any out-of-court reorganization plan, regardless of its confirmation by the relevant court; (vi) filed for court reorganization, regardless of whether such request is granted by the relevant court; or (vii) by any act or omission indicated its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property;

(e)	any material provision of the Assignment and Security Agreement or the Accounts Pledge Agreement as related to the Importer, or the Importer’s Account Instruction Letter has ceased, for any reason other than with the agreement of the Lenders or satisfaction in full of all the Obligations, to be in full force and effect, or the Importer shall so

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

assert; or the Importer has asserted that it does not have any liability under the Assignment and Security Agreement, the Accounts Pledge Agreement and/or the Importer’s Account Instruction Letter; or the Assignment and Security Agreement or the Accounts Pledge Agreement has ceased in any material respect to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including first priority perfected security interests in, and Liens on, all of the Collateral subject thereto) or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by the Assignment and Security Agreement or the Accounts Pledge Agreement has been contested by the Importer; and/or

(f)	the Importer has become a Sanctioned Person, a Prohibited Party or a Restricted Party, provided that in the case of this item (f) only, the ten (10) day notice period set forth in Section 5(l) shall not be applicable.

Importer’s Account means account nr. 20146205 (IBAN nr. NL02INGB0020146205) of the Importer held with the Collateral Agent in Amsterdam, the Netherlands, or such other account as may be designated in writing as such to the Administrative Agent, the Lenders and the Borrower by the Collateral Agent.

Importer’s Account Instruction Letter means the letter agreement between the Importer and the Collateral Agent with respect to the flow of funds into and out of the Importer’s Account and reflecting the Importer’s agreement to the terms set forth with respect to the Importer’s Account in Section 2.9 hereof.

Indebtedness means, as to any Person, without duplication, (a) all indebtedness of such Person in respect of (i) borrowed money or advances including, but not limited to, obligations in connection with acceptance facilities and letter of credit facilities, and (ii) the deferred purchase price of Property or services, (b) all payment obligations, contingent or otherwise, of such Person evidenced by bonds, debentures, notes, CPRs (“Cédula de Produto Rural”) or CDCAs (“Certificado de Direitos Creditórios do Agronegócio”) or other similar securities, (c) all direct or indirect guarantees of such Person in respect of, and all obligations (contingent or otherwise) of such Person to any other Person for, borrowed money or for the deferred purchase price of Property or services, (d) all obligations of such Person as lessee under leases which shall have been or ought to be, in accordance with GAAP, recorded as capital leases, (e) all indebtedness of another Person secured by a Lien on any Property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, and (f) net liabilities arising under derivative transactions, repurchase agreements or hedging transactions. The Indebtedness of any Person shall include the Indebtedness of any other Person to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

~ 12 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Indemnified Costs has the meaning ascribed to it in Section 10.7.

Indemnified Parties has the meaning ascribed to it in Section 11.14(a).

Interest Coverage Ratio means, as to any Person, the ratio of such Person’s Adjusted EBITDA to such Person’s Net Financial Expenses, in each case as shown in such Person’s financial statements as at the end of the most recently terminated fiscal year.

Interest Expense means, with respect to any Person and for any period, the expenses of such Person incurred during such period in relation to the Indebtedness of such Person, including (without duplication) (a) fees (including commitment fees), (b) the interest portion of any deferred payment obligations, (c) all fees and charges owed with respect to letters of credit or performance or other bonds, (d) losses on derivative transactions, and (e) any amortization of debt discount, but excluding losses on foreign exchange, all determined in accordance with GAAP.

Interest Payment Date means each March 20, June 20, September 20 and December 20. In the event that an Interest Payment Date shall be a day that is not a Business Day, then such Interest Payment Date shall be the next succeeding day that is a Business Day.

Interest Period means, for each Loan, (a) initially, the period commencing on the Drawdown Date thereof and ending on (but not including) the Interest Payment Date falling on September 20, 2015, and (b) then, each period commencing on the last day of the immediately preceding Interest Period and ending on the next Interest Payment Date; provided, however, that no Interest Period may end after the Final Maturity Date.

Interest Rate Determination Date means, for any Interest Period in respect of any Loan, the day two London Banking Days prior to the first day of the relevant Interest Period.

Judgment Currency has the meaning ascribed to it in Section 11.13.

Judgment Currency Conversion Date has the meaning ascribed to it in Section 11.13.

Lead Arranger or Lead Arrangers – See Preamble.

Lender or Lenders - See Preamble.

Lending Office has the meaning ascribed to it in Section 2.4.

Liabilities has the meaning ascribed to it in Section 11.14(a).

~ 13 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

LIBO Rate means, in respect of any Interest Period for any Loan, the rate per annum, as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to the Interest Period for such Loan as shown on the Reuters Page “LIBOR01” (or such other page as may replace the LIBOR01 Page on Reuters for the purpose of displaying such rates) as of 11:00 a.m. (London time) on the relevant Interest Rate Determination Date (or if such period is not shown then the linearly interpolated rate for the two closest periods that are shown). If Reuters service is unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by the Reference Banks at approximately 11:00 a.m. London time on the relevant Interest Rate Determination Date. The principal London office of each of the Reference Banks will be requested to provide a quotation of its Dollar deposit offered rate and the rate for that date will be the arithmetic mean of the quotations received. If the LIBO Rate is ever determined pursuant to the above to be below zero, then the LIBO Rate shall be deemed to be zero for the purposes of determining the interest rate.

Lien means any lien, mortgage, assignment, pledge, hypothecation, fiduciary lien, deposit arrangement, title retention, trust, encumbrance, security interest or other charge, or any other type of preferential arrangement, priority or other security agreement having the practical effect of constituting a security interest, upon or with respect to any Property or other Asset, including, without limitation, any agreement to give any of the foregoing.

Loan or Loans has the meaning ascribed to it in Section 2.1(a).

London Banking Day means any day, other than a Saturday or Sunday, on which banks are not required or authorized to close in London, England.

Margin Stock means “margin stock” within the meaning of Regulations U and X of the Board of Governors of the U.S. Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

Market Value means the amount (MV),

(a)	in relation to the Export Contracts, Off-take Contracts and Goods pledged under the Agricultural and Mercantile Pledge Agreement and/or the Mercantile Pledge Agreement, determined by the Brazilian Collateral Agent as follows:

MV = Q x (P +/- S-T)

Where:

“Q” is the quantity of Goods (measured in metric tons for sugar and in cubic meters for ethanol), (i) still to be delivered under the Export Contracts and/or the Off-take Contracts, as the case may be, or (ii) pledged under the Agricultural and Mercantile Pledge Agreement and/or the Mercantile Pledge

~ 14 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Agreement, or if less, as confirmed in the most recent inspection report from the Collateral Monitoring Agent pursuant to the Collateral Monitoring Agreement, as the case may be;

“P” is (a) for sugar for which the price has not yet been fixed under the respective Export Contracts and/or Off-take Contracts, or where the relevant quantity is not yet subject to Export Contracts and/or Off-take Contracts, the applicable ICE Futures Settlement Price, converted to Dollars per metric ton, at the time of such calculation and for the relevant months of delivery or, if there is no liquidity at the ICE for the relevant month of delivery, the applicable ICE Futures Settlement Price for the month nearest to the relevant month of delivery, (b) for sugar for which the price has been fixed under the respective Off-take Contracts and/or Export Contracts, the fixed price indicated therein as evidenced by the Borrower to the satisfaction of the Brazilian Collateral Agent (acting on the instructions of the Required Lenders), (c) for ethanol for which the price has not yet been fixed under the respective Export Contracts and/or Off-take Contracts, the applicable PLATTS Settlement Price, (d) for ethanol where the relevant quantity is not yet subject to Export Contracts and/or Off- take Contracts, the applicable CEPEA ESALQ Settlement Price and (e) for ethanol for which the price has been fixed under the respective Off-take Contracts and/or Export Contracts, the fixed price indicated therein as evidenced by the Borrower to the satisfaction of the Brazilian Collateral Agent (acting on the instructions of the Required Lenders);

“S” is any relevant premium or discount (which may be a positive or negative number), including, among others, renewable identification numbers and freight premiums, in Dollars per metric ton (in the case of sugar) or in Dollars per cubic meter (in the case of ethanol), as agreed to by the parties to the Export Contracts and/or Off-take Contracts, as the case may be. In the absence of such a determination in the respective Export Contracts and/or Off-take Contracts, as the case may be, the value of this item will be deemed to be “zero”; and

“T”, which is applicable only for the calculation of the Market Value of Goods pledged under the Agricultural and Mercantile Pledge Agreement and/or the Mercantile Pledge Agreement and stored at inland warehouses, is the cost of transporting such Goods from such inland warehouses to the port terminal, and shall be deemed to be the equivalent in US$ to R$ 120.00 per metric ton in the case of sugar and the equivalent in US$ to R$ 110.00 per cubic meter in the case of ethanol (in each case calculated at the FX Rate for the applicable calculation date), provided that this deduction shall not apply to ethanol in the case of item (d) of the definition of item “P” above being applicable; and

(b)	in relation to sugar cane subject to the Agricultural and Mercantile Pledge Agreement, determined by the Brazilian Collateral Agent as follows:

MV = Q x P

~ 15 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Where:

“Q” is the quantity of sugar cane in metric tons subject to the Agricultural and Mercantile Pledge Agreement, or if less, as confirmed in the most recent inspection report from the Collateral Monitoring Agent pursuant to the Collateral Monitoring Agreement; and

“P” is the prevailing CONSECANA market price in R$ per metric ton of sugar cane for sugar cane in the fields on the date of the most recent inspection report issued by the Collateral Monitoring Agent pursuant to the Collateral Monitoring Agreement.

Material Adverse Effect means (a) a material adverse effect on the business and/or financial condition, operations, or Property of the Borrower and/or any Guarantor, (b) a material adverse effect on the legality, validity or enforceability of any Credit Document or the rights or remedies of any Agent or any Lender thereunder, (c) a material adverse effect on the ability of the Borrower or any Guarantor to perform its material obligations under any Credit Document to which it is a party or (d) a material adverse effect on any security interest granted or purported to be granted pursuant to any of the Security Agreements or the value thereof.

Mercantile Pledge Agreement means the agreement or agreements (“Instrumento Particular de Penhor Mercantil”) providing for the pledge of sugar and/or ethanol from the 2015/16, 2016/2017, 2017/2018, 2018/2019 and/or 2019/2020 harvests, as the case may be, by the Borrower to the Administrative Agent and the Brazilian Collateral Agent, for the benefit of the Lenders, substantially in the form of Annex H hereto, duly executed by the parties thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

Minimum Coverage Ratio has the meaning ascribed to it in Section 5(l)(i).

Monte Alegre - See Preamble.

Mortgaged Properties means the real estate listed and described on Schedule 3 hereto, as such Schedule may be updated from time to time to add additional Properties as required under Section 5(l)(i) below.

Mortgages means the first rank mortgages over the Mortgaged Properties granted by the Borrower and/or Agropecuária to the Lenders, including all interest in all existing and future accessions, improvements, amenities or constructions thereon.

Net Bank Debt means, for any Person at any time, its Bank Debt minus its Cash.

Net Financial Expenses means, with respect to any Person and for any period, (a) Interest Expense incurred less (b) the sum of income received from investments, interest received, other financial income, and gains on derivative transactions, but

~ 16 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

excluding gains from foreign exchange variations, all determined in accordance with GAAP.

Net Worth means, as at any date for any Person, the excess of (a) its Total Assets minus (b) its Total Liabilities, as determined in accordance with GAAP.

Note means each promissory note in connection with the Loans in the form of Annex A hereto, duly executed by the Borrower and, with respect to the guarantee affixed thereon, by the Guarantors.

Notice of Drawdown has the meaning ascribed to it in Section 2.2(a).

Obligation Currency has the meaning ascribed to it in Section 11.13.

Obligations mean any and all obligations of the Borrower under this Agreement and the other Credit Documents.

OECD Country means any country which is a member of the Organization for

Economic Co-operation and Development.

OEE means the Office of Export Enforcement of the United States Department of

Commerce.

OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury.

Off-take Contract means any contract (a) entered into by and between the Borrower or the Importer and an Eligible Off-taker pursuant to which the Borrower or Importer, as the case may be, sells Goods to such Eligible Off-taker with terms and conditions (including but not limited to payment and delivery terms) appropriate to support the Borrower’s repayment obligations in respect of the Loans, and in form and substance acceptable to the Collateral Agent and (b) listed on Schedule I to the Assignment and Security Agreement (or that should be so listed at such time by the Collateral Agent pursuant to the Assignment and Security Agreement but has not yet been so listed), as such Schedule may be updated from time to time in accordance with the terms of the Assignment and Security Agreement.

Other Credit Parties Indebtedness means any Indebtedness of the Borrower or any Guarantor (other than Indebtedness under the Credit Documents) owed to a Lender.

Other Taxes has the meaning ascribed to it in Section 8.2.

Participacões - See Preamble.

~ 17 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, United States Public Law 107-56.

Person means any individual, corporation, partnership, trust, unincorporated organization, joint stock company or other legal entity or organization and any Governmental Authority.

PLATTS Settlement Price means, for any day, the settlement price (in US$ per liter) for the preceding trading day for delivery of ethanol on a spot basis, as quoted by Platts, a division of the McGraw-Hill Financial, as shown on any such day in the “prior settle” column of the page entitled Chicago Ethanol (Platts) Futures Quotes which can be found at the following internet address: http://www.cmegroup.com/trading/energy/ethanol/chicago-ethanol-platts-swap.html.

Principal Repayment Date means each of June 20, 2017, September 20, 2017, December 20, 2017, June 20, 2018, September 20, 2018, December 20, 2018, June 20, 2019, September 20, 2019 and the Final Maturity Date. In the event that a Principal Repayment Date shall be a day that is not a Business Day, then such Principal Repayment Date shall be the next succeeding day that is a Business Day.

Process Agent has the meaning ascribed to it in Section 11.8(b).

Prohibited Party means a Person located in, organised under the laws of, or owned or controlled by, or acting on behalf of, a Person located in or organized under the laws of Cuba, Iran, Sudan, Syria or North Korea.

Property means any right of interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Reais, Brazilian Reais and the designation R$ each means the lawful currency of Brazil.

Reference Banks means HSBC Bank Plc., JP Morgan Chase & Co., Deutsche Bank AG and Citibank N.A., or any other bank in the London interbank market selected by the Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld.

Register has the meaning ascribed thereto in Section 11.1(d).

Relevant Lenders means, at any time, Lenders the sum of whose Loans outstanding hereunder is more than 45% of the sum of the Loans outstanding hereunder, or if no such Loans are then outstanding hereunder, Lenders whose Commitments are more than 45% of the sum of all Commitments.

~ 18 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Required Lenders means, at any time, Lenders the sum of whose Loans outstanding hereunder is more than 66.6667% of the sum of the Loans outstanding hereunder, or if no such Loans are then outstanding hereunder, Lenders whose Commitments are more than 66.6667% of the sum of all Commitments.

Responsible Officer of any Person means the Chairman, Chief Executive Officer, Chief Financial Officer, President, any Executive Director, Director, Vice President, Treasurer or Assistant Treasurer of that Person, or any other Person who is duly authorized by the board of directors or other governing body of that Person.

Restricted Party means a Person (a) listed on or owned or controlled by a Person listed on any Sanctions List, or a Person acting on behalf of such a Person; (b) located in, organised under the laws of or owned or controlled by, or acting on behalf of, a Person located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions (including, without limitation, at the Execution Date, Cuba, Iran, Sudan, Syria and North Korea); or (c) otherwise subject to Sanctions.

Restricted Payment means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other Property) with respect to any equity interests in such Person (other than dividends payable solely in stock of the Person making such dividend) or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests, or any option, warrant or other right to acquire any such equity interests.

ROF has the meaning ascribed thereto in Section 4.1(d).

Sanctioned Country means any country or territory subject, at any time, to Sanctions and/or to the effects of the Economic and Trade Sanctions and Anti- Terrorism Laws.

Sanctioned Person means, each as amended, supplemented or substituted from time to time, a country, nation, territory or Person which is subject to Sanctions.

Sanctions means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, imposed, enacted or enforced by a Sanctions Authority.

Sanctions Authority means each of (a) the Security Council of the United Nations; (b) the United States of America; (c) the European Union (or any of its member states, including the United Kingdom and the Netherlands); (d) the Republic of Panama; (e) any country to which any member of the Adecoagro Group is bound; and (f) the governments and official institutions or agencies of any of paragraphs (a) through (e) above, including OFAC, OEE, the United States Department of State and Her Majesty's Treasury.

~ 19 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Sanctions List means each of (a) the Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List and List of Foreign Sanctions Evaders Sanctioned Pursuant to Executive Order 13608 maintained by OFAC; (b) "The Consolidated List of Financial Sanctions Targets" maintained by Her Majesty's Treasury; and (c) any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority (without limitation to the generality of the foregoing, such lists as are maintained by (i) the European Union, (ii) the United Nations Security Council Committee or (iii) the United States Department of State), each as amended, supplemented or substituted from time to time.

Sanctions Target means any Person that is, or is owned or controlled by any Person that is (a) the subject or target of any Sanctions, or (b) located, organized or resident in a Sanctioned Country, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria.

Schedule of Payments has the meaning ascribed thereto in Section 5(p).

Security Agreements means the Assignment and Security Agreement, the Agricultural and Mercantile Pledge Agreement, the Mortgages, the Mercantile Pledge Agreement, the Collateral Monitoring Agreement, the Accounts Pledge Agreement, and any other document granting a security interest in favor of the Administrative Agent and the Brazilian Collateral Agent, or the Collateral Agent, for the benefit of the Lenders as collateral for the Loans or any other Obligations, as each of the foregoing may from time to time be amended, varied, novated, supplemented or otherwise modified, renewed or restated in accordance with the terms thereof and hereof.

Shipping Documents means, in relation to Goods delivered by the Borrower either to an Eligible Off-taker pursuant to any Off-take Contract or to the Importer pursuant to any Export Contract, copies of the clean bill of lading or other transport documents, an invoice, a draft (only if payment is not to be at sight), and copies of all other documentation required for payment of an account receivable.

SWIFT means an electronic and/or other type of message sent and/or received under the Society for Worldwide Interbank Financial Telecommunication system.

Subsidiary means, as to any Person, a corporation, partnership or other entity of which Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or similar governing body) or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

Taxes has the meaning ascribed to it in Section 8.1(a).

~ 20 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Total Assets means, for any Person, at any time of calculation, all assets of such Person as determined in accordance with GAAP.

Total Liabilities means, for any Person, at any time of calculation, all liabilities of such Person, classified as such, in accordance with GAAP.

Ultra-High Risk Country means any country subject to economic sanctions or trade restrictions of the United Nations, the European Union, the United Kingdom or the United States of America that broadly prohibit or restrict dealings with such country. As of the Execution Date the “Ultra High Risk Countries” include Cuba, Iran, North Korea, Sudan and Syria (and collectively, the “Ultra-High Risk Countries”) but such list of Ultra-High Risk Countries may be modified from time to time and duly informed by the Administrative Agent (at the request of any Lender) to the Borrower.

U.S. Collateral means the rights to payment under the Export Contracts, the rights to payment under the Off-take Contracts, the Export Receivables, the proceeds thereof and all of the other collateral described more fully in the Assignment and Security Agreement.

U.S. Tax Obligor means (a) a Person which is resident for tax purposes in the United States of America; or (b) a Person some or all of whose payments under the Credit Documents are from sources within the United States for U.S. federal income tax purposes.

1.2      OTHER DEFINITIONAL PROVISIONS. In each Credit Document, unless otherwise indicated:

(a) The term “including” is not limiting and means “including without limitation”.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof, and Section, Annex, Schedule and Exhibit references therein are to such Credit Document unless otherwise specified.

(c) References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made.

(d) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such agreements and instruments, but only to the extent that such amendments and other modifications are permitted by, or not prohibited by, the terms of the relevant Credit Document.

~ 21 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(e) The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) Unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Periods of days referred to shall be counted in calendar days unless Business Days are expressly presented.

(g) All accounting terms not specifically or completely defined therein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant thereto shall be prepared in English and in conformity with, Brazilian GAAP (including principles of consolidation where appropriate) applied on a consistent basis, as in effect from time to time.

(h) A Default or an Event of Default is “continuing” if it has not been remedied or waived.

2.	THE LOANS.

2.1      COMMITMENTS; THE LOANS.

(a)	Each Lender agrees, severally and not jointly, subject to the terms and conditions and relying upon the representations and warranties hereinafter set forth in this Agreement, to make loans to the Borrower, in Dollars (individually, a “Loan” and collectively, the “Loans”) during the Availability Period, provided that (i) each disbursement by the Lenders in the aggregate on a Drawdown Date shall be in a minimum amount of US$25 million, or if the total amount of remaining Commitments is less than US$25 million, then the remaining amount of the Commitments, and (ii) in no event shall the total amount of such Lender’s Loans exceed its Commitment. Amounts prepaid or repaid in respect of the Loans shall not be reborrowed.

(b)	The Commitments, unless sooner terminated pursuant to the other terms of this Agreement, shall be automatically terminated at the Administrative Agent’s close of business on the last day of the Availability Period. The Commitments once terminated may not be reinstated.

~ 22 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

2.2      NOTICE OF DRAWDOWN; FUNDING BY LENDERS.

(a)	The Borrower shall make each Drawdown by giving a notice in the form of Annex B hereto (a “Notice of Drawdown”) to the Administrative Agent during the Availability Period, which notice must contain a proposed Drawdown Date of at least three (3) Business Days after the Administrative Agent’s receipt thereof but in no event can such proposed Drawdown Date be after the end of the Availability Period. If a Notice of Drawdown is received by the Administrative Agent after 9:00 am (São Paulo time) on any day it shall be deemed as having been received on the next Business Day. The receipt of a Notice of Drawdown by the Administrative Agent shall obligate the Borrower to borrow the aggregate principal amount of the Loans set forth in such Notice of Drawdown on the date set forth therein. The Administrative Agent shall, immediately after its receipt thereof (but in no case later than 11:00 am (São Paulo time) on the day that the Notice of Drawdown is received (or deemed received) by it), notify the Lenders, by electronic mail of its receipt of a Notice of Drawdown, the proposed Drawdown Date and the amount of each Lender’s Loan to be made. For all purposes of this Agreement each Loan shall be considered as effected upon deposit of the relevant funds in the Disbursement Account.

(b)	Each Loan shall be made by each Lender in accordance with its applicable Commitment and will be made pro rata to the total of all the Lenders’ Commitments; provided, however, that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to make its Loan (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make the Loan required to be made by such other Lender).

(c)	If the conditions precedent specified in Section 4 have been met or all the Lenders have waived the satisfaction of those that have not been met, each Lender shall make the Loan to be made by it hereunder on the proposed Drawdown Date by wire transfer to the Administrative Agent’s Account (or such other account as the Administrative Agent may designate in writing to the Lenders no later than the Business Day immediately preceding the proposed Drawdown Date), in federal funds or such other immediately available funds as may then be customary for the settlement of international transactions in Dollars not later than 11:00 am (New York time). The Administrative Agent shall by 4:00 pm (São Paulo time), credit the amounts so received to the Disbursement Account to be used by the Borrower within ninety (90) days counted from the date of issuance of the respective ROF, for the closing of one or

~ 23 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

more foreign exchange transactions and consequent delivery of the corresponding Reais to the Borrower in Brazil. Unless the Administrative Agent shall have been notified by any Lender prior to the proposed Drawdown Date for its Loan that such Lender does not intend to make available to the Administrative Agent such Lender’s Loan, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent on the proposed Drawdown Date and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender on demand. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall immediately notify the Borrower and the Borrower shall within 2 (two) Business Days pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the cost to the Administrative Agent of acquiring overnight federal funds and (ii) if recovered from the Borrower, the then applicable LIBO Rate for the Interest Period in effect plus the Applicable Margin.

(d)	Each of the Borrower, the Administrative Agent and each of the Lenders acknowledges and agrees that the Loans to be made to the Borrower by the Lenders in accordance with this Section shall be a “Recebimento Antecipado de Exportação” in accordance with the relevant regulation of the Brazilian Central Bank, as amended, varied, novated, supplemented or otherwise modified from time to time. Promptly upon the receipt of the proceeds of the Loans as established in clause (c) above (and in no event more than ten (10) days thereafter), the Borrower will arrange for all necessary notifications to the Central Bank of Brazil (if any) in respect of registering the schedule of payments for the Loans.

2.3	NOTES; LENDERS’ RECORDS. The Loans made by each Lender shall be evidenced by one Note issued to each Lender and in favor of such Lender, duly executed on behalf of the Borrower and with the aval of each Guarantor, dated the first Drawdown Date, with the blanks appropriately filled, in an amount equal to 120% of such Lender’s Commitment. As

~ 24 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

additional evidence of the indebtedness, each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder, and such records shall be conclusive and binding on the Borrower and the Guarantors absent manifest error, but the failure to record, or any error in so recording, any such amount in any Lender’s records shall not affect the obligations of the Borrower or of any Guarantor hereunder or under its Note to make payments of principal of and interest on such Note when due.

2.4	LENDING OFFICES. The Loans made by each Lender may be made from and maintained at such offices of such Lender or its Affiliates (each a “Lending Office”) as such Lender may from time to time designate, provided, however, that the sole designation by a Lender of a different Lending Office shall not entitle such Lender to claim payment of any amounts pursuant to Section 2.12, other than for events occurring after the date of such designation.

2.5	INTEREST ON THE LOANS.

(a)	The Borrower shall pay the Administrative Agent for the account of the Lenders interest on the unpaid principal amount of the Loans made by each Lender, at a rate per annum for each Interest Period equal to the applicable LIBO Rate (as in effect from time to time) plus the Applicable Margin as notified in writing to the Borrower and the Lenders by the Administrative Agent. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of clearly demonstrable error.

(b)	Interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed, counted from the relevant Drawdown Date of each of the Loans, and shall be payable in arrears on each Interest Payment Date. The Borrower shall pay such interest directly to the Administrative Agent for the benefit of the Lenders, provided that if the Borrower notifies the Administrative Agent by the fourth Business Day prior to the relevant Interest Payment Date that payment will not be made directly by the Borrower, then in such case, payment shall be made from the Collection Account as provided in Section 2.9.

2.6	ALTERNATIVE INTEREST RATE FOR LIBO RATE. In the event that prior to the first day of an Interest Period the Relevant Lenders notify the Administrative Agent that, by reason of circumstances affecting the London

~ 25 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

interbank Eurodollar market, LIBOR for such period is not a broadly quoted or prevalent market standard rate utilized in determining the cost of funds associated with making or maintaining loans comparable to the Loans for such Interest Period, the Administrative Agent and the Borrower shall in good faith negotiate the substitute basis to be used instead of the LIBO Rate until the circumstances affecting the LIBO Rate have ceased to exist. If the Administrative Agent and the Borrower are unable to so agree following a period of ten (10) Business Days, then the Administrative Agent shall notify the Borrower of the Alternative Rate applicable to the Loans for such Interest Period, together with such supporting information as the Borrower may reasonably request, and such Alternative Rate shall be used in place of the LIBO Rate in calculating the interest rate applicable to the Loans for such Interest Period. Any Alternative Rate applied pursuant to this Section 2.6 shall cease to be used in place of the LIBO Rate for any Interest Period following the date that the event giving rise to the invocation of the Alternative Rate in accordance with this Section 2.6 no longer exists.

2.7	LATE PAYMENT. If any amount due hereunder on or in respect of the Loans or under the Notes, including principal, interest, fees, premiums, expenses or any other amount, is not paid when due (whether at maturity, by acceleration or otherwise), then interest shall accrue on such overdue amount at a rate per annum equal to the LIBO Rate applicable for a one month period (as in effect from time to time) plus the Applicable Margin plus two percent (2%) per annum or, if less, the highest default interest rate permitted by applicable law, for each day counted from the due date thereof until full and effective payment (after as well as before judgment). Interest accruing on overdue amounts pursuant to this Section shall be payable monthly.

2.8	CAPITAL ADEQUACY.

(a)	If any Lender determines that any Change in Law affecting such Lender, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of this Agreement or any Loan made by such Lender to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for any such reduction suffered, when compared with the rate of return on such Lender’s capital such Lender would have received if such Change in Law had not occurred.

(b)	A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or any Affiliate, as applicable, as specified in Section 2.8(a) shall be delivered to the Borrower and shall be conclusive absent manifest error. Any such

~ 26 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

certificate shall be delivered to the Borrower as promptly as possible and shall be accompanied by a notice indicating the circumstances or event that resulted in such claim for compensation. The Borrower shall pay to the relevant Lender the amount shown as due on such certificate within thirty (30) days after the receipt of the same by the Borrower.

(c)	As an alternative to paying to any Lender affected by any Change in Law, as described above, the Borrower shall prepay the Loans at that time owed to such Lender, together with accrued interest thereon, and all other amounts due and payable to such Lender under this Agreement (including amounts due to such Lender as a result of such Change in Law up to the date such prepayment is made and all Break Funding Costs), provided that the Borrower’s decision to prepay such amounts shall be communicated to the respective Lender(s) no later than ten (10) days after the receipt by the Borrower of the certificate mentioned in paragraph (b) above, that the Borrower obtains all Governmental Approvals required to make such prepayment and such prepayment is made no later than 10 days after such communication.

2.9	SCHEDULED REPAYMENT; REPAYMENT MECHANISM; COLLECTION ACCOUNT AND IMPORTER’S ACCOUNT.

(a)	The Borrower shall repay the principal amount of the Loans in installments on each Principal Repayment Date, as follows: (i) on each of the first six (6) Principal Repayment Dates, an amount equivalent to 10% (ten per cent) of the total amount of Loans disbursed, (ii) on each of the next two (2) Principal Repayment Dates, an amount equivalent to 13.3333% (thirteen point three three three three per cent) of the total amount of Loans disbursed, and (iii) on the final Principal Repayment Date, an amount equivalent to 13.3334% (thirteen point three three three four per cent) of the total amount of Loans disbursed.

(b)	The primary mechanism for the repayment of the Loans shall be through (i) the export of Goods by the Borrower to the Eligible Off- takers under the Off-take Contracts and/or (ii) the export of Goods by the Borrower to the Importer under the Export Contracts and the subsequent sale of those Goods by the Importer to the Eligible Off- takers under the Off-take Contracts, and (A) in the case of (i) hereof, the payment by the Eligible Off-takers in respect of the Export Receivables resulting therefrom directly to the Collection Account, and (B) in the case of (ii) hereof, the payment by the Eligible Off- takers in respect to the Export Receivables resulting therefrom to the Importer’s Account, and the transfer of such funds, by the Collateral

~ 27 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Agent, from the Importer’s Account to the Collection Account. The proceeds of such payments received in the Collection Account (either made directly by Off-takers or transferred from the Importer’s Account), shall be applied against the principal amount of the Loans and, if so notified by the Borrower as provided in Section 2.5(b), interest due thereon, as set forth in paragraph (c) below. The Borrower agrees (and has agreed with the Importer) that amounts originally received in the Importer’s Account from Eligible Off- takers in respect of Off-take Contracts to which the Importer is a party, and that are subsequently transferred, as described above, to the Collection Account and then applied against amounts due in respect of the Loans, shall at the time of such transfer to the Collection Account, constitute payments from the Importer to the Borrower in respect of the relevant Export Contracts pursuant to which such Goods were sold by the Borrower to the Importer. Notwithstanding the foregoing, the Borrower’s obligation to repay the Loans and to pay all interest accruing thereon and all other Obligations when due in accordance with the terms hereof, including the repayment schedule set out in paragraph (a) above, is and shall remain absolute and unconditional irrespective of the existence, amount or sufficiency of Export Receivables or export sales of any other product by the Borrower.

(c)	All amounts received in the Importer’s Account and/or the Collection Account shall be held by the Collateral Agent in the respective account, provided that on the last Business Day of each calendar month the balance held in the Importer’s Account shall be transferred by the Collateral Agent to the Collection Account, provided, further, that (i) the Collateral Agent shall agree to transfer the balance from the Importer’s Account to the Collection Account, if so requested in writing by the Importer with at least two (2) Business Days prior notice, on a single Business Day during each calendar month which is not the last Business Day of such calendar month (in addition to the transfer that will automatically take place on the last Business Day of such calendar month), if such funds are required by the Borrower to make a scheduled repayment of principal or a prepayment of any principal amount of the Loans, or to permit the release of funds to the Borrower, as permitted pursuant to the final paragraph below of this paragraph (c); (ii) if an Event of Default has occurred and is continuing, the Collateral Agent shall transfer 99% of the funds in the Importer’s Account (and each time thereafter that funds are received in the Importer’s Account while such Event of Default is continuing the Collateral Agent shall transfer 99% of such funds) to the Collection Account immediately upon them being received in the Importer’s Account, with the other 1% being transferred to the bank account of the Importer as instructed to the

~ 28 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Collateral Agent pursuant to the Importer’s Account Instruction Letter; and (iii) in the case of each and any transfer of funds from the Importer’s account to the Collection Account (except pursuant to item (ii) above), the Importer shall be entitled, pursuant to a written instruction to be received by the Collateral Agent no more than two (2) Business Days prior to the date of such transfer, to request that an amount not to exceed 1% (one per cent) of the balance in the Importer’s account on the date of such transfer be released to the Importer, in accordance with instructions to be received by the Collateral Agent from the Importer, and the Collateral Agent shall comply with such request, absent manifest error. For the avoidance of doubt, (A) to the extent that the Importer instructs the Collateral Agent to release to it an amount which is less than 1% of the balance in the Importer’s Account on the date of any transfer, the difference between (1) 1% of such balance and (2) such lesser amount shall not be carried forward in relation to future transfers, (B) the amount to be released to the Importer shall not, under any circumstances, be greater than 1% of the balance in the Importer’s Account on the date of any transfer and (C) if no instructions are received from the Importer within the time frame set forth above the Collateral Agent shall transfer 99% of the funds in the Importer’s Account on the relevant transfer date to the Collection Account, with the other 1% being transferred to the bank account of the Importer as instructed to the Collateral Agent pursuant to the Importer’s Account Instruction Letter.

To the extent that, at any time, the sum of (A) 99% of the balance of the Importer’s Account and (B) the balance of the Collection Account exceeds the aggregate principal amount of the Loans remaining to be repaid during such calendar year at such time, then, provided that no Event of Default has occurred and is continuing and that the Borrower is in compliance with its obligations under Section 5(l) hereof both before and after such release as so evidenced by the Borrower to the satisfaction of the Collateral Agent, any such excess amounts, to the extent such amounts are in the Collection Account, shall be released to the Borrower by transfer to such other account as the Borrower shall notify to the Collateral Agent in writing, unless the Collateral Agent has determined or been notified by any other Agent or Lender that the Borrower is not in compliance with its obligations under Section 5(l) below or will not be in compliance therewith after such release. For purposes of clarification, such release, if applicable, shall occur only from the Collection Account.

(d)	On each Principal Repayment Date the Collateral Agent shall debit the Collection Account for payment of the principal and interest (but in the case of interest, only if the Borrower has provided notice

~ 29 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

pursuant to Section 2.5(b) to pay such interest from the Collection Account) due in respect of the Loans with respect to that Principal Repayment Date, as the case may be, and any fees and costs then due, and transfer the funds to the Administrative Agent for application in accordance with Section 2.10 hereof.

(e)	If at any time an Event of Default has occurred and is continuing, then 99% (ninety-nine per cent) of all amounts in the Importer’s Account, and 99% (ninety-nine per cent) of all amounts thereafter received in the Importer’s Account while such Event of Default is continuing, shall immediately be transferred by the Collateral Agent to the Collection Account (with the remaining balance of 1% to be released to the Importer pursuant to the terms of the Importer’s Account Instruction Letter), and all amounts in the Collection Account (including those transferred from the Importer’s Account) shall be held by the Collateral Agent for the payment (either immediately or on the immediately succeeding Principal Repayment Date, at the sole discretion of the Required Lenders) of the outstanding amount of principal and interest on the Loans and any fees and costs then due and unpaid hereunder, subject to the rights as provided herein, as instructed by the Required Lenders.

(f)	In the event that any installment of principal or any other amount in respect of the Loans is not paid when due, or if any principal remains outstanding on the Final Maturity Date, the Borrower shall immediately pay such amount to the Administrative Agent and the Lenders may demand payment thereof under their Notes.

2.10	METHOD AND APPLICATION OF PAYMENT. All payments of principal, interest, fees and other amounts payable hereunder to be made directly by the Borrower (including without limitation such payments made in accordance with Section 2.5(b)) and/or to be made through transfer of proceeds from the Collection Account by the Collateral Agent in accordance with the mechanism provided in Section 2.9 shall be made to the Administrative Agent for the benefit of the Lenders at the Administrative Agent’s Account, with each such payment to be made in immediately available Dollars, no later than noon (New York time) on the due date thereof, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any Taxes or other payments (except for Taxes required to be deducted by law and for which such payment is grossed up as provided in Section 8.1 hereof). Payments received after this time shall be deemed to have been received by the Administrative Agent on the following Business Day. For purposes of clarification, if funds are blocked or frozen upon receipt at the Administrative Agent’s Account pursuant to any Economic and Trade Sanctions and Anti-Terrorism Laws, then such funds will not constitute payment hereunder. The Borrower (i) shall take all

~ 30 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

necessary steps to comply with all applicable laws and regulations (including, without limitation, applicable tax laws, customs regulations and foreign exchange controls) to timely make all payments of principal, interest, fees and other amounts payable hereunder (including, if applicable, direct payments to the Administrative Agent for the account of the Lenders through financial remittances from Brazil), without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any Taxes or other payments (except for Taxes required to be deducted by law and for which such payment is grossed up as provided in Section 8.1 hereof), and (ii) acknowledges and agrees that it shall bear all risks, taxes, costs and expenses derived from such payments, including payments made by financial remittances from Brazil. Until the Borrower has discharged the Obligations in full, all amounts received by the Administrative Agent from the Borrower or for its account shall be applied by the Administrative Agent in the following way: (a) first, in discharge of any expenses or other right of indemnification (with respect to increased costs, taxes or otherwise) of any Agent or Lender due and payable under any Credit Document; (b) second, in discharge of any fees or costs then due and payable under any Credit Document; (c) third, in discharge of any interest (including capitalized interest) accrued, due and unpaid; (d) fourth, in repayment of the principal of the Loans due and unpaid, pro rata to the Lenders; (e) fifth, in discharge of any other Obligations then due; and (f) sixth, any surplus shall be paid as the Borrower may direct in writing or to the Person otherwise entitled; provided that in case of a Default or Event of Default that is continuing, the Administrative Agent shall retain any such surplus until further disposition in accordance with the terms hereof. Each payment by the Borrower to be paid to the Lenders pursuant to the foregoing shall be applied by the Administrative Agent pro rata according to each Lender’s respective interest of the then aggregate principal amount of the Loans owing to the Lenders.

2.11	ILLEGALITY. Notwithstanding any other provision herein, if at any time any Lender shall have determined in good faith that compliance by such Lender with any applicable law or governmental regulation, guideline or order or interpretation thereof or change therein by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority shall make it unlawful for such Lender to make or maintain its Loans, then, and in any such event, such Lender shall immediately so notify the Borrower and the Administrative Agent in writing thereof. If such change in circumstances occurs prior to the termination of such Lender’s Commitment, then such Lender’s Commitment and all its other obligations to the Borrower hereunder shall terminate without any indemnification in favor of the Borrower. If such change in circumstances occurs while any Loan of such Lender is outstanding, the outstanding amount of the Loans of such Lender, together with accrued interest thereon, and all other amounts payable to such Lender under this Agreement shall be prepaid by the Borrower immediately or, if it is

~ 31 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

permitted by the relevant law, at the end of the then current Interest Period. If the Borrower so requests, each affected Lender shall designate a different Lending Office for the portion of the Loans affected by the illegality requiring repayment by the Borrower if such designation will avoid the need for such a required repayment, or reduce the portion of the Loans subject to repayment, provided that moving such Loans (or the relevant portion thereof) to such different Lending Office is not otherwise disadvantageous to the relevant affected Lender. If the Borrower is required to prepay a Lender in accordance with this Section 2.11, such Lender shall, in good faith, use its commercially reasonable efforts to assign any amount required to be prepaid to an interested assignee identified by the Borrower if such assignment will avoid the need for a required prepayment.

2.12     INCREASED COSTS.

(a)	If any Change in Law (i) subjects any Lender to any tax, duty, mandatory contribution or other charge or payment of any kind whatsoever with respect to this Agreement or any Note, or to any extraordinary tax, or changes the basis of taxation of any payments to such Lender hereunder or under its Notes (except any change in the rate of tax on the overall income of such Lender imposed by the jurisdiction in which the principal office of such Lender, or its Lending Office, is located), or (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or shall impose on such Lender any other condition affecting this Agreement or any Note, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Loans, or to reduce the amount of any payment received or receivable by such Lender, or to impose on such Lender an obligation to make any payment to any fiscal, monetary, regulatory or other authority calculated on or by reference to any amount received or receivable by it under this Agreement or any Note, then the Borrower shall pay to such Lender, promptly upon demand, such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount received or receivable.

(b)	Each Lender shall notify the Borrower and the Administrative Agent of any event that will entitle such Lender to such additional amount or amounts pursuant to this Section 2.12 (and in respect of which such Lender intends to claim compensation pursuant to this Section 2.12) immediately after becoming aware of such event, provided, however, that failure to give any such notice shall not impair any Lender’s rights under this Section 2.12. A certificate of such Lender setting forth the basis for the determination of such additional

~ 32 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

amount or amounts necessary to compensate such Lender as provided herein shall be conclusive and binding, absent manifest error.

(c)	As an alternative to paying to any Lender any additional amount as described above, the Borrower shall prepay the Loans at that time owed to such Lender, together with accrued interest thereon, and all other amounts due and payable to such Lender under this Agreement (including amounts due to such Lender as a result of such Change in Law up to the date such prepayment is made), provided that the Borrower’s decision to prepay such amounts shall be communicated to the respective Lender(s) no later than ten (10) days after the receipt by the Borrower of the demand mentioned in paragraph (a) above, that the Borrower obtains all Governmental Approvals required to make such prepayment and such prepayment is made no later than thirty (30) days after such communication.

2.13	INDEMNITY. The Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date set forth in any Notice of Drawdown the applicable conditions set forth in Section 4 hereof, (b) any failure by the Borrower to borrow a Loan hereunder after irrevocable notice of such borrowing has been given pursuant to Section 2.2, (c) any failure by the Borrower to make a prepayment of the Loans when required to do so hereunder or (d) any payment of a principal installment of a Loan on other than an Interest Payment Date, including, in each such case, any Break Funding Cost. For the purposes of this Section 2.13, “loss, cost or reasonable expense” attributable to such event means (without duplication and without limitation) any (i) Break Funding Costs and any loss premium, penalty, legal, regulatory or tax cost, or expense paid or payable by the Lender, in any such case that may result from liquidating or reemploying funds obtained by the Lender to fund such Loan and (ii) fees paid or payable by the Lender to terminate deposits of or borrowings from third parties in order to make, maintain or fund all or any part of such Loan. A certificate of any Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section and evidencing a loss suffered by such Lender of such amount or amounts shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error.

2.14	SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Sections 2.8, 2.11, 2.12, 2.13, 8, 11.3 or 11.14), in excess of its ratable share of payments on account of the Loans obtained by all the Lenders (other than an overpayment by the Administrative Agent, in which case the relevant

~ 33 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Lender receiving the overpayment shall promptly pay such overpayment amount back to the Administrative Agent for proper distribution to the other Lenders in order to comply with the pro rata payment provision of Section 2.10 above), such Lender shall forthwith purchase from the other Lenders such participations in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price therefor (to the extent of such recovery) together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights to payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If a Lender obtains a payment of the kind described herein as a result of a judgment in or settlement of an action or proceeding maintained by that Lender in any court, that Lender shall not be required to share the amount so obtained with any other Lender which (i) had a legal right to, but did not, join in that action or proceeding and (ii) was notified in writing of such action or proceeding by the relevant Lender prior to the start thereof.

2.15	PREPAYMENT. The Borrower shall be entitled to prepay, in whole or in part, the principal amount of any outstanding Loan to the Administrative Agent for the pro rata benefit of each Lender, provided that all of the following conditions shall have been satisfied: (a) the prepayment shall be paid to the Lenders ratably according to the respective principal amounts of the Loan then being prepaid; (b) the principal amount prepaid shall be paid together with (i) accrued interest on the relevant amounts of the Loan then being prepaid to the date of such prepayment, (ii) any Break Funding Costs, and (iii) any amounts due pursuant to Section 2.13; (c) the Borrower shall have received all necessary approvals for such prepayment from all relevant Governmental Authorities; (d) unless the prepayment amount corresponds to the amount of the principal installment due on the immediately succeeding Principal Repayment Date, the prepayment shall be in the aggregate amount of at least US$1,000,000 (One Million U.S. Dollars); and (e) the Borrower shall have given to each of the Lenders and the Administrative Agent not less than five (5) Business Days’ prior written notice of its intention to prepay the respective Loan, which notice shall be irrevocable and shall specify the amount being prepaid and the prepayment date. All principal amounts prepaid hereunder shall be applied against installments due in the order of maturity.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

3.	REPRESENTATIONS AND WARRANTIES. To induce each of the Lenders to make their respective Loans to the Borrower, and to induce each of the Lenders and each of the Agents to enter into this Agreement and each of the other Credit Documents to which it is a party, the Borrower and each Guarantor, jointly and severally, represent and warrant to the Agents and each Lender that:

(a)	CORPORATE EXISTENCE. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority and all necessary material licenses, authorizations, consents, approvals and permits to own its Properties and Assets and to conduct the business in which it is currently engaged, without conflict with the rights of any other Person, and is duly qualified and licensed as a foreign corporation in good standing in each jurisdiction where such qualification is required. Its shareholders have not taken any steps to authorize or institute its liquidation or dissolution.

(b)	NO BREACH. The execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party do not and will not (i) conflict with or result in a breach of, or require any consent under, its Governing Documents (other than consents which have been obtained prior to the Execution Date, are in full force and effect and with respect to which all conditions to be complied with have been fulfilled), (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to it, (iii) result in a breach of or constitute a default under any indenture or financing or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its Properties are bound or affected, or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of its Properties or Assets, other than pursuant to the Credit Documents. It is in compliance in all material respects with all applicable laws and regulations (including labor laws and regulations and pension laws and regulations) and the terms of all material licenses held by it or applicable to it or its Property, and is in compliance in all material respects with all agreements to which it is a party.

(c)	AUTHORITY; BINDING EFFECT. It has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the other Credit Documents to which it is a party; the execution, delivery and performance by it of this Agreement and the other Credit Documents to which it is a party, and in the case of the Borrower the borrowings hereunder, have been duly authorized by all necessary action on its part; and this Agreement and the other Credit Documents to which it is a party have been duly executed and delivered by it, and constitute, its legal, valid and binding obligations, enforceable against it in accordance with their respective terms.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(d)	TAX RETURNS AND PAYMENTS. All its income and other tax returns required by law to be filed have been duly filed, and all taxes, assessments and other governmental charges (other than those which can be paid without penalty) upon it or upon any of its Properties have been paid to the extent that such taxes, assessments and other governmental charges have become due and payable and are not being contested in good faith. The charges, accruals and reserves on its books in respect of taxes are adequate in all material respects and no additional assessments exist for any year which exceed such reserves. There are no tax Liens filed against any of its Properties, other than those listed in Schedule 5 hereto.

(e)	LITIGATION. There are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, now pending or threatened against or affecting the Borrower or any Guarantor, either (i) with respect to or arising out of this Agreement, the other Credit Documents or the transactions relating hereto or thereto, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(f)	ABSENCE OF DEFAULTS. No Default has occurred and is continuing.

(g)	GOVERNMENTAL APPROVALS. No Governmental Approval (except for those that have already been obtained, are in full force and effect and with respect to which all conditions to be complied with have been fulfilled) or other act by or in respect of, any Governmental Authority, or consent or authorization of, approval by or notice to any other Person is required or is necessary (i) in connection with the execution, delivery and performance of this Agreement and the other Credit Documents, (ii) for the validity and enforceability against the Borrower and/or the Guarantors of this Agreement and the other Credit Documents to which it is a party, and (iii) for the availability and transfer of Dollars required to make payments under this Agreement and the other Credit Documents, except for: (A) those Brazilian approvals and documents required to be obtained in connection with the shipping of Goods from Brazil by the Borrower; (B) any further authorization from the Central Bank of Brazil which will enable the Borrower or the Guarantors to make remittances from Brazil for purposes of satisfying any of the Obligations; and (C) notices to Eligible Off-takers in connection with the assignment of credit rights under the Off-take Contracts under the Assignment and Security Agreement.

(h)	FINANCIAL CONDITION. The audited consolidated financial statements dated as of December 31, 2014 of the Borrower and each Guarantor (the “Financial Statements”), including the related schedules and notes, in the reasonable opinion of their independent auditors fairly present the financial condition of the Borrower and its Subsidiaries and of each Guarantor and its Subsidiaries as of the dates and the results of their operations for the periods stated therein and have been prepared in accordance with GAAP,

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

consistently applied throughout the periods involved. On the date on which such Financial Statements were prepared, neither the Borrower nor any Guarantor had any liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor any unrealized or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against as required under GAAP. Since December 31, 2014, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Guarantor has any material contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in existence as of the Execution Date, which are not reflected in the Financial Statements, including the related notes thereto or which have not been disclosed to the Administrative Agent and the Lenders prior to the Execution Date.

(i)	RANKING. The obligations evidenced by each of the Credit Documents are its direct, unconditional and unsubordinated senior obligations, and rank and will continue to rank in order of payment at least pari passu with all its other obligations or Indebtedness, except obligations or Indebtedness mandatorily preferred by operation of applicable law.

(j)	CIVIL LAW; NO IMMUNITY. It is subject to civil and commercial law with respect to its obligations under the Credit Documents to which it is a party and the execution, delivery and performance of the Credit Documents to which it is a party constitute private and commercial activities rather than public or governmental acts. Neither it nor any of its Property or Assets has any immunity (sovereign or otherwise) from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction.

(k)	SOLVENCY. After giving effect to the execution and delivery of this Agreement and the making of the Loans under this Agreement: (i) it will not (A) be “insolvent,” as defined or used in any “Applicable Law” (as such term is defined below), (B) be unable to pay its debts generally as such debts become due or (C) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated; and (ii) its obligations under this Agreement and with respect to the Loans will not be rendered avoidable under any Applicable Law. “Applicable Law” means any Brazilian bankruptcy law and any other applicable law pertaining to fraudulent transfers, corporate debt reorganization (“recuperação judicial”) or acts voidable by creditors, as such law may be amended from time to time.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(l)	COMPLETENESS AND ACCURACY OF INFORMATION. There is nothing that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect which has not been disclosed to the Administrative Agent and the Lenders in writing in connection with or pursuant to the terms of this Agreement. All information supplied by it to the Administrative Agent and the Lenders relating to it was true and accurate in all material respects as of the date supplied, and did not as of such date, and does not as of the Execution Date, in each case viewed individually or in the aggregate, omit to state any material information necessary to make the information therein contained, in light of the circumstances under which such information was supplied, not misleading, it being understood that projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower and the Guarantors to be reasonable at the time made and were prepared with reasonable care, and it being understood by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(m)	MARGIN STOCK. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans has been, or will be, used to buy or carry any Margin Stock.

(n)	PROPER FORM. This Agreement and the other Credit Documents are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil; and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the other Credit Documents, it is not necessary that this Agreement, the other Credit Documents or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Brazil or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the other Credit Documents or any other document relating to the matters covered by this Agreement and the other Credit Documents, other than as provided herein and therein and, provided that for the admission of any of the Credit Documents before Brazilian courts and Governmental Authorities or for its validity or enforceability (i) the signatures of the parties thereto signing outside Brazil should be notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public should be authenticated by a consular official of Brazil, (ii) a certified sworn translation into Portuguese of any Credit Document executed in English must be obtained, and (iii) the Credit Documents, together with a certified Portuguese translation of any Credit Document executed in English should be registered with the appropriate

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Registry of Deeds and Documents (Registro de Títulos e Documentos) in Brazil.

(o)	CHOICE OF LAW. In any action or proceeding involving it that arises out of or is related to this Agreement or the other Credit Documents in any court of Brazil the Lenders and the Agents would be entitled to the recognition and enforcement of the choice of law provisions contained herein and therein.

(p)	SECURITY INTERESTS. On and after the date of execution and delivery thereof, the Security Agreements create (or will create, as the case may be), as security for the obligations purported to be secured thereby, subject to the provisions hereof and thereof, valid and enforceable security interests in and Liens on all of the Collateral subject to such agreements, in favor of the Collateral Agent or the Brazilian Collateral Agent, as the case may be, for the benefit of the Lenders, and upon registration of such Security Agreements, as required herein and therein, such security interest shall become duly perfected security interests with the priority specified in each such Security Agreement. Each of the Borrower and Agropecuária has or will have, as of the date of execution of each Security Agreement, good title to all of its Collateral thereunder free and clear of all Liens except as created hereunder and under such Security Agreements. No filings or recordings are required in order to perfect the security interests created hereunder or under the Security Agreements except for filings or recordings listed in such agreements, all of which shall have been made as required herein or as otherwise expressly provided in such agreements.

(q)	ENVIRONMENTAL MATTERS. The Properties of the Borrower and the Guarantors do not contain, and have not previously contained, Hazardous Materials in amounts or concentrations that constitute or constituted any violation of, or reasonably could give rise to any liability under, Environmental Laws that could, in the reasonable opinion of the Administrative Agent, be expected to have a Material Adverse Effect, and the Borrower, the Guarantors, their Properties and all operations at such Properties are in compliance and at all times have been in compliance in all material respects with all Environmental Laws, and there is no contamination at, under or about the Properties which could interfere in any material respect with the continued operation of such Properties or impair in any material respect the fair market value thereof. Neither the Borrower nor any Guarantor has, nor has assumed of any Person, any liability under any Environmental Laws that could, in the reasonable opinion of the Administrative Agent, be expected to have a Material Adverse Effect.

(r)	ASSETS. It has good title to, or valid leasehold interests in, all its real and personal Property related to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes and except as permitted by

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Section 6(f). It owns or is licensed or otherwise has the right to use all of the patents, contractual franchises, licenses, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

(s)	INVESTMENT COMPANY ACT; REGULATORY LIMITATIONS. The Borrower is not (i) an “investment company,” as defined in the Investment Company Act of 1940, as amended, or (ii) subject to any statute or regulation that prohibits or restricts the incurrence of obligations under this Agreement or any of the Credit Documents.

(t)	INSURANCE. It has in full force and effect insurance coverage with financially sound and reputable insurance companies that are not Affiliates and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning and/or operating Properties similar to those owned and/or operated by it, including, without limitation, in the case of the Borrower, insurance coverage for any theft, fire, accidents and similar adverse events involving and/or in any way affecting, the Goods which are from time to time provided as Collateral hereunder. It has not taken any action, or failed to take any action, the consequence or result of which, and no other event has occurred the result of which, has made or could reasonably be expected to make, any such insurance void, voidable or subject to any material restriction or limitation.

(u)	WITHHOLDING TAXES. There is no income, stamp or other tax, duty, impost, deduction or other charge imposed (whether by withholding or otherwise) by Brazil (including any political subdivision of any thereof) or any Brazilian Governmental Authority on or by virtue of the execution or delivery of this Agreement, any other Credit Document or any other document required to be delivered hereunder or thereunder.

(v)	USE OF PROCEEDS. The proceeds of the Loans shall be used by the Borrower exclusively to finance costs incurred in the farming, processing, warehousing and exporting of sugar cane and/or Goods used to fulfill its obligations under the Export Contracts and/or the Off-take Contracts.

(w)	ANTI-TERRORISM LAWS. Neither the Borrower nor any Guarantor: (i) is a Sanctioned Person or has violated or is violating any Sanctions; (ii) is using or will use the proceeds of the Loans for the purpose of financing or making funds available directly or indirectly to any Sanctioned Person, to the extent such financing or provision of funds would be prohibited by Sanctions or would otherwise, to the knowledge and belief of the Borrower or any Guarantor, cause any Person to be in breach of Sanctions; (iii) is contributing or will contribute or otherwise make available directly or indirectly the proceeds of the Loans to any other Person for the purpose of financing the activities of a Sanctioned Person, to the extent such

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

contribution or provision of proceeds would be prohibited by Sanctions or would otherwise, to the knowledge and belief of the Borrower or any Guarantor, cause any Person to be in breach of Sanctions; and (iv) has or will do business, enter into transactions or store with, purchase or receive money from, transport from/to/with, sell Goods or give money to, a Sanctioned Person.

(x)	FATCA. Neither the Borrower nor any Guarantor is a FATCA FFI or a U.S. Tax Obligor.

(y)	ULTRA-HIGH RISK COUNTRIES. Neither the Borrower, any Guarantor, nor, to the best of their knowledge, any Persons holding any legal or beneficial interest whatsoever in the Borrower or any Guarantor (whether directly or indirectly) has used the proceeds of any Loan to undertake business with or have any commercial contact with any Person that is listed on or covered by any official sanctions or export control list maintained by any Governmental Authority of the United States (including OFAC) and/or the European Union or is a resident of, located in and/or incorporated under the laws of any Ultra-High Risk Country.

(z)	SUBSIDIARIES. Exhibit I contains a complete and correct statement, as of the Execution Date, of all of the direct and indirect holders of the Capital Stock of the Borrower, the Guarantors and each of their Subsidiaries, and in each case the percentage of ownership held thereby.

(aa)	FOREIGN CORRUPT PRACTICES. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries, nor any director, officer, or employee, nor, to the Borrower’s or any Guarantor’s knowledge, any agent or representative of the Borrower, any Guarantor or any of their Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Borrower, the Guarantors and their respective Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(bb)	RESTRICTED PARTY, PROHIBITED PARTY. Neither it nor any other member of the Adecoagro Group, nor any of their respective directors or officers or to the best of its knowledge and belief (after taking reasonable

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

measures to ensure compliance with Sanctions) employees or any other Person acting on behalf of any of the foregoing:

(i) is a Restricted Party or acts directly or indirectly on behalf of a Restricted Party to the extent that being a Restricted Party or acting directly or indirectly on behalf of a Restricted Party would lead to non- compliance by any Agent, any Lender or any of their Affiliates or any member of the Adecoagro Group with any Sanctions;

(ii) is a Prohibited Party or acts directly or indirectly on behalf of a Prohibited Party; or

(iii) is subject to any claim, action, proceeding, (to the best of its knowledge and belief (having made all due and reasonably enquiries)) investigation, notice or demand with respect to Sanctions.

(cc)	SANCTIONS, ANTI-CORRUPTION LAWS, ANTI-MONEY LAUNDERING LAWS AND OTHER REGULATIONS. (i) Neither the Borrower, any Guarantor, nor, to the best of their knowledge, any Persons holding any legal or beneficial interest whatsoever in the Borrower or any Guarantor (whether directly or indirectly) or their respective directors, officers, employees, agents, and representatives (A) have taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Money Laundering Law, Anti-Corruption Law or Sanctions, or (B) are Sanctions Targets; and (ii) each of the Borrower and each Guarantor, as well as, to the best of their knowledge, any Persons holding any legal or beneficial interest whatsoever in the Borrower or any Guarantor (whether directly or indirectly) and their respective directors, officers, employees, agents, and representatives have policies and procedures in place to ensure compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and environmental protection laws and occupational health standards applicable to their business and operations.

4.         CONDITIONS OF THE LOANS.

4.1	DOCUMENTS. The obligation of the Lenders to make their respective first Loan is subject to the receipt by the Administrative Agent and each Lender (which may be by electronic copy from the Administrative Agent of what it has received) of each of the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)	CREDIT DOCUMENTS. Each applicable Credit Document (including the Note issued to each Lender in an amount equivalent to 120% of such Lender’s Commitment, but excluding the Agricultural and Mercantile Pledge Agreement and the Mercantile Pledge Agreement,

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

unless required to comply with the Minimum Coverage Ratio (as defined in Section 5(l)(i))), and each of the documents to be executed and delivered under each of the Credit Documents, duly executed and delivered by all parties thereto;

(b)	CORPORATE DOCUMENTS AND AUTHORIZATIONS. Copies of (i) the Governing Documents of the Borrower and each Guarantor, in each case duly registered with the appropriate Commercial Registry in Brazil, certified as of the Execution Date as complete and correct copies thereof by a Responsible Officer thereof, and (ii) if required by the Administrative Agent and/or by the relevant Governing Documents, the resolutions of the Board of Directors or other equivalent corporate act for the Borrower and each Guarantor (together with the registration of each thereof with the appropriate Commercial Registry in Brazil for the Borrower and each Guarantor) authorizing the execution, delivery and performance of the Credit Documents to which it is party and the transactions contemplated thereunder, certified as of the Execution Date as complete and correct copies thereof by a Responsible Officer thereof;

(c)	OFFICERS’ CERTIFICATE. A certificate of the Borrower and each Guarantor, each substantially in the form of Annex D and Annex E, respectively, each dated the Execution Date and executed by a Responsible Officer thereof, in each case certifying as to the matters set forth therein;

(d)	GOVERNMENTAL AND THIRD PARTY APPROVALS. Copies of all Governmental Approvals required for the making and/or maintenance of the Loans and the performance of all obligations and transactions contemplated by the Credit Documents, including without limitation the prior effective registration of the financial terms and conditions of the Loans with the Central Bank of Brazil under Module Registry of Financial Transactions (Módulo Registro de Operação Financeira) (the “ROF”) of the Central Bank Data System (“SISBACEN”), and copies of all registrations, filings, approvals and consents of all other Persons necessary for the making or maintenance of the Loans and the enforceability, validity or effectiveness of the Credit Documents, if any, except for the issuing and filing by the Borrower of the relevant export declarations with SISCOMEX, which will be performed upon each shipment of Goods to the Importer under an Export Contract or to an Eligible Off-taker under an Off-take Contract;

(e)	APPOINTMENT OF PROCESS AGENT. Satisfactory written evidence that the Process Agent has accepted its irrevocable appointment as the agent for the receipt of any and all legal process for the Borrower

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

and the Guarantors pursuant to Section 11.8 hereof and for the Borrower pursuant to the Assignment and Security Agreement;

(f)	OPINIONS OF COUNSEL. The opinions, addressed to the Agents and the Lenders, of (i) Pinheiro Neto Advogados, Brazilian counsel to the Administrative Agent and to the Lenders; (ii) Landay Leblang Stern, special New York counsel to the Administrative Agent; and (iii) Allen & Overy, Dutch counsel to the Collateral Agent and the Lenders, in each case covering such matters as the Agents and/or the Lenders may request including, in the case of the Brazilian legal opinion, the title to the Properties subject to the Mortgages;

(g)	REGISTRATION. Copies of UCC lien search reports from the District of Columbia showing that there are no existing UCC-1 filings over any of the Collateral and evidence that a UCC-1 financing statement covering the U.S. Collateral and naming the Borrower as debtor has been filed with the Recorder of Deeds for the District of Columbia;

(h)	FINANCIAL STATEMENTS. A copy of the Financial Statements;

(i)	GEOREFERENCING. Receipt by the Brazilian Collateral Agent of evidence that a georeferencing (georeferenciamento) certificate has been duly issued by the relevant Governmental Authority in respect of the Mortgaged Property and such certificate has been duly registered with the competent Real Estate Registry (Cartório de Registro de Imóveis); and

(j)	REPORTS AND APPRAISALS. A copy of an appraisal issued no more than ninety (90) days prior to the Execution Date by an appraiser acceptable to the Brazilian Collateral Agent and the Required Lenders for each of the Mortgaged Properties, stating that the market values of the Mortgaged Properties are at least R$197 million.

4.2	OTHER CONDITIONS. The obligation of each Lender to make each Loan (including the first Loan) is also subject to the satisfaction (as determined by the Administrative Agent and the Lenders, in their sole discretion, but acting reasonably) of the following conditions precedent, and the delivery of a Notice of Drawdown duly executed by the Borrower shall constitute a representation by the Borrower and the Guarantors that each of the following conditions (other than Sections 4.2(c) and (h) below) shall have been satisfied on and as of the relevant Drawdown Date:

(a)	REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 of this Agreement or otherwise made by the Borrower and the Guarantors in connection with the transactions contemplated by this Agreement shall be correct as of

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

the relevant Drawdown Date (both immediately before and after giving effect to the requested Loans) with the same effect as if made at and as of such time;

(b)	NO PROHIBITION. No applicable law, regulation, directive, communication or action has been imposed, issued or taken by any Person (including but not limited to any Governmental Authority) that would have a Material Adverse Effect or that prohibits or prevents the usage of the requested Loans as set forth in Section 3(v) hereof;

(c)	NO MATERIAL ADVERSE EFFECT. In the reasonable judgment of the Administrative Agent and the Required Lenders there has been no Material Adverse Effect, nor in the judgment of the Administrative Agent or the Required Lenders has there been any material adverse change or development involving a prospective material adverse change in (i) United States, Brazilian, Latin American, or international financial, banking, political or economic conditions, (ii) the political, social, economic or financial condition of Brazil, (iii) the currency exchange rates or controls imposed by any Brazilian Governmental Authority applicable to Dollars or Reais, or (iv) any legislation, rules, regulations or other circumstances affecting financial transactions of the same nature as the one reflected by the Credit Documents;

(d)	NO DEFAULT. The Borrower and the Guarantors shall have performed and complied with all terms and conditions required to be performed or complied with by them herein prior to or on the relevant Drawdown Date, and on the relevant Drawdown Date, both immediately before and after giving effect to the requested Loan, there shall exist no Default;

(e)	NO CONFLICT. Neither the Borrower nor any Guarantor is a party to any indenture, loan, credit or other agreement that could reasonably be expected to have a Material Adverse Effect;

(f)	REQUIRED FEES AND EXPENSES. The Borrower shall have paid in full to the Agents, the Lead Arrangers and the Lenders all fees and expenses then due and payable in connection with this Agreement and the documents relating hereto (including the fees due pursuant to Section 11.3), including, without limitation, out of pocket and attorneys’ fees and expenses owed to the Agents, the Lead Arrangers and the Lenders and all amounts then due under the Fee Letters in the amounts agreed therein;

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(g)	SECURITY INTEREST. (i) The Brazilian Collateral Agent shall have received from the Borrower evidence satisfactory to the Brazilian Collateral Agent of the filing for registration (“protocolo”) of the Mortgage over the Mortgaged Properties with the competent Real Estate Registries, (ii) the Assignment and Security Agreement has become effective in accordance with its terms to the reasonable satisfaction of the Collateral Agent, and (iii) the Importer’s Account and the Collection Account have been opened and are operational to the satisfaction of the Collateral Agent; and

(h)	PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Administrative Agent and each Lender, and the Administrative Agent and each Lender shall have received all information and such original documents or certified or other copies thereof as the Administrative Agent or any Lender may reasonably request.

5.	AFFIRMATIVE COVENANTS. The Borrower and each Guarantor, jointly and severally, covenant and agree that so long as any Obligation is outstanding:

(a)	FINANCIAL STATEMENTS. Each of the Borrower and each Guarantor will deliver to the Administrative Agent in sufficient quantities for distribution to each Lender:

(i)	As soon as available, and in any event no later than one hundred and twenty (120) days after the end of each fiscal year, (A) the Borrower’s unconsolidated and, if available, consolidated balance sheet, (B) Participações’ consolidated balance sheet, (C) Monte Alegre’s unconsolidated balance sheet, and (D) the pro forma combined unconsolidated balance sheets of the Borrower and Monte Alegre, in each case as of the end of their respective fiscal year and prepared in accordance with GAAP, together with (1) the related statement of earnings, (2) except in the case of item (D) above, changes in financial condition, and (3) except in the case of item (D) above, the figures for the previous fiscal year, and in each case accompanied by a report thereon of independent certified public accountants of recognized international standing selected by it and reasonably satisfactory to the Administrative Agent, which report shall be unqualified and shall state that such consolidated financial statements present fairly its financial position and the financial position of its Subsidiaries as at the dates indicated and the results of their operations and their changes in financial condition for the periods indicated in conformity with GAAP, applied on a basis consistent with prior years (except for inconsistencies required by

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

changes in GAAP) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(ii)	As soon as available, and in any event not later than seventy-five (75) days after each of the first, second and third quarter of each fiscal year, (A) the Borrower’s unconsolidated and, if available, consolidated balance sheet, (B) Participações’ consolidated balance sheet and (C) Monte Alegre’s unconsolidated balance sheet, in each case as of the end of such fiscal quarter, and the related statements of earnings and changes in financial condition prepared in accordance with GAAP, duly certified by its chief financial officers as having been prepared in accordance with GAAP;

(iii)	To the extent applicable, promptly upon their becoming available, any financial statements, reports, notices and proxy statements sent or made available generally by the Borrower or any Guarantor to its security holders, any regular and periodic reports and all registration statements and prospectuses filed by it with any securities exchange, or any comparable foreign bodies and any press releases and other statements made available generally by it to the public concerning material developments in its business; and

(iv)	Simultaneously with each delivery of the financial statements referred to in clause (i) above by the Borrower, a certificate substantially in the form of Annex F hereto, signed by a Responsible Officer of the Borrower certifying to its compliance with the covenants set forth in Section 5(k) below, which certificate must set forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with such covenants.

(b)	ADDITIONAL INFORMATION. It will (i) promptly after it knows or has reason to know that any Event of Default has occurred and is continuing, deliver to the Administrative Agent a certificate from a Responsible Officer thereof notifying the Administrative Agent as to the occurrence and continuance of such Event of Default, describing the same in reasonable detail and describing the actions that it proposes to take with respect thereto, (ii) immediately after it knows or has reason to know that any representation set forth in this Agreement or in any other Credit Document is untrue, deliver to the Administrative Agent a certificate from a Responsible Officer thereof notifying the Administrative Agent as to such fact, describing the same in reasonable detail and describing the actions that it proposes to take to render such representation true, (iii) immediately after the commencement thereof, deliver to the Administrative Agent notice in writing of (A) all actions, suits and proceedings before any court or Governmental Authority and (B) all arbitral proceedings in which it becomes involved (and in relation to which

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

it shall obtain the necessary approvals, if any, to disclose the existence of such arbitral proceedings to the Administrative Agent and the Lenders), which, if determined adversely to it, would have a Material Adverse Effect, (iv) immediately notify the Administrative Agent in writing of any event or circumstance that could reasonably be expected to have a Material Adverse Effect and (v) provide such other information respecting its business, Properties, condition or operations, financial or otherwise, as the Administrative Agent or any Lender may reasonably request.

(c)	INSPECTION. It will (i) comply with all inspection provisions under the Collateral Monitoring Agreement and (ii) permit any officers or employees of the Agents and each Lender to visit and inspect any of its Properties and to discuss matters pertinent to an evaluation of its credit or relating to compliance with this Agreement and the other Credit Documents to which it is a party with its principal officers, and to the fullest extent permitted by law and appropriate Governmental Authority, to review all books of record and account and any available reports or statements relevant thereto, all as often as they may reasonably request and during regular business hours, after seventy-two (72) hours prior written notice, except at any time at which an Event of Default shall have occurred and be continuing due notice shall not be required. The Borrower and the Guarantors hereby expressly and irrevocably authorize the Agents and each Lender to (i) liaise with their independent public accountants, (ii) access information relating to the Borrower and the Guarantors furnished to or by (or prepared by) the relevant independent public accountants, and (iii) otherwise obtain from such independent public accountants any information with respect to the Borrower and/or the Guarantors or their business, activities, accounts and books that any Agent or Lender may deem relevant or desirable in the context of the Credit Documents or this transaction.

(d)	CORPORATE EXISTENCE, TAXES AND MAINTENANCE OF PROPERTIES. It will:

(i)	do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, franchises, licenses and permits, except where the failure to preserve such existence, rights, franchises, permits or licenses could not, individually or in the aggregate, have a Material Adverse Effect;

(ii)	promptly pay, discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges lawfully levied or imposed upon its Property or any part thereof before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon such Property or any part thereof. It may in good faith contest any such taxes, assessments, charges or claims, and in the event of such

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

contest may permit the same to remain unpaid, so long as enforcement of such contested item is effectively stayed during the period of such contest and it has established adequate reserves therefor in accordance with GAAP; and

(iii)	maintain, preserve and keep its Properties which are necessary to it for the conduct of its business in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

(e)	COMPLIANCE WITH LAWS; MAINTENANCE OF APPROVALS. (i) It will comply with any and all regulations, rules, laws and orders applicable to it, including, without limitation, (A) any and all regulations, rules, laws and orders pertaining to labor, social security, retirement and pension matters and (B) all regulations of the Brazilian Central Bank, of the Conselho Monetário Nacional and of the Brazilian tax authorities in respect of export prepayments; and (ii) it will maintain all Governmental Approvals required for the making and/or maintenance of the Loans and the performance of all obligations and transactions contemplated by the Credit Documents.

(f)	BOOKS AND RECORDS. It will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and the requirements of applicable law shall be made of all dealings and transactions in relation to its business.

(g)	INSURANCE. It will maintain insurance coverage by financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks, as are customary for business entities of established reputation engaged in the same or a similar business and owning and operating similar Properties, including in the case of the Borrower, without limitation, insurance coverage for any theft, fire, accidents and similar adverse events involving and/or in any way affecting, the Goods.

(h)	RANKING. It will ensure that the obligations evidenced by each of the Credit Documents to which it is a party are its direct, unconditional and unsubordinated senior obligations, and rank and will continue to rank in order of payment at least pari passu with all its other obligations or Indebtedness, except obligations or Indebtedness mandatorily preferred by operation of applicable law.

(i)	SECURITY INTEREST. (i) It shall ensure that at all times as required hereunder the Lenders, the Collateral Agent and the Brazilian Collateral Agent, as applicable, have a first priority perfected security interest in the Collateral pledged to them pursuant to this Agreement and/or the Security Agreements (it being understood that the security interest under the

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Mortgages, the Mercantile Pledge Agreement and the Agricultural and Mercantile Pledge Agreement shall only become a duly perfected first priority security interest upon registration of such Mortgages, Mercantile Pledge Agreement and Agricultural and Mercantile Pledge Agreement as required hereunder and thereunder); (ii) it shall give, execute, deliver, file, and/or record, any financing statement, notice, instrument, document, agreement or other papers as may be necessary in the judgment of the Collateral Agent or the Brazilian Collateral Agent, as the case may be to create, perfect, or validate any portion of the security interests granted pursuant to the Security Agreements and/or hereunder or to enable the Collateral Agent and/or the Brazilian Collateral Agent, as the case may be, for the benefit of the Lenders, to exercise and enforce its rights hereunder and thereunder, and it hereby authorizes the Collateral Agent and the Brazilian Collateral Agent to each file financing statements and amendments thereto relative to all or any part of the Collateral without its signature to the fullest extent permitted by applicable law; (iii) the Borrower shall ensure that copies of the Shipping Documents for each Export Receivable are promptly delivered to the Brazilian Collateral Agent upon its request; (iv) the Borrower will deliver copies of the Off-take Contracts (and, where applicable, Export Contracts), together with evidence that notices of assignment of the Off-take Contracts (and, where applicable, the Export Contracts) to the Collateral Agent under the Security Agreements have been provided to the relevant Eligible Off-takers (and, in the case of Export Contracts, the Importer), and that the relevant Eligible Off-takers (and, as applicable, the Importer) have provided acknowledgements of such assignments to the Collateral Agent; (v) the Borrower shall deliver to the Brazilian Collateral Agent, no later than thirty (30) days after the date of the filing for registration (“protocolo”) of the Mortgage over the Mortgaged Properties, evidence that such Mortgage has been duly registered with the competent Real Estate Registry, (vi) the Borrower will, no later than thirty (30) days after its execution, deliver to the Brazilian Collateral Agent evidence satisfactory to the Brazilian Collateral Agent that the Mercantile Pledge Agreement and/or the Agricultural and Mercantile Pledge Agreement, as the case may be, has been executed by all parties thereto and duly registered at the appropriate registry office(s), together with the initial report issued by the Collateral Monitoring Agent pursuant to the Collateral Monitoring Agreement in respect to the Goods and/or the sugar cane pledged thereunder in form and substance as described in such Collateral Monitoring Agreement (it being agreed that if the Borrower evidences to the satisfaction of the Administrative Agent and the Required Lenders that the Borrower took, in a timely manner, all measures necessary to ensure the due registration at the appropriate registry office of the Mercantile Pledge Agreement and/or the Agricultural and Mercantile Pledge Agreement, as the case may be, no later than the deadline established above, but that such deadline could not be complied with solely as a result of delays attributable exclusively to the respective registry office, as also evidenced to the

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

satisfaction of the Administrative Agent and the Required Lenders, then the Administrative Agent and such Required Lenders may, but shall not be obliged to approve, at their sole discretion, the extension of such deadline for such registration), (vii) prior to providing any Collateral under the Mercantile Pledge Agreement for purposes of compliance with Section 5(l)(i) hereof, the Borrower will provide to the Brazilian Collateral Agent a copy thereof duly executed by all parties thereto and the protocolo for the Mercantile Pledge Agreement evidencing that it has been duly delivered to the relevant registry office(s) for registration together with the initial report issued by the Collateral Monitoring Agent pursuant to the Collateral Monitoring Agreement in respect to the Goods pledged thereunder in form and substance as described in the Collateral Monitoring Agreement and, no later than thirty (30) days after its execution, deliver to the Brazilian Collateral Agent evidence satisfactory to the Brazilian Collateral Agent that the Mercantile Pledge Agreement has been duly registered at the appropriate registry office(s), (viii) the Borrower will, by such single date prior to the Final Maturity Date, as shall be determined by the Required Lenders, deliver to the Brazilian Collateral Agent (who will provide a copy to the Lenders) a new appraisal issued no earlier than ninety (90) days prior to such date by an appraiser acceptable to the Brazilian Collateral Agent of the Mortgaged Properties and (ix) the Borrower will register the Assignment and Security Agreement and each amendment thereto (including each change in Schedule I and/or Schedule II thereto), and a translation of each thereof, as the case may be, into Portuguese by a sworn translator, at its sole cost and expense, within 40 (forty) days after the date when there is at least one entry on Schedule I and/or Schedule II thereto (but in no event later than March 31, 2017), and, in the case of a change to Schedule I and/or Schedule II thereto, within forty (40) days after such change to such Schedule(s), with the appropriate Registry of Deeds and Documents (Cartório de Registro de Títulos e Documentos) of the jurisdiction of the Borrower.

(j)	FURTHER ASSURANCES. It will cooperate with the Administrative Agent and each Lender and execute and deliver such further instruments, documents, authorizations, consents, approvals and orders in form and substance satisfactory to the Administrative Agent, as the Administrative Agent, on behalf of any Lender, shall reasonably request to carry out the transactions contemplated by this Agreement including, without limitation, to maintain the Liens under the Security Agreements for the benefit of the Lenders.

(k)	FINANCIAL COVENANTS. It will ensure that in all cases in accordance with GAAP and based on the combined unconsolidated audited financial statements of the Borrower and Monte Alegre:

(i)	The ratio of its Net Worth to its Total Assets is equal to or greater than (A) 0.3 as of December 31, 2015 and (B) 0.4 as of December 31 of each year thereafter;

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(ii)	The ratio of its Net Bank Debt to its Adjusted EBITDA is (A) equal to or less than 3.5 as of December 31, 2015, and (B) equal to or less than 3.0 as of December 31 of each year thereafter; and

(iii)	Its Interest Coverage Ratio is equal to or greater than 3.0 as of December 31 of each year (starting with the fiscal year ending December 31, 2015).

(l)        COLLATERAL COVERAGE. It will ensure that:

(i)	The aggregate of (A) the Market Value of the sugar cane subject to the Agricultural and Mercantile Pledge Agreement, (B) the Market Value of the Goods subject to the Mercantile Pledge Agreement and (C) the market value of the Mortgaged Properties over which a first priority security interest has been provided to the Brazilian Collateral Agent, for the benefit of the Lenders, pursuant to the Mortgages (as such market value is determined pursuant to the most recent appraisal issued by an appraiser acceptable to the Brazilian Collateral Agent and the Required Lenders), shall be equivalent to at least the following percentage of the aggregate outstanding principal amount of Loans during each of the following periods (each such percentage the “Minimum Coverage Ratio”):

Period		Minimum Coverage Ratio
From	To
First Drawdown	December 20, 2017	50%
December 21, 2017	December 20, 2018	70%
December 21, 2018	Final Maturity Date	120%

The Brazilian Collateral Agent shall, on a weekly basis, calculate the ratio of (1) the aggregate of items (A), (B) and (C) above to (2) the aggregate outstanding principal amount of the Loans (such ratio being the “Effective Coverage Ratio”), and if the Brazilian Collateral Agent should determine at any time and from time to time that the Effective Coverage Ratio has been reduced, for whatever reason, to a level which is more than five (5) percentage points lower than the Minimum Coverage Ratio for the respective period then the Brazilian Collateral Agent shall promptly inform the Lenders and the Borrower and the Borrower shall (a) within fifteen (15) days following written demand by the Brazilian Collateral Agent, pledge Goods under the Mercantile Pledge Agreement, and deliver to the Brazilian Collateral Agent a copy of the protocolo evidencing that the Mercantile Pledge Agreement has been duly delivered to the relevant registry office(s) for registration (and, within thirty (30)

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

days from the date of such protocolo, evidence that such Mercantile Pledge Agreement has been duly registered by the relevant registry office), together with a report in respect to the Goods pledged thereunder, issued by the Collateral Monitoring Agent pursuant to the Collateral Monitoring Agreement, and/or (b) within forty (40) days following written demand by the Brazilian Collateral Agent, provide mortgages over additional land and/or pledge sugar cane under the Agricultural and Mercantile Pledge Agreement, in each case as acceptable to the Brazilian Collateral Agent and the Required Lenders, and deliver to the Brazilian Collateral Agent a copy of the protocolo evidencing that the Agricultural and Mercantile Pledge Agreement and/or the Mortgage, as the case may be, has been duly delivered to the relevant registry office(s) for registration (and, within thirty (30) days from the date of such protocolo, evidence that such Agricultural and Mercantile Pledge Agreement and/or Mortgage, as the case may be, has been duly registered by the relevant registry office), together with (1) in the case of the Agricultural and Mercantile Pledge Agreement, a report in respect to the sugarcane pledged thereunder, issued by the Collateral Monitoring Agent pursuant to the Collateral Monitoring Agreement, and/or (2) in the case of the Mortgage, an appraisal issued by an appraiser acceptable to the Brazilian Collateral Agent and the Required Lenders not more than ninety (90) days prior to the execution of the respective Mortgage, and/or (c) prepay, within fifteen (15) days following the receipt of the written demand from the Brazilian Collateral Agent, part of the outstanding Loans, in accordance with Section 2.15, to ensure that the Minimum Coverage Ratio is duly complied with. Notwithstanding the foregoing, if the remedies in (a) and/or (b) above are reasonably considered by the Brazilian Collateral Agent to be insufficient to ensure that the Minimum Coverage Ratio is duly complied with then the Borrower must prepay part of the outstanding Loans in accordance with Section 2.15 and within fifteen (15) days following written demand by the Brazilian Collateral Agent, to ensure that the Minimum Coverage Ratio is duly complied with. If, pursuant to the preceding sentences, the Borrower has pledged Goods pursuant to the Mercantile Pledge Agreement, pledged sugar cane pursuant to the Agricultural and Mercantile Pledge Agreement and/or provided mortgages over additional land, and subsequently the Effective Coverage Ratio shall increase to a level which is more than five (5) percentage points higher than the Minimum Coverage Ratio for the respective period, then the Brazilian Collateral Agent shall promptly inform the Lenders and the Borrower and if, at the request of the Borrower, the Required Lenders agree, in their sole discretion, then the Required Lenders will instruct the Brazilian Collateral Agent to release Collateral in such amount so as to reduce the Effective

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Coverage Ratio to the respective Minimum Coverage Ratio, and provided no Event of Default has occurred and is continuing at such time, then the Brazilian Collateral Agent shall carry out such release. Any release of Collateral pursuant to the preceding sentence shall be undertaken as follows: first, Goods subject to the Mercantile Pledge Agreement; then, if necessary, sugar cane subject to the Agricultural and Mercantile Pledge Agreement; and finally, if necessary, the additional land mortgaged. In all cases, in order to calculate the Effective Coverage Ratio on any date, amounts expressed in Reais shall be converted to Dollars at the FX Rate for such date.

(ii)	From March 31 of each calendar year (starting with March 31, 2017) until the end of such calendar year, the aggregate Market Value of the Goods remaining to be supplied and paid for under Off-take Contracts prior to the end of such calendar year (but multiplied (a) by 0.833333 if the purchase price of such Goods has not been fixed under the respective Off-take Contract, and (b) by 0.95 if the purchase price of such Goods has been fixed under the respective Off-taker Contract, as evidenced to the satisfaction of the Administrative Agent) (such amount being the “Collateral Amount”), shall be equal to or greater than the Adjusted Repayment Amount, provided that if the Collateral Agent determines at any time and from time to time during such period that the Collateral Amount is less than the Adjusted Repayment Amount as at such time, then within fifteen (15) days following written demand by the Brazilian Collateral Agent, the Borrower shall provide additional Off-take Contracts and/or amend the existing Off-take Contracts to ensure that the Collateral Amount equals or exceeds the Adjusted Repayment Amount. For the purposes of the foregoing, as of the date that is ten (10) days after written notice to the Borrower from the Administrative Agent, acting at the direction of the Required Lenders, that an Eligible Off-taker Material Adverse Effect and/or an Importer Material Adverse Effect has occurred and is continuing in respect of a particular Eligible Off-taker and/or the Importer, as the case may be, all Off-take Contracts with such Eligible Off-taker, and/or to which the Importer is a party, as the case may be, shall not be considered as Off-take Contracts for purposes of this Section 5(l) until such time as such Eligible Off-taker Material Adverse Effect and/or Importer Material Adverse Effect, as the case may be, has been declared by the Administrative Agent, acting at the direction of the Required Lenders, to be terminated by written notice to the Borrower; and

(iii)	To the extent that the Off-take Contracts which make up the Collateral Amount as described in paragraph (ii) above include, at any time, one or more Off-take Contracts to which the Importer is a

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

party, then the aggregate Market Value of the Goods remaining to be supplied and paid for under Export Contracts prior to the end of the Repayment Window in such calendar year (but multiplied by 0.833333 if the purchase price of such Goods has not been fixed in accordance with the terms of the respective Export Contract Contract) (such amount being the “Export Contract Collateral Amount”), shall, at such time, be equal to at least 99% of the Collateral Amount represented by such Off-take Contracts to which the Importer is a party, provided that if the Collateral Agent determines at any time and from time to time that the Export Contract Collateral Amount is less than ninety (90%) percent of the amount required as described above, then within fifteen (15) days following written demand by the Brazilian Collateral Agent, the Borrower shall provide additional Export Contracts and/or amend the existing Export Contracts to ensure that the Export Contract Collateral Amount equals or exceeds the amount required as described above. For the avoidance of doubt, at all times when the Off-take Contracts which make up the Collateral Amount as described in paragraph (ii) above do not include Off-take Contracts to which the Importer is a party, no Export Contracts will need to be provided.

(m)	MATERIAL CONTRACTS. It will fully perform its obligations under, and maintain in full force and effect during its stated term, each existing and future agreement or instrument to which it is a party or by which it is bound (including, without limitation, the Credit Documents to which it is a party), except where the failure to so perform or so maintain in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect.

(n)	ENVIRONMENTAL LAWS. It will comply in all respects with all applicable Environmental Laws and obtain and comply in all respects with, and maintain, any and all licenses, approvals, registrations or permits required by applicable Environmental Laws. The Borrower undertakes, pursuant to the Mortgages, within 12 (twelve) months as of the execution of each Mortgage, at its own expense, to create and formalize any and all permanent preservation and legal reserve areas that have not yet been created in the Mortgaged Properties, pursuant to the applicable Environmental Law.

(o)	USE OF PROCEEDS. The proceeds of the Loans shall be used by the Borrower exclusively to finance costs incurred in the farming, processing, warehousing and exporting of sugar cane and/or Goods used to fulfill its obligations under the Export Contracts and/or the Off-take Contracts.

(p)	CENTRAL BANK REGISTRY. The Borrower will ensure that the Schedule of Payments (Esquema de Pagamento) (“Schedule of Payments”) evidencing the repayment schedule of each of the Loans hereunder shall be registered

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

and in effect under SISBACEN no later than 10 (ten) days prior to the first Interest Payment Date. The Borrower will maintain the ROF and the Schedule of Payments in full force and effect. Within five (5) days after the registration of the Schedule of Payments with SISBACEN as set forth in the preceding sentence, the Borrower shall send a complete copy of the relevant ROF (containing the Schedule of Payments) to the Administrative Agent and the Lenders.

(q)	COMPLIANCE WITH ANTI-TERRORISM LAWS. Neither the Borrower nor any Guarantor will (i) conduct business with or engage in any transaction with any Sanctioned Person; (ii) contribute or otherwise make available the proceeds of any Loan, directly or indirectly, to any Person (whether or not related to any member of its group of companies) for the purpose of financing the activities of any Sanctioned Person, to the extent such contribution or provision of proceeds would be prohibited by Sanctions or would otherwise, to the knowledge and belief of the Borrower or relevant Guarantor, cause any Person to be in breach of Sanctions; or (iii) fund all or part of any repayment of the Loans out of proceeds derived from transactions which would be prohibited by Sanctions or would otherwise cause any Person to be in breach of Sanctions. The Borrower and the Guarantors will ensure they have appropriate controls and safeguards in place to comply with the foregoing. The Borrower and the Guarantors hereby authorize and consent to the Agents and the Lenders taking any and all steps they deem necessary, in their sole discretion, to comply with all applicable laws with respect to any such Sanctions, including, without limitation, the requirements of the relevant Economic and Trade Sanctions and Anti-Terrorism Laws (including the “freezing” and/or “blocking” of assets). The Borrower and the Guarantors will comply at all times with the requirements of all applicable economic or trade sanctions, terrorism or money laundering laws and will ensure that neither the Agents nor the Lenders will be subject to any adverse consequences under any such laws applicable to any Agent or any Lender as a consequence of its entry into and/or performance of the transactions contemplated by this Agreement. The Borrower shall ensure that its sale and delivery of Goods to the Eligible Buyers shall not involve any transshipments at any seaport or airport located in any Sanctioned Country. Upon any Agent’s or any Lender’s request from time to time during the term of this Agreement, the Borrower will deliver a certification confirming its compliance with the covenants set forth in this Section 5(q).

(r)	FATCA. The Borrower and each Guarantor will ensure that it will not become a FATCA FFI or a U.S. Tax Obligor.

(s)	ULTRA-HIGH RISK COUNTRIES. Neither the Borrower, any Guarantor, nor, to the best of their knowledge, any Persons holding any legal or beneficial interest whatsoever in the Borrower or any Guarantor (whether directly or

~ 56 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

indirectly) shall use funds obtained under any Loan in connection with this Agreement to undertake business or have any commercial contact with any Person that (a) is listed on or covered by any official sanctions or export control list maintained by any Governmental Authority of the United States (including OFAC) and/or the European Union or (b) which is a resident of, located in and/or incorporated under the laws of any Ultra-High Risk Country. The Borrower shall ensure that (i) its sale and delivery of Goods sold under the Off-take Contracts to the Eligible Off-takers and to the Importer under the Export Contracts, the Export Receivables resulting from which will be applied to the payment and/or repayment of amounts due and payable hereunder, shall not involve any transshipments at any seaport or airport located in any Ultra-High Risk Country, and (ii) no funds received in the Importer’s Account or the Collection Account relate to any shipment of Goods sold by the Importer and/or the Borrower under the Off-take Contracts to any Ultra-High Risk Country (as may be evidenced in the respective Shipping Documents), and hereby declares its understanding and acceptance of the fact that in the case of both (i) and (ii) above, under no circumstances may funds which relate to any such shipment of Goods be utilized for the payment or repayment of any amounts due hereunder.

(t)	SANCTIONS, ANTI-CORRUPTION LAWS, ANTI-MONEY LAUNDERING LAWS AND OTHER REGULATIONS. (i) Neither the Borrower, any Guarantor, nor, to the best of their knowledge, any Persons holding any legal or beneficial interest whatsoever in the Borrower or any Guarantor (whether directly or indirectly) and their respective directors, officers, employees, agents, and representatives will take any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Money Laundering Law, Anti- Corruption Law or Sanctions, or in such Person becoming a Sanctions Targets; (ii) each of the Borrower and each Guarantor, as well as, to the best of their knowledge, any Persons holding any legal or beneficial interest whatsoever in the Borrower or any Guarantor (whether directly or indirectly) and their respective directors, officers, employees, agents, and representatives shall maintain policies and procedures in place to ensure compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and environmental protection laws and occupational health standards applicable to their business and operations; (iii) no country of origin, transit or disembarkation of any Goods shall be a Sanctioned Country; and (iv) no vessel or carrier named in any Shipping Documents shall be owned by any Person, or operate under the laws of any country, which is a Sanctions Target.

(u)	RESTRICTED PARTY, PROHIBITED PARTY. Neither the Borrower nor any Guarantor shall (and the Borrower shall procure that no other member of the Adecoagro Group nor any of their respective directors, officers, employees or any other Person acting on behalf of any of them will):

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

i.	use, lend, contribute or otherwise make available the proceeds of any Loan or other transaction contemplated by any Credit Document directly or indirectly for the purpose of financing any trade, business or other activities with (A) any Restricted Party in as far as such financing would lead to non-compliance by the Borrower, any Guarantor, any Agent and/or any Lender, or any of their respective Affiliates with any Sanctions, or (B) any Prohibited Party; or

ii.	use any revenue or benefit derived from any activity or dealing with a Restricted Party or a Prohibited Party in discharging any obligation due or owing to any Agent or the Lenders except, in case of a Restricted Party only, to the extent that activity or dealing would not lead to non-compliance by that member of the Adecoagro Group, any Agent, any Lender or any of their respective Affiliates with any Sanctions.

The Borrower and each Guarantor shall (and the Borrower shall procure that each other member of the Adecoagro Group and (in the case of sub- paragraph (i) below) each of their respective directors, officers employees or any other Person acting on behalf of, any of them will):

i.	procure that no proceeds from any activity or dealing with a Restricted Party or a Prohibited Party are credited to any bank account held with any Agent, any Lender, or any of their respective Affiliates in its name or in the name of any other member of the Adecoagro Group except, in case of a Restricted Party only, to the extent that crediting such bank account would not lead to non- compliance by that member of the Adecoagro Group, any Agent, any Lender or any of their respective Affiliates with any Sanctions;

ii.	take reasonable measures to ensure compliance with Sanctions; and

iii.	(to the extent permitted by law and promptly upon becoming aware of them) supply to the Administrative Agent and the Lenders details of any claim, action, suit, proceedings or investigation against it or any other member of the Adecoagro Group with respect to Sanctions by any Sanctions Authority.

6.	NEGATIVE COVENANTS. The Borrower and each Guarantor, jointly and severally, agree that, so long as any Obligations are outstanding, it will not:

(a)	TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of related transactions with any Affiliate thereof, other than in the ordinary course of its business and on terms and conditions substantially as favorable to it as would reasonably be obtained at that time in a comparable arm’s

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

length transaction with a Person other than such Affiliate; provided that intercompany Indebtedness between the Borrower and any Guarantor, or between the Guarantors shall be permitted provided that such Indebtedness shall be undertaken on an “arm’s length basis”, and shall not exceed US$ 20,000,000 (twenty million United States dollars) (or equivalent in other currencies) in aggregate principal amount outstanding at any time, and provided further that the Borrower and each Guarantor will be permitted, without limitation, to guarantee each other’s Indebtedness and the Indebtedness of any other company of the Adecoagro Group, but not the Indebtedness of any other Person.

(b)	MERGERS, CORPORATE REORGANIZATION. (i) Enter into any merger, consolidation, or amalgamation, except for any merger, consolidation or amalgamation in which it is the surviving party and there is no Change of Control or if it is not the surviving entity then the surviving Person has the same ultimate beneficial ownership as the Person that is not the survivor had immediately prior to such merger, consolidation or amalgamation and the surviving entity assumes all obligations of the entity being absorbed by it, or (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) enter into any reorganization or corporate restructuring, except if such reorganization or corporate restructuring involves exclusively companies of the Adecoagro Group and does not result in a Change of Control.

(c)	DISPOSITION OF ASSETS. In a single transaction or in a series of transactions, sell, transfer, assign or dispose, in any way, of all or any part of its Property or Assets, other than (A) the sale of machinery and/or equipment utilized in the normal course of business, provided that such machinery and/or equipment is replaced within a reasonable period of time with similar machinery and/or equipment of equal or greater value, and (B) sales of inventory in the ordinary course of business.

(d)	CHANGE IN NATURE OF BUSINESS; GOVERNING DOCUMENTS ETC. (i) Make any material change in the nature of its business as carried on at the Execution Date or (ii) amend, modify or change any of its Governing Documents, or any agreement entered into by it with respect to its Capital Stock, or enter into any new agreement with respect to its Capital Stock, if in the case of this clause (ii) it has, or would be reasonably likely to have, a Material Adverse Effect.

(e)	LIMIT ON ACCOUNTING CHANGES. Make any change in accounting treatment or reporting practices, change its fiscal year or promote any revaluation of its Assets, except as permitted by GAAP.

(f)	LIENS. Create, incur, assume or permit to exist any Liens on or with respect to its Property or Assets, except (i) Liens pertaining to judgments under

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

appeal in good faith by appropriate proceedings, in relation to which adequate provisions are being held by the appropriate Person, (ii) Liens for taxes not required to be paid but properly reserved against, (iii) mechanics, carriers’, warehousemen’s and similar Liens imposed by law arising in the ordinary course of business and securing sums not past due and Liens of a like nature, (iv) Liens incurred by it in connection with capital expenditure financing, provided in each case such Lien covers only the Assets resulting from such financing and does not secure Indebtedness other than such specific capital expenditure financing, (v) any Lien in connection with workers’ compensation, unemployment insurance or other similar social security legislation, (vi) easements, rights of way, restrictions, minor defects or irregularities in the title and other similar charges or encumbrances on real property not interfering in any material respect with its business, and incurred in the ordinary course of business, (vii) Liens securing hedging obligations under hedging agreements entered into in the ordinary course of business and not for speculative purposes, (viii) Liens over its Property, Assets, inventory, cash deposits, investments, sugar cane and/or receivables, other than any of the Collateral, securing its obligations under any lines of credit or working capital facility or in connection with any structured export or other trade finance transaction, provided that the value of such Property, Assets, inventory, cash deposits, investments, sugar cane and/or receivables subject to such Liens is not greater than 115% of the financing which they guarantee at any time, (ix) Liens existing on the Execution Date and listed in Schedule 4 hereto, (x) Liens in favor of the Collateral Agent or the Brazilian Collateral Agent for the benefit of the Lenders for purposes of securing the Obligations, and (xi) Liens in favor of (A) Banco Nacional de Desenvolvimento Econômico e Social - BNDES (including loans from Financiadora de Estudos e Projectos - FINEP), directly or indirectly, Banco do Brasil, Banco do Nordeste do Brasil S.A. or any other Brazilian federal, regional or state governmental development bank or credit agency or (B) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer, in each of cases (A) and (B), in connection with the financing of the acquisition and/or reformation of fixed assets, and in which cases the respective Lien is provided only over the fixed asset(s) in question and does not secure other Indebtedness.

(g)	RESTRICTED PAYMENTS. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, if at such time an Event of Default has occurred and is continuing or an Event of Default would result from such payment being declared or made.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

7.         EVENTS OF DEFAULT. If:

(a)	The Borrower or any Guarantor shall (i) fail to pay any principal of any Loan when due or (ii) fail to pay any interest on any Loan or any other obligation payable by it hereunder or under any other Credit Document when due; or

(b)	The Borrower or any Guarantor shall fail to duly observe or perform (i) any covenants, agreements or obligations contained in Sections 5 or 6 of this Agreement or in any of the Security Agreements, or (ii) any other covenants, agreements or obligations contained in this Agreement (other than as provided in subsections 7(a) and 7(b)(i)), or any other instrument or document delivered in connection herewith and in the case of this item (ii) only such failure continues for a period of ten (10) days after the earlier of (A) the date on which the Borrower or the relevant Guarantor gives notice to the Administrative Agent of such failure and (B) the date on which written notice of such failure shall have been given to the Borrower or the relevant Guarantor, as the case may be, by any of the Lenders; or

(c)	The Borrower or any Guarantor or any of their officers, have made any representation or warranty herein or in any other writing furnished pursuant to or in connection with this Agreement or any of the other Credit Documents which shall prove to have been false, incorrect or misleading in any material respect on the date when made or deemed made; or

(d)	(i) The Borrower, any of the Guarantors or any of their relevant Subsidiaries shall have defaulted in the payment of the principal of or the interest on or other monetary amount owing in respect of any of its Other Credit Parties Indebtedness when the same becomes due and payable, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such default shall continue beyond any grace period provided with respect thereto, or any other default shall have occurred under the terms of any instrument or agreement evidencing or setting forth terms and conditions applicable to any of its Other Credit Parties Indebtedness, or any other event shall occur or condition exist, if the effect of such default, condition or event is to cause or permit the credit party holder or credit parties holders of such Other Credit Parties Indebtedness (or anyone acting on their behalf) to cause such Other Credit Parties Indebtedness to become due prior to its date of maturity or to require such Other Credit Parties Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Other Credit Parties Indebtedness to be made, prior to its expressed maturity; or (ii) the Borrower, any of the Guarantors or any of their relevant Subsidiaries shall have defaulted in the payment of the principal of or the interest on or other monetary amount owing in respect of any of its Indebtedness (other than any Indebtedness hereunder or any Other Credit Parties Indebtedness) in an amount, individually or in aggregate, exceeding US$ 5,000,000 (five million U.S. Dollars) (or its equivalent amount in any other currency), when the same

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

becomes due and payable, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such default shall continue beyond any grace period provided with respect thereto, or (iii) any other default shall have occurred under the terms of any instrument or agreement evidencing or setting forth terms and conditions applicable to any of such Indebtedness, or any other event shall occur or condition exist, if, in the cases of (ii) and (iii) above, the effect of such default, condition or event is to cause or permit the holder or holders of such Indebtedness (or anyone acting on behalf of such holder or holders) to cause such Indebtedness to become due prior to its date of maturity or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity, to the extent the amount of such Indebtedness (other than any Indebtedness hereunder or any Other Credit Parties Indebtedness), individually or in aggregate, exceeds US$ 5,000,000 (five million U.S. Dollars) (or its equivalent amount in any other currency); or

(e)	One or more judgments or orders from which no further appeal is permissible under applicable law for the payment of money aggregating in excess of US$5,000,000.00 (five million U.S. Dollars) (or its equivalent in another currency) shall be rendered against the Borrower or any Guarantor and such judgment or order shall continue unsatisfied and in effect for a period of forty- five (45) calendar days; or

(f)	The Borrower, any Guarantor, or any Subsidiary of the Borrower or any Guarantor shall: (i) generally not, or be unable to, or shall admit in writing its inability to, pay its debts (except for amounts due under this Agreement) as such debts become due; (ii) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or any substantial part of its Assets; (iii) commence any proceeding under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, winding-up or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (iv) have had any such petition or application (as described in (ii) above) filed or any such proceeding (as described in (iii) above) shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding is not dismissed within 45 (forty-five) days of such filing or commencement; (v) have proposed to any creditor or any group of creditors of the same nature and subject to the same payment conditions, any out-of-court reorganization plan (plano de recuperação extrajudicial), regardless of its confirmation by the relevant court; (vi) have filed for court reorganization (recuperação judicial), regardless of whether such request is granted by the relevant court; or (vii) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(g)	Any attachment, execution or legal process shall be enforced against any Assets or Property of the Borrower or any Guarantor which has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and such attachment, execution or legal process shall remain unstayed and in effect for a period of thirty (30) days; or

(h)	Any material provision of any of the Credit Documents shall cease, for any reason other than with the agreement of the Lenders or satisfaction in full of all the Obligations, to be in full force and effect, or the Borrower or any Guarantor shall so assert; or the Borrower or any Guarantor shall assert that it does not have any liability under any one or more of the Credit Documents to which it is a party; or any of the Security Agreements shall not give or shall cease in any material respect to give the Collateral Agent or the Brazilian Collateral Agent, as the case may be, the Liens, rights, powers and privileges purported to be created thereby (including first priority perfected security interests in, and Liens on, all of the Collateral subject thereto) or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any Security Agreement shall be contested by the Borrower or any Guarantor; or

(i)	A Change of Control shall have occurred; or

(j)	All or any substantial part of the Assets or revenues of the Borrower or any Guarantor is condemned, seized or otherwise appropriated by any Person acting under the authority of any Governmental Authority, or the Borrower or any Guarantor is prevented by any such Person from exercising normal control over all or any substantial part of its Assets or revenues; or

(k)	(i) A Governmental Authority of Brazil (including without limitation the Central Bank of Brazil) shall (A) declare a general suspension of payment or a moratorium on the payment of debt of the Borrower or any Guarantor (which does not expressly exclude this Agreement) or (B) fail to exchange, or to approve or permit the exchange of, Reais for Dollars, or take any other action, including, without limitation, the promulgation, operation or enforcement of any law, act, decree, regulation, ordinance, order, policy, or determination, or any modification of, or change in the interpretation of, any of the foregoing, that has the effect of restricting or preventing such exchange or the transfer of any funds outside Brazil, beyond the extent to which such restrictions exist on the Execution Date, or (ii) United States Dollars shall be unavailable in any legal exchange market therefor in Brazil in accordance with normal commercial practice; or

(l)	Any event which has or may have a Material Adverse Effect shall have occurred,

thereupon and at any time thereafter and in every such event (each an “Event of Default”),

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(1)	in the case of an Event of Default other than one specified in clause (f) of this Section 7, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by prior, written notice to the Borrower, declare the Commitment of each Lender to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by prior, written notice to the Borrower, declare the Notes, the Loans, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors and (iii) shall at the request or demand, or may with the consent of the Required Lenders, take or direct any of the other Agents to take any collection, remedial or enforcement action (or exercise any other rights, whether in or out of court) permitted by applicable law or any of the Security Agreements; and

(2)	in the case of an Event of Default specified in clause (f) of this Section 7, (i) the Commitment of each Lender shall automatically be terminated, (ii) the Notes, the Loans, all interest thereon and all other amounts payable under this Agreement and the Notes shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors and (iii) the Administrative Agent is hereby authorized to take or direct any of the other Agents to take any collection, remedial or enforcement action (or exercise any other rights, whether in or out of court) permitted by applicable law or any of the Security Agreements.

The foregoing shall not limit the Lenders’ rights to exercise any of their remedies under any of the other Credit Documents.

8.        TAXES

8.1      TAXES

(a)	All payments due hereunder or under the Notes to or for the account of any Lender or the Administrative Agent shall be made without deduction for or on account of any present or future income, stamp, value-added, registration, transfer and other taxes, levies, imposts, duties, fees, withholdings, assessments or other charges of whatever nature, or any interest, penalty, or similar liability with respect thereto, now or hereafter imposed by any taxing authorities in any jurisdiction (other than such taxes as may be measured by the overall

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

net income (however denominated), franchise taxes and branch profits taxes, in each case imposed as a result of a Lender or the Administrative Agent being organized under the laws of, or having its principal office or Lending Office located in, the jurisdiction imposing such tax) (“Taxes”).

(b)	If Taxes are required to be withheld or deducted from any such payment, the Borrower or the Guarantors shall pay to each Lender or the Administrative Agent, as the case may be, such additional amount as may be necessary to ensure that the net amount actually received by such Lender or the Administrative Agent, as the case may be, in respect of such payment free and clear of Taxes, is equal to the amount which such Lender or the Administrative Agent, as the case may be, would have received if Taxes had not been withheld or deducted from such payment. Without limiting the foregoing sentence, the Borrower or the Guarantors shall pay all Taxes due in respect of any such payment (including all Taxes payable on account of any such payment of Taxes) on or before the respective due dates thereof and, upon making any such deduction, withholding or payment of Taxes, the Borrower or the Guarantors (as the case may be), shall furnish to such Lender or the Administrative Agent, as the case may be, within thirty (30) calendar days thereafter, an original or certified copy of a receipt from the relevant taxing authority evidencing such deduction, withholding or payment.

(c)	If any Taxes are paid directly by any Lender or the Administrative Agent, or if the Borrower or the Guarantors fail to comply with the provisions of this Section 8.1, the Borrower or the Guarantors shall, within thirty (30) calendar days after written demand of such Lender or the Administrative Agent, as the case may be, reimburse such Lender or the Administrative Agent, as the case may be, for all such payments, and indemnify such Lender or the Administrative Agent, as the case may be, for any related interest, penalty or similar liability.

8.2	OTHER TAXES. Without limiting Section 8.1, the Borrower or the Guarantors shall pay, and indemnify each Lender and the Administrative Agent against, any and all stamp, excise, registration, transfer, capital, net worth and similar taxes including, without limitation, taxes on financial outstandings, court taxes and any extraordinary tax (“Other Taxes”) which may be payable or determined to be payable on or in connection with the execution, delivery, performance or enforcement of this Agreement, the Notes or the lending or borrowing hereunder. The Borrower or the Guarantors shall further pay, and indemnify each Lender and the Administrative Agent against, any and all penalties and liabilities with respect to or resulting from delay or omission to pay such Other Taxes.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

9.        GUARANTEE

9.1.	GUARANTY. For value received and hereby acknowledged and as an inducement to the Lenders to make the Loans available to the Borrower, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guaranties, as primary obligor, (a) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, (b) the strict performance and observance by the Borrower of its obligations under this Agreement and the other Credit Documents and of all agreements, warranties and covenants applicable to the Borrower in this Agreement; and (c) the strict performance of all such obligations under this Agreement and the other Credit Documents which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the United States Bankruptcy Code and the operation of Sections 502(b) and 506(c) of the United States Bankruptcy Code or any similar legislation applicable to the Borrower or any Guarantor (such obligations collectively being the “Guaranteed Obligations”).

9.2.	GUARANTY ABSOLUTE. Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof and of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents and the Lenders with respect thereto. The liability of each Guarantor under this Section 9 with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

(a)	any lack of validity or enforceability of this Agreement, the Credit Documents, or any other agreement or instrument relating thereto;

(b)	any change in the time of, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement and/or any other Credit Document (with regard to such Guaranteed Obligations);

(c)	any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)	any change of control of or ownership in the Borrower or any Guarantor;

(e)	the Borrower or any Guarantor not being the surviving or successor entity in any merger or consolidation with another Person, or any other reorganization or corporate restructuring;

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(f)	any acceptance of any partial payment(s) from the Borrower and/or any Guarantor; or

(g)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any Guarantor in respect of the Guaranteed Obligations.

The obligations of each Guarantor contained in this Section 9 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Agent or the Lenders upon the insolvency, bankruptcy or reorganization of the Borrower and/or any Guarantor or otherwise, all as though such payment had not been made.

9.3.	EFFECTIVENESS, ENFORCEMENT. The guaranty obligations of the Guarantors under this Section 9 shall be effective as of the Execution Date. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrower or of any Guarantor, and no defect in or insufficiency or want of powers of the Borrower or any Guarantor or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The agreements of each Guarantor contained in this Section 9 constitute a continuing guaranty and shall remain in full force and effect until the irrevocable and indefeasible payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under this Section 9. The agreements of the Guarantors contained in this Section 9 are made for the benefit of the Agents and the Lenders and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Agents and/or the Lenders first to exercise any rights against the Borrower, any Guarantor or any other guarantor or to exhaust any remedies available to it against the Borrower or to resort to any other source or means of obtaining payment of any of the Guaranteed Obligations or to elect any other remedy. The Guarantors irrevocably authorize the Agents and the Lenders to take any action in respect of the Guaranteed Obligations or any collateral or guaranties securing them or any other action that might otherwise be deemed a legal or equitable discharge of a surety, without notice to or the consent of the Guarantors and irrespective of any change in the financial condition of any of the Guarantors or the Borrower. This Agreement shall be enforceable against the Guarantors (and any of their successors and assigns) to the maximum extent permitted by fraudulent transfer laws but in no event shall the maximum liability of any Guarantor hereunder exceed the maximum amount that can be guaranteed by such Guarantor without rendering its guaranty hereunder voidable under applicable fraudulent transfer laws. For purposes of this Section 9, “fraudulent transfer laws” means applicable

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Brazilian bankruptcy and fraudulent transfer and conveyance statutes and the related case law.

9.4.	WAIVERS. To the fullest extent permitted by law, each Guarantor hereby irrevocably waives promptness, diligence, presentment, demand, protest, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the obligations under this Section 9 and any requirement that the Agents and/or the Lenders protect, secure, perfect or otherwise take action to ensure any security interest or Lien on any Property or Assets subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations and the obligations under this Section 9 by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect. In addition, each Guarantor irrevocably and unconditionally waives all benefits under Articles 333 and its sole paragraph, 364, 366, 821, 824, 827, 829, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 595 of the Brazilian Code of Civil Procedure. The Guarantors also irrevocably waive any offset or counterclaim or other right, defense or claim based on or in the nature of any obligation now or later owed to the Guarantors by the Borrower, any Agent or any Lender.

9.5.	SUBORDINATION. The (a) payment of any amounts due with respect to any Indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to any Guarantor and (b) exercise by any Guarantor of any rights against the Borrower arising as a result of payment by such Guarantor hereunder by way of subrogation, reimbursement, restitution, contribution or otherwise are hereby subordinated to the prior payment in full of all of the Obligations. Each Guarantor further agrees that, after the occurrence of any Default in the payment or performance of any of the Obligations, it will not demand, sue for or otherwise attempt to collect any such Indebtedness of the Borrower to such Guarantor until all of the Obligations shall have been indefeasibly paid in full. If, notwithstanding the foregoing sentence, a Guarantor shall collect, enforce or receive any amounts in respect of such Indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Agents and the Lenders and be paid over to the Agents and the Lenders on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions hereof.

9.6	NO MARSHALLING. Except to the extent required by applicable law, neither the Lenders nor any Agent shall be required to marshal any collateral securing, or any guaranties of, the Guaranteed Obligations, or to resort to any item of collateral or any guaranty in any particular order, and the

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Lenders’ and the Agents’ rights with respect to any collateral and guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, each Guarantor irrevocably waives, and agrees that it will not invoke or assert, any law requiring or relating to the marshalling of collateral or guaranties or any other law which might cause a delay in or impede the enforcement of the Lenders’ and/or the Agents’ rights under this Section 9, under any of the other Credit Documents or any other agreement.

9.7	REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to the Agents and each Lender that (a) it will receive valuable direct and indirect benefits as a result of the transactions financed by the Loans under the Credit Documents; (b) these benefits will constitute “reasonably equivalent value” and “fair consideration” as those terms are used in fraudulent transfer laws; and (c) it has not made a transfer or incurred obligations under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors. Each Guarantor acknowledges and agrees that each of the Agents and the Lenders has acted in good faith in connection with this Agreement and the transactions contemplated by the Credit Documents.

9.8	NATURE OF GUARANTOR’S OBLIGATIONS. The obligations of each Guarantor under this Agreement are independent of any obligation of any other Person (including the Borrower or any other guarantor) and a separate action or actions may be brought and prosecuted against any Guarantor under this Agreement whether or not any action is brought or prosecuted against any other Person (including the Borrower or any other guarantor) and whether or not any other Person (including the Borrower or any other guarantor) is joined in any action under this Agreement. The provisions of this Section 9 of the Agreement are a guaranty of payment and not merely of collection.

9.9	ADDITIONAL SECURITY. The obligations of the Guarantors under this Section 9 are in addition to and are not in any way prejudiced by any other guaranty or security now or subsequently held by any Person.

9.10	ELECTION OF REMEDIES. Each Guarantor understands that the exercise by the Agents and the Lenders of certain rights and remedies contained in the Credit Documents may affect or eliminate such Guarantor’s right of subrogation and reimbursement against the Borrower (and the other Guarantor) and that such Guarantor may therefore incur a partially or totally nonreimbursable liability hereunder. Each Guarantor expressly authorizes the Agents and the Lenders to pursue their rights and remedies with respect to the Guaranteed Obligations in any order or fashion they deem appropriate, in their sole and absolute discretion, and waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse,

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

reimbursement, contribution, exoneration or subrogation or any other rights or remedies of such Guarantor against the Borrower, any other Person or any security, whether resulting from any election of rights or remedies by the Agents or the Lenders, or otherwise.

10.      THE AGENTS; THE LEAD ARRANGERS

10.1	APPOINTMENT; LIMITATION OF LIABILITY. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement, the other Credit Documents and the documents delivered in connection herewith and therewith, and each Lender hereby irrevocably authorizes each Agent in such capacity, to take such action on its behalf under this Agreement, the other Credit Documents and the documents delivered in connection herewith and therewith and to exercise such powers and perform such duties under this Agreement and the other Credit Documents as are expressly delegated to each Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto, including, without limitation in the case of the Collateral Agent and the Brazilian Collateral Agent, the power to receive and/or foreclose on the Collateral on behalf of the Lenders and to execute and deliver all Security Agreements to which each is a party on behalf of the Lenders. Each Lender acknowledges that the Collateral Agent is the beneficiary of the parallel debt referred to in the relevant Security Agreement and the Collateral Agent will accept the parallel debt arrangements reflected in the relevant Security Agreement on its behalf and will enter into the relevant Security Agreement as pledgee in its own name. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Credit Documents, no Agent in its respective capacity as such agent, shall have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Credit Document or any document delivered in connection herewith or therewith or otherwise exist against any Agent, in its respective capacity as such. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or any other Credit Document with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship agreed between independent contracting parties. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise in writing by the Required Lenders (or when expressly required hereby or thereby, all the Lenders), provided, however, that such Agent shall

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

not be required to take any action that exposes such Agent to personal liability or that is contrary to any Credit Document or applicable law. In all cases the Agents shall be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request of the Required Lenders (or when expressly required hereby or thereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes.

10.2	DELEGATION OF DUTIES. Each Agent may execute any of its duties under the Credit Documents by or through agents or attorneys-in-fact. Each Agent shall be entitled to advice of counsel concerning all matters pertaining to its duties and rights, with such fees and expenses of such counsel for the account of the Borrower. No Agent shall be held liable or responsible for acting in accordance with such advice of counsel. No Agent shall be responsible or liable for the negligence or misconduct of attorneys-in-fact or agents selected by it with reasonable care.

10.3	NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, unless such Agent has received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to each Lender. Such Agent shall take such action or refrain from taking such action with respect to such Default or Event of Default as shall be directed in writing by the Required Lenders; provided, that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, and provided further that such Agent shall not be required to take any action that exposes such Agent to personal liability or that is contrary to any Credit Document or applicable law. No Agent shall be required to take any action or refrain from taking any action if it has not received security or indemnity satisfactory to it in respect of any action taken or not taken in accordance with the written directions of the Required Lenders (or when expressly required hereby or thereby, all the Lenders).

10.4	RELIANCE OF AGENT, ETC. No Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Credit Document, (a) with the consent or at the request or direction of the Required Lenders as may be required hereby or thereby (or when expressly required hereby or thereby, all the Lenders or in the case of Section 2.6 only, the Relevant Lenders); (b) because no such consent or instructions or no requested instructions or clarification have been given to it

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

by the Required Lenders as may be required hereby or thereby (or when expressly required hereby or thereby, all the Lenders); (c) if such omitted action would be contrary to applicable law; or (d) in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agents: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an assignee, as provided in Section 11.1; (ii) may consult with legal counsel (including counsel for the Borrower and/or any Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts unless the Lenders prove such counsel, accountants or experts were not selected with reasonable care; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Credit Documents; (iv) shall not have any duty to ascertain or to inquire as to the compliance with or the performance or observance of any of the terms, covenants or conditions of the Credit Documents on the part of any party thereto, or to inspect the Property (including the books and records) of the Borrower, any Guarantor or any other Person or to monitor or report on any aspect of the performance or observance of any of the terms, covenants or conditions of the Credit Documents by any of the parties thereto, including covenants in respect of the Economic and Trade Sanctions and Anti-Terrorism Laws, Sanctions or Sanctioned Persons; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate, direction or other instrument or writing (which may be by e-mail or SWIFT) believed by it to be genuine and signed or sent by the proper party or parties.

10.5	AGENT AS A LENDER; AGENTS IN INDIVIDUAL CAPACITY. If an Agent is a Lender hereunder then with respect to its Commitment, the Loans made by it and the Note or Notes issued to it, such Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not such Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each Agent that is also a Lender in its individual capacity. The Agents and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any Guarantor, any of their Subsidiaries or Affiliates, any Lender, any Affiliate of any Lender and any Person who may do business with or own securities of any Lender, the Borrower, any Guarantor or any of the Borrower’s, any

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Guarantor’s or Lender’s Subsidiaries, all as if such Agent were not an Agent and without any duty to account therefor to the Lenders, the Borrower, the Guarantors or any of their Affiliates.

10.6	LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Lead Arrangers or any other Lender and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Lead Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents, including but not limited to the evaluation regarding the fulfillment of the conditions precedent for disbursement of the Loans in accordance with the procedures set forth in Section 4 hereof.

10.7	INDEMNIFICATION. The Lenders, severally, agree to indemnify and hold harmless the Agents and their respective officers, directors, employees, agents, advisors and their successors and assigns (each, an “Agent Indemnified Party”) (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Loans owing to them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their original Commitments (or what would have been their original Commitments had they been party hereto on the Execution Date)), from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the fees and expenses of legal counsel, independent public accountants and other experts selected by it) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent Indemnified Party in any way relating to, arising out of or in connection with (i) the Agent Indemnified Party acting as Agent hereunder and under the other Credit Documents to which it is a party, (ii) any Credit Document or (iii) any action taken or omitted by such Agent Indemnified Party under any Credit Document (collectively, the “Indemnified Costs”), provided, that no Lender shall be liable for any portion of the Indemnified Costs to the extent determined by the final and nonappealable judgment of a court of competent jurisdiction to specifically have been caused by the gross negligence or willful misconduct of the relevant Agent Indemnified Party. Without limitation of the foregoing, each Lender, severally, agrees to reimburse each Agent Indemnified Party promptly upon demand for such Lender’s ratable share of any reasonable out-of-pocket expenses of an Agent Indemnified Party (including reasonable counsel fees) incurred by such Agent Indemnified Party in connection with the preparation, execution, delivery, administration, performance of its

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

duties, exercise of its rights, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Credit Documents, to the extent that such Agent Indemnified Party is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 10.7 applies whether any such investigation, litigation or proceeding is brought by any Agent Indemnified Party, any Lender or a third party. The provisions of this Section 10.7 shall survive the resignation or removal of any Agent, the payment of the Notes and all other Obligations hereunder and the termination of this Agreement and/or any other Credit Document or related document.

10.8	SUCCESSOR. Each Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor to such Agent, upon notice to the Lenders and the Borrower. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a reputable commercial bank. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents. After any retiring Agent’s resignation or removal hereunder as an Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Credit Documents.

10.9	DETERMINATIONS PURSUANT TO CREDIT DOCUMENTS. In each circumstance where any consent of or direction from the Lenders or the Required Lenders is required, the relevant Agent shall send to the Lenders a notice by e-mail setting forth a description in reasonable detail of the matter as to which consent or direction is requested and, if the Agent deems it appropriate in its sole discretion, such Agent’s proposed course of action with respect thereto. In the event such Agent shall not have received a response in writing from any Lender within fifteen (15) days after the giving of such notice, such Lender shall be deemed to have agreed to the course of action proposed by such Agent, provided that such notice states that a failure to respond shall have the consequences specified in this sentence.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

10.10	THE LEAD ARRANGERS. The Lead Arrangers shall have no obligation, liability, responsibility or duty under this Agreement, nor shall they be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or thereto, but they shall have the rights hereunder expressly granted to them, including, without limitation, the right to costs and expenses under Section 11.3 and the right to indemnity under Section 11.14.

10.11	STATEMENTS; USE OF PROCEEDS. The recitals contained herein, in any offering materials and in any other Credit Documents shall be taken as the statements of the Borrower, the Guarantors and in the case of the Assignment and Security Agreement, the Importer’s Account Instruction Letter and the Accounts Pledge Agreement, the Importer, and neither the Lead Arrangers nor any Agent assume responsibility for the correctness of the same. Neither the Lead Arrangers nor any Agent make any representation as to the validity or sufficiency of any offering materials or any Credit Document. Neither the Lead Arrangers nor any Agent shall be accountable for the use or application by the Borrower of any of the Loans or of the proceeds thereof.

11.       MISCELLANEOUS

11.1  ASSIGNMENTS/PARTICIPATIONS BY LENDERS

(a)	At any time after the end of the Availability Period, each Lender may assign to one or more Persons (other than the Borrower, the Importer, any Guarantor and/or any of their Affiliates) previously approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld), and notified by such Lender to the Borrower, except that (i) no approval of the Administrative Agent or notification to the Borrower shall be required in the case of an assignment to another Lender or any Affiliate thereof and (ii) no notification to the Borrower shall be required if an Event of Default has occurred and is continuing (and, in this case (ii), if no written response is received from the Administrative Agent within ten (10) days after the receipt of the written request from such Lender, such request shall be considered to have been approved), of all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans made by it and the Note or Notes held by it); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

obligations under this Agreement, the amount of the Loans of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US$5,000,000.00, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance and a processing fee from the assignor thereunder of US$5,000.00. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto), provided, however, that the assignor Lender shall retain the right to indemnification and reimbursement to which it was entitled prior to the effective date of such assignment and shall remain liable for any indemnification for which it is responsible under Section 10.7 hereof.

(b)	By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Importer or any Guarantor or the performance or observance by the Borrower, the Importer or any Guarantor of any of their obligations under any Credit Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of the Credit Documents, together with copies of the financial statements delivered pursuant thereto, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

reliance upon any Agent, the Lead Arrangers, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (v) such assignee irrevocably designates and appoints each Agent as its agent under the Credit Documents and the documents delivered in connection therewith, and irrevocably authorizes each Agent, each in such capacity, to take such action as agent on its behalf and to exercise such powers and perform such duties under the Credit Documents or any document furnished pursuant thereto as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of any Credit Document and the documents delivered in connection therewith are required to be performed by it as a Lender.

(c)	Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Annex C hereto, (i) accept such Assignment and Acceptance unless written approval from the Administrative Agent was required pursuant to Section 11.1(a) above and was not obtained, (ii) record the information contained therein in the Register and (iii) give prompt notice of such assignment to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower and the Guarantors, at their own expense, shall execute and deliver to the Administrative Agent new Notes per the Assignment and Acceptance, provided that the Notes held by the assignor Lender must have been delivered to the Administrative Agent as required pursuant to the Assignment and Acceptance for further delivery to the Borrower for cancellation. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Annex A hereto.

(d)	The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Guarantors, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. All payments under the Credit Documents or the Notes in respect of principal or interest shall be made to the appropriate Person named in

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

the Register. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)	Each Lender may at any time freely sell participations to one or more banks or other entities (other than the Borrower, the Importer, any Guarantor or any Affiliate of any thereof) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Guarantor, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and any such Notes; and (v) any participant shall be entitled to the benefit of the cost protection and other provisions contained hereunder to the same extent as if it were a Lender, provided that it shall not be entitled to receive any more than the selling Lender would have received had it not sold the participation. Upon the sale of any participation by a Lender, such Lender shall provide written notice to the Borrower and the Administrative Agent of the name of the participant, provided that the Administrative Agent shall, in the case of the exercise of any cost protection provisions hereunder by any Lender, receive such claim from such Lender in the good faith understanding that the claim is being made in accordance with this item (v), and the Administrative Agent shall have no responsibility whatsoever towards either the Borrower, the Guarantors or the respective Lender to arbitrate any such claim.

(f)	Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

11.2	PARTIES-IN-INTEREST; BORROWER/GUARANTOR ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and each of their respective successors and permitted assigns; provided, that (a) neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

prior written consent of all the Lenders and (b) none of the Lenders may assign or transfer any of its rights or obligations hereunder, except as provided in Section 11.1.

11.3     FEES AND EXPENSES. The Borrower will pay:

(a)	on demand the fees (including reasonable attorneys’ fees and costs), expenses and disbursements incurred by the Agents and the Lead Arrangers in connection with the preparation and negotiation of this Agreement and the other documents prepared in connection herewith or pursuant hereto, and, on demand, all fees, expenses and disbursements reasonably incurred by the Agents and the Lead Arrangers in connection with any amendments, modifications, approvals, consents or waivers pursuant hereto or thereto;

(b)	on demand, all out-of-pocket expenses (including reasonable attorneys’ fees and costs) reasonably incurred by the Agents, the Lead Arrangers and/or the Lenders in connection with any Default and/or any enforcement or collection proceedings resulting therefrom;

(c)	all duties (including stamp taxes), fees or other charges payable on or in connection with any Credit Document or document related hereto or thereto, including the costs specified in clause 3(n); and

(d)	the fees due pursuant to the Fee Letters at the times set forth therein.

11.4	RIGHT OF SET-OFF. The Borrower and each Guarantor hereby grants to each Lender a continuing Lien, security interest, and right of setoff as security for all liabilities and obligations to such Lender (including the Obligations and the Guaranteed Obligations), whether now existing or hereafter arising, upon and against any and all deposits, credits, collateral and Property, now or hereafter in the possession, custody, safekeeping or control of such Lender or any entity under the control thereof or in transit to any of them. At any time after an Event of Default has occurred and is continuing, without demand or notice (any such notice being expressly waived by the Borrower and the Guarantors), each Lender may setoff them or any part thereof and apply them to any liability or obligation of the Borrower and/or any Guarantor (including the Obligations and/or the Guaranteed Obligations) even though unmatured and regardless of the adequacy of any collateral for the Obligations or the Guaranteed Obligations. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY COLLATERAL FOR SUCH OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER AND/OR ANY GUARANTOR,

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11.5	SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein and in any certificates or other papers delivered by or on behalf of the Borrower and/or any Guarantor pursuant hereto are material and shall be deemed to have been relied upon by the Agents and each Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Loans as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding, and the Lenders shall not be deemed to have waived, by reason of making their Loans, any Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading on the date made or reaffirmed, as the case may be, notwithstanding that a Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made. All statements by the Borrower and/or any Guarantor contained in any certificate or other paper delivered by the Borrower or any Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower and the Guarantors hereunder.

11.6	NOTICES. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be e-mailed, mailed, transmitted by SWIFT or delivered as follows:

(a)	if to the Borrower:

Adecoagro Vale do Ivinhema S.A.

Rua Iguatemi, 192, 12º andar, Itaim Bibi, São Paulo, SP 01451-010, Brazil

Attention: Nicolas Schaeffter

Phone: + 55 11 2678.5600

E-mail: financeiro_spo@adecoagro.com

or at such other address for notice as the Borrower shall last have furnished in writing to the Administrative Agent and each Lender, or

(b)	if to Participações:

Adecoagro Brasil Participações S.A.

Rua Iguatemi, 192, 12º andar. Itaim Bibi, São Paulo, SP 01451-010, Brazil

Attention: Nicolas Schaeffter

Phone: + 55 11 2678.5600

E-mail: financeiro_spo@adecoagro.com;

or at such other address for notice as Participações shall last have furnished in writing to the Administrative Agent and each Lender, or

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(c)	if to Monte Alegre:

Usina Monte Alegre Ltda.

Rua Iguatemi, 192, 12º andar, Itaim Bibi, São Paulo, SP 01451-010, Brazil

Attention: Nicolas Schaeffter

Phone: + 55 11 2678.5600

E-mail: financeiro_spo@adecoagro.com;

or at such other address for notice as Monte Alegre shall last have furnished in writing to the Administrative Agent and each Lender, or

(d)	if to Agropecuária:

Adeco Agropecuária Brasil S.A.

Rua Iguatemi, 192, 12º andar, Itaim Bibi, São Paulo, SP 01451-010, Brazil

Attention: Nicolas Schaeffter

Phone: + 55 11 2678.5600

E-mail: financeiro_spo@adecoagro.com

or at such other address for notice as Agropecuária shall last have furnished in writing to the Administrative Agent and each Lender, or

(e)	if to the Administrative Agent, the Collateral Agent or the Brazilian Collateral Agent:

ING Bank N.V.

c/o Av. Pres. Juscelino Kubitschek, 510 – 3o andar

São Paulo, SP 04543-000, Brazil

Tel.: +55-11-4504-6471/6282

Attn: Alcides Santos/Katia Garcia

e-mail: alcides.santos@americas.ing.com / katia.garcia@americas.ing.com or at such other address for notice as the Administrative Agent, the Collateral Agent or the Brazilian Collateral Agent, as the case may be, shall last have furnished in writing to the Borrower, the Guarantors and each Lender; or

(f)	if to a Lead Arranger:

to its address set forth on the signature page below its signature, or at such other address for notice as such Lead Arranger shall last have furnished in writing to the Borrower, the Administrative Agent and each Lender; or

(g)	if to a Lender:

to its address set forth on the signature page below its signature, or at such other address for notice as such Lender shall last have furnished in writing to the Borrower, the Guarantors and the Administrative Agent, provided that in the case of each Lender that becomes a party pursuant to an Assignment and Acceptance, then to its address set out in the Schedule to the Assignment and Acceptance by which it

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

became a party or at such other address for notice as such Lender shall last have furnished in writing to the Borrower, the Guarantors and the Administrative Agent.

All such notices and communications shall, when e-mailed, mailed, transmitted by SWIFT or sent by overnight courier, be effective when deposited in the mail, delivered to any internationally recognized overnight courier, or transmitted by SWIFT or there is any other kind of evidence of receipt of the notice by the recipient party, except that all notices to an Agent, a Lead Arranger and/or a Lender shall not be effective until received by them if receipt occurs during business hours on a Business Day, and, otherwise, upon the opening of business for such Person on the first Business Day after receipt. The Agents, the Lead Arrangers and the Lenders shall be entitled to rely and act upon any notice purportedly given by or on behalf of the Borrower or any Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Indemnified Party from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or any Guarantor. All telephonic notices to and other communications with the Agents and/or the Lenders may be recorded by the Agents and/or the Lenders, and the Borrower and the Guarantors hereby consent to such recording.

11.7	NEW YORK LAW CONTRACT. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, including, without limitation, Section 5-1401 of the New York General Obligations Law, but excluding any conflicts of law principles that would lead to the application of the laws of another jurisdiction.

11.8	CONSENT TO JURISDICTION.

(a)	The Borrower and the Guarantors each agree that any action or proceeding relating in any way to this Agreement may be brought and enforced in the state courts sitting in the City of New York, New York, United States of America, in the United States District Court for the Southern District of New York, or in the courts in São Paulo, SP, Brazil. The Borrower and each Guarantor further irrevocably submit to the non-exclusive in personam jurisdiction of each such court and the appellate courts thereof. The Borrower and each Guarantor further irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

laying of venue of any action or proceeding relating in any way to this Agreement in any such court, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum and agree not to claim or plead the same. The Borrower and each Guarantor agree that nothing herein shall affect the right of any party hereto to bring suit in any other jurisdiction.

(b)	The Borrower and each Guarantor hereby irrevocably appoints Devonshire Services LLC with offices on the Execution Date at 80, Broad Street, Floor 5, #25, New York, New York, 10004, United States of America (the “Process Agent”) as its agent to receive, accept and acknowledge for and on its behalf, and in respect of its Property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding in the state courts sitting in the City of New York, New York, United States of America or the United States District Court for the Southern District of New York in respect of this Agreement and agrees that service in such manner shall, to the fullest extent permitted by law, be deemed effective service of process upon it in any such suit, action or proceeding. If for any reason such Process Agent shall cease to be available to act as such, the Borrower and each Guarantor agree to designate a new Process Agent in the City of New York (and notify the Administrative Agent of such designation), on the terms and for the purposes of this provision, provided that the new Process Agent shall have accepted such designation in writing before the termination of the appointment of the prior Process Agent. The Borrower and each Guarantor further consent to the service of process or summons by certified or registered mail, postage prepaid, return receipt requested, directed to them at their respective addresses specified in Section 11.6 hereof. Nothing herein shall in any way be deemed to limit the ability of any Agent, any Lead Arranger or any Lender to serve legal process in any other manner permitted by applicable law.

(c)	The Borrower and each Guarantor agree that a final judgment (a certified copy of which shall be conclusive evidence of the amount of any of its indebtedness or obligations arising out of, or relating in any way to, this Agreement) against it in any action, proceeding or claim arising out of, or relating in any way to, this Agreement, shall be conclusive and may be enforced by suit on the judgment in any court lawfully entitled to entertain such suit.

(d)	The Borrower and each Guarantor recognize that the remedies of the Lenders, the Agents and the Lead Arrangers specified in this Section are not exclusive and that the exercise of any such remedy shall not

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

preclude any Lender, any Agent or any Lead Arranger from pursuing other remedies available to it in any competent court.

(e)	The Borrower and each Guarantor hereby irrevocably waive, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment and execution, both before and after judgment, to which they might otherwise be entitled in any action or proceeding in the courts of Brazil, the courts of the State of New York, the United States District Court for the Southern District of New York, or the courts of any other jurisdiction, relating in any way to this Agreement or the Notes, and agree that they will neither raise nor claim any such immunity at or in respect of any such action or proceeding.

(f)	The Borrower and each Guarantor irrevocably waive, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by any Agent or any Lender relating in any way to this Agreement or any Note should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower or any Guarantor relating in any way to this Agreement or any Note, whether or not commenced earlier. To the fullest extent permitted by applicable law, the Borrower and each Guarantor shall take all measures necessary for any such action or proceeding commenced by any Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Borrower or any Guarantor.

(g)	The Borrower and each Guarantor acknowledges that it has no right to require the Lenders and/or any Agent to arbitrate any dispute, action or proceeding relating to or arising from or out of any Credit Document. The Borrower and each Guarantor agree that to the extent it has or in the future will have any such right it hereby irrevocably waives such right. Furthermore, the Borrower and each Guarantor acknowledges that the acknowledgements and agreements contained in this paragraph are a material inducement for the Lenders and the Agents to enter into this Agreement and the other Credit Documents.

11.9	CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

11.10	SEPARATE COUNTERPARTS. This Agreement or any amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

11.11	SEVERABILITY. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT IT IS ITS INTENT THAT ITS GUARANTY OF THE BORROWER’S OBLIGATIONS BE DIVISIBLE FROM THE BORROWER’S OBLIGATIONS HEREUNDER. IN PARTICULAR, IT IS EACH GUARANTOR’S INTENTION THAT THE WAIVERS CONTAINED IN SECTION 9.2 (INCLUDING SECTION 9.2(a)) BE ENFORCED AGAINST THE GUARANTORS SHOULD ANY OTHER PROVISIONS OF THIS AGREEMENT BE FOUND TO BE UNENFORCEABLE AGAINST THE BORROWER.

11.12	CONSENTS, AMENDMENTS AND WAIVERS. The Credit Documents may not be waived, amended, varied, novated, supplemented or modified except pursuant to an agreement or agreements in writing entered into by, or approved in writing by, the Borrower, the Guarantors and the Required Lenders, provided, however, that no such agreement shall (a) decrease the principal amount of any Loan, or extend the maturity of or any scheduled date of payment of principal or interest, or waive or excuse any payment of principal or interest or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note or each Lender affected thereby, (b) change the amount of any Commitment or extend any Commitment of any Lender without the prior written consent of such Lender, (c) amend or modify the provisions of Sections 2.12, 2.13, 2.14 or the provisions of this Section 11.12 or the respective percentages of the outstanding principal amount of the Loans or of the Commitments in the definition of “Required Lenders” without the prior written consent of each Lender, (d) change the allocation among the Lenders of any repayment made under Section 2.10 without the prior written consent of each Lender affected thereby, (e) reduce the collateral coverage requirements of Section 5(l) hereof, other than as permitted under the Credit Documents, without the prior written consent of each Lender, (f) amend Section 10 or any other provisions hereof in a manner adverse to any Agent or any Lead Arranger without the consent thereof, (g) effect the release of any Lien granted hereunder or under any Security Agreement with respect to any Collateral, other than as permitted under the Credit Documents, without the prior written consent of each Lender, or (h) amend Section 11 in a manner adverse to any Lender without the consent of such Lender. In the case of each

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Security Agreement and the Importer’s Account Instruction Letter, the Collateral Agent or the Brazilian Collateral Agent, as the case may be, shall exercise rights thereunder that explicitly require the consent of the Lenders or the Required Lenders or agree to amendments or modifications thereof, as the case may be, only after it has received such consent from the Lenders or the Required Lenders, as the case may be. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Notes shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked. No failure on the part of any of the parties hereto to exercise, and no delay in exercising, any right hereunder or under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof.

11.13	U.S. DOLLAR LOAN CURRENCY. This is an international loan transaction in which the specification of payment in Dollars is of the essence. Dollars shall be the currency of account and of payment in all events. The Borrower’s and the Guarantors’ obligations hereunder to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender of (or recovery pursuant to any judgment expressed in or converted into) any currency other than the Obligation Currency, except to the extent that such tender (or recovery) results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement and/or the Notes, and, accordingly, the amount (if any) by which such tender or recovery shall fall short of such full amount of the Obligation Currency shall be and remain due as a separate obligation. If, for the purpose of obtaining or enforcing judgment against the Borrower or any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency the parties agree, to the fullest extent permitted for the parties to do so, that the conversion shall be made at the rate of exchange based upon market conditions (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower and the Guarantors covenant and agree to pay, or cause to be paid, such amounts, if any, as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. For purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

11.14	INDEMNIFICATION.

(a)	The Borrower and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Lender, each Agent, the Lead Arranger and their respective officers, directors, employees, agents, representatives, successors and assigns (together, the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses (including the reasonable fees and expenses of counsel) and disbursements of any kind whatsoever (together, “Liabilities”) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) related to the entering into and/or performance of this Agreement or any other Credit Document or related document or the use of proceeds of the Loans or the consummation of any of the transactions contemplated hereby or in any other Credit Document or the performance of any of their duties and obligations or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such Liabilities to the extent determined by the final and nonappealable judgment of a court of competent jurisdiction to specifically have been proximately caused by the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentences may be unenforceable, the Borrower and each Guarantor shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Liabilities incurred by the Indemnified Parties or any of them.

(b)	Without limiting the foregoing, the Borrower and the Guarantors, jointly and severally, will defend, indemnify and hold harmless the Indemnified Parties from and against any Liabilities of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation or noncompliance with or liability under any Environmental Laws or any orders, requirements

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

or demands of any Governmental Authorities related thereto (including without limitation, attorney’s fees, court costs and litigation expenses), but excluding any Liabilities to the extent determined by the final and nonappealable judgment of a court of competent jurisdiction to specifically have been proximately caused by the gross negligence or willful misconduct of the Person to be indemnified.

(c)	Except as expressly set forth in the Credit Documents, no Lender or Agent shall have any obligation or liability, whether direct, indirect, implied or otherwise, to the Borrower, any Guarantor or any other Person whatsoever except to the extent that a Liability incurred by the Borrower, a Guarantor or other Person is determined by the final and non-appealable judgment of a court of a competent jurisdiction to specifically have been proximately caused by the gross negligence or willful misconduct of such Lender or Agent, as the case may be.

(d)	No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

11.15	WAIVER OF JURY TRIAL AND SPECIAL DAMAGES. THE BORROWER, EACH GUARANTOR, EACH LENDER, EACH AGENT AND EACH LEAD ARRANGER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE GUARANTORS, THE AGENTS, THE LEAD ARRANGERS OR THE LENDERS. THE BORROWER AND EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH SUCH OTHER DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS, EACH AGENT AND EACH LEAD ARRANGER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER DOCUMENT. EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND EACH GUARANTOR HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

11.16	SURVIVAL. The obligations of the Borrower and the Guarantors, as the case may be, under Sections 2.8, 2.12, 2.13, 8, 11.3, 11.13 and 11.14, and of the Lenders under Section 10.7, shall survive the final and indefeasible repayment of the Loans, the resignation or removal of any Agent and the termination of this Agreement.

11.17	NEUTRAL INTERPRETATION. In the interpretation of the Credit Documents, no party shall be deemed the drafting party and each provision hereof and thereof shall be interpreted neutrally with no presumption arising in favor of one party or the other based upon which party prepared the drafts or the final version hereof or thereof.

11.18	USURY. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lenders limiting rates of interest which may be charged or collected by the Lenders, and, in such event, the rates of interest shall be reduced to the maximum permitted by the applicable law.

11.19	ACKNOWLEDGEMENTS. The Borrower and the Guarantors hereby acknowledge that (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents; and (b) none of the Agents, the Lead Arrangers, nor the Lenders has a fiduciary relationship to the Borrower or any Guarantor, and the relationship between the Agents, the Lead Arrangers, and the Lenders, on the one hand, and the Borrower and the Guarantors, on the other hand, is solely that of debtor and creditor.

11.20	CONFIDENTIALITY/ US PATRIOT ACT NOTICE/ANTI-MONEY LAUNDERING.

(a)	Except for disclosures authorized by the next sentence, each Agent and Lender will treat all information delivered by the Borrower or Guarantors pursuant to this Agreement, or obtained pursuant to the exercise of its inspection rights hereunder, as confidential information, other than information that is publicly available (other than by breach of this Agreement) and information that becomes available to such Agent or such Lender from a Person not known to be under any duty of confidentiality to the Borrower or Guarantors, as the case may be, with respect to such information. The Borrower and each Guarantor hereby authorizes each Agent and Lender to

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

disclose information relating to the Borrower, the Guarantors and/or their respective affiliates to any of such Agents or Lenders or their respective Affiliates, partners, directors, employees, officers, agents, trustees, administrators, managers, representatives, any regulatory, tax, customs or judicial authority, any rating agency, auditor, insurance or reinsurance broker, advisor, insurer, reinsurer and, as the case may be, in connection with any securitization or other risk transfer or hedging transaction or any other transaction under which payments are to be made by reference to any Credit Document or to the Borrower and/or any Guarantor, including without limitation any actual or potential participants or assignees (but in the case of disclosure to actual or potential participants or assignees, only if such potential or actual transferee has been made aware of this Section 11.20(a) and has agreed to be bound by its provisions as if it were a party hereto), if such Agent or Lender deems such disclosure to be necessary or advisable in carrying out its duties, obligations, commitments or activities, in exercising its rights hereunder, or for the purpose of its asset, liability or risk management policies, or as may be required by law, regulation or judicial process. In addition, each Agent and each Lender may disclose the existence of this Agreement and information about this Agreement to service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.

(b)	Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Borrower and the Guarantors, including the name and address of each thereof and other information that allows such Lender or Agent, as the case may be, to identify the Borrower and/or the Guarantors in accordance with the Patriot Act. The Borrower and each Guarantor shall provide such information and take such actions as are requested by each such Lender or Agent to comply with the Patriot Act.

(c)	The Borrower and each Guarantor will promptly on the request of a Lender supply to that Lender any documentation or other evidence that is reasonably required by that Lender (whether for itself, on behalf of any other Lender or any prospective new Lender) to enable a Lender or prospective new Lender to carry out and be satisfied with the results of all applicable identification checks that a Lender is obliged to carry out in order to meet its obligations under any applicable law or regulation to identify a Person who is (or is to become) its customer.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(d)	The Borrower and each Guarantor will promptly submit to the Administrative Agent such information and documents as the Administrative Agent on behalf of a Lender may reasonably request in order to comply with that Lender's obligations to prevent money laundering and to conduct ongoing monitoring of its business relationship with the Borrower and the Guarantors.

11.21	ENGLISH LANGUAGE. In the construction and interpretation of this Agreement, the English language version thereof shall be the official version, and any version that has been translated into any other language shall have no force or effect except for purposes of enforcing this Agreement in a court of law that requires that this Agreement be presented thereto in another language. All notices and documents to be furnished under this Agreement shall be in the English language.

11.22	AUTHORIZATION. The Borrower and each Guarantor irrevocably and unconditionally authorize each Lender, until all the Obligations are satisfied in full, to consult:

(a)	the consolidated information concerning it held in the Central Bank of Brazil’s database, pursuant to the terms of Resolution nr. 3658 of the Brazilian National Monetary Council (Conselho Monetário Nacional), as such Resolution may be altered and/or amended from time to time;

(b)	information concerning its financial derivatives position, pursuant to the terms of Resolution nr. 3908 of the Brazilian National Monetary Council, as such Resolution may be altered and/or amended from time to time; and

(c)	information concerning transactions undertaken by it in the foreign exchange market, as made available by the Central Bank of Brazil, in order to accompany the performance of the Borrower or relevant Guarantor, as the case may be, pursuant to the terms of Resolution nr. 3920 of the Brazilian National Monetary Council, as such Resolution may be altered and/or amended from time to time.

11.23	ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, by their respective duly authorized representatives, as of the date first above written.

ADECOAGRO VALE DO IVINHEMA S.A.

as Borrower

By:	By:
Name:	Name:
Title:	Title:

ADECOAGRO BRASIL PARTICIPAÇÕES S.A.

as Guarantor

By:	By:
Name:	Name:
Title:	Title:

USINA MONTE ALEGRE LTDA.

as Guarantor

By:	By:
Name:	Name:
Title:	Title:

ADECO AGROPECUÁRIA BRASIL S.A.

as Guarantor

By:	By:
Name:	Name:
Title:	Title:

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ING BANK N.V.

as Administrative Agent and Collateral Agent

By:	By:
Name:	Name:
Title:	Title:

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ING BANK N.V., São Paulo Branch

as Brazilian Collateral Agent

By:	By:
Name:	Name:
Title:	Title:

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ING CAPITAL LLC

as a Lead Arranger

By:
Name:
Title:

Address for notices:

ING Capital LLC

c/o Av. Pres. Juscelino Kubitschek, 510 – 3º andar

São Paulo, SP 04543-000, Brazil

Tel.: +55-11-4504-6471/6282

Attn: Alcides Santos/Katia Garcia

e-mail: alcides.santos@americas.ing.com / katia.garcia@americas.ing.com

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

RABOBANK CURAÇAO N.V.

as a Lead Arranger

By:	By:
Name:	Name:
Title:	Title:

Notices:

Address: Av das Nações Unidas 12.995 – 7º andar – SP/Brazil – 04578-000

Attn.: Operations

Tel.: + 55-11-5503-7455/7070

E-mail: opsoff@rabobank.com / marcia.bon@rabobank.com

Account Details:

Correspondent Bank: JPMorgan Chase Bank New York

SWIFT: CHASUS33

Account nr.: 400-212420

Account Name: Rabobank Curaçao N.V.

ABA: 021000021

Reference: Adecoagro Syndicated EPP – 2015

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ING BANK N.V.

as a Lender

By:	By:
Name:	Name:
Title:	Title:

Notices:

Address: Av. Pres. Juscelino Kubitschek, 510 – 3o andar, São Paulo, SP, 04543-000, Brazil

Attn.: Alcides Santos/Katia Garcia

Tel.: +55-11-4504-6471/6282

E-mail: alcides.santos@americas.ing.com / katia.garcia@americas.ing.com

Account Details:

Correspondent Bank: JPMorgan Chase Bank – New York – N.Y. – U.S.A.

SWIFT: CHASUS33

Account nr.: 066709547

Account Name:   ING Financial Services LLC Loan Services on behalf of and for the benefit of ING Bank

NV (Amsterdam Service Center)

ABA: 021000021

Reference: Adecoagro 2015

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

RABOBANK CURAÇAO N.V.

as a Lender

By:	By:
Name:	Name:
Title:	Title:

Notices:

Address: Av das Nações Unidas 12.995 – 7º andar – SP/Brazil – 04578-000

Attn.: Operations

Tel.: + 55-11-5503-7455/7070

E-mail: opsoff@rabobank.com / marcia.bon@rabobank.com

Account Details:

Correspondent Bank: JPMorgan Chase Bank New York

SWIFT: CHASUS33

Account nr.: 400-212420

Account Name: Rabobank Curaçao N.V.

ABA: 021000021

Reference: Adecoagro Syndicated EPP - 2015

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, LONDON BRANCH

as a Lender

By:	By:
Name:	Name:
Title:	Title:

Notices:

Address: Broadwalk House, 5 Appold St., London EC2A 2DA

Attn.: Jean Paul Laxague/Loans Admin/Agency and Middle Office SFI

Tel.: +44-20-7214-5620/6672/7143

E-mail: jeanpaul.laxague@ca-cib.com / syndloans@ca-cib.com / sfi_middleofficescflondon@ca-cib.com

Account Details:

Correspondent Bank: Citibank, New York

SWIFT: CITIUS33

Account nr.: 36254109

Account Name: Credit Agricole Corporate and Investment Bank, London Branch

Reference: Adecoagro

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

BANCO LATINOAMERICANO DE COMERCIO EXTERIOR S.A.

as a Lender

By:	By:
Name:	Name:
Title:	Title:

Notices:

Address: Torre V, Business Park, Avenida La Rotonda, Urbanización Costa del Este, Apartado 0819-08730,

Panamá, Republic of Panamá

Attn.: Eucadis Molina

Tel.: +507-210-8584

E-mail: emolina@bladex.com

Account Details:

Correspondent Bank: Bank of America, 100 West 33rd Street, New York, NY, 10001

SWIFT: BOFAUS3N

ABA: 0959 026009593

Account nr.: 6550-5-43011

Account Name: Banco Latinoamericano de Comercio Exterior S.A., Panama

Reference: Adecoagro 2015

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

BANCO VOTORANTIM S.A. – NASSAU BRANCH

as a Lender

By:	By:
Name:	Name:
Title:	Title:

Notices:

Address: Av. das Nações unidas, 14.171, São Paulo

Attn.: Fernanda Ferreira/Pedro Lippi/Roberto Worms

Tel.: +55-11-5171-3230/1909/5801

E-mail: fernanda.ferreira@bancovotorantim.com.br /

bvnb.backoffice@bvnassaubranch.com / trade.finance@bancovotorantim.com.br

Account Details:

Correspondent Bank: JP Morgan Chase NY

SWIFT: CHASUS33

ABA: 021000021

Account nr.: 400941759

Account Name: Banco Votorantim S.A. – Nassau Branch

SWIFT: BAVOBSNS

Reference: Adecoagro Vale do Ivinhema Ltda. US$ 110 million Secured Syndicated PEF Facility

~ 101 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ABN AMRO BANK N.V.

as a Lender

By:	By:
Name:	Name:
Title:	Title:

Notices:

Address: Rua Leopoldo Couto de Magalhães Jr., 700 – 4th floor, São Paulo, 04542-000, SP, Brazil

Attn.: Leandro Almeida/Marcelo Tambelli/Dien Quan/Mauro Rego/Margarete Ludovico

Tel.: +55-11-3073-7711/7424; +31-10-4016601; +55-11-3073-7422/7418

E-mail: leandro.almeida@br.abnamro.com / marcelo.tambelli@br.abnamro.com / mail_ccmbr@br.abnamro.com /

     loket.leningenadministratie.ccs@nl.abnamro.com / mail_ccmbr@br.abnamro.com

Account Details:

Correspondent Bank: Bank of America International – New York – N.Y. – U.S.A.

SWIFT: BOFAUS3N

Account nr.: 6550368324

Account Name: ABN AMRO Bank N.V., FFC to Adecoagro Vale do Ivinhema – 47.39.54.656

SWIFT: ABNANL2A

Reference: Adecoagro 2015

~ 102 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Witness:	Witness:
ID:	ID:

~ 103 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

SCHEDULE 1

COMMITMENTS

Lender	Commitment (US$)
ING Bank N.V.	22,500,000.00
Rabobank Curaçao N.V.	22,500,000.00
Crédit Agricole Corporate and Investment Bank, London Branch	20,000,000.00
Banco Latinoamericano de Comercio Exterior S.A.	20,000,000.00
Banco Votorantim S.A. – Nassau Branch	15,000,000.00
ABN AMRO Bank N.V.	10,000,000.00
Total:	110,000,000.00

~ 104 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

SCHEDULE 2

LIST OF ELIGIBLE OFF-TAKERS

ADM	Kolmar
Alcotra	Louis Dreyfus
Alvean	Mitsubishi Corp.
BP	Mitsui
BTG Pactual	Morgan Stanley
Bunge	Noble America Resources Corp.
Chemoil	Noble Resources PTE
Chevron	Petrobras Trading
CHS	Phillips66
Copersucar	Raizen Trading
Cropenergies	RCMA
Eco-Energy	Sojitz
ED&F Man	Sucden
EISA	Tate & Lyle Sugar
ExxonMobile	Toyota Tsusho Sugar Trading Ltd.
Gavillon	Valero
Glencore	Vitol
Greenergy	Wilmar
Gunvor

~ 105 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

SCHEDULE 3

MORTGAGED PROPERTIES

Farm	Location	Real Estate Registration Number	Owner
Rio de Janeiro	Barreiras - Bahia	47462	Adeco Agropecuária Brasil Ltda.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

SCHEDULE 4

LIENS EXISTING ON THE EXECUTION DATE
Adecoagro Vale do Ivinhema S.A.

Loan	Bank	Borrowed Amounts		Commencement Date	Maturity Date	Agreement	Liens
CCE	BTG Pactual	R$	65,000,000	10-Jul-12	30-Dec-15	Nº CCE010/12	First Ranking Mortgage on the Nossa Senhora Aparecida farm (Registration Number 9879 - 9881) and Dom Fabrício farm (Registration Number 3492); Export Agreement and Pledge Cane Sugar
	HSBC	R$	55,000,000			Nº 1054-12
	Rabobank	R$	75,000,000			Nº CCE20120001
	Votorantim	R$	35,000,000			Nº 10142381
FCO Angélica	Banco do Brasil	R$	70,000,000	30-Jul-10	01-Jul-20	Nº 40/00370-1	First Ranking Mortgage on the Sapálio farm (Registration Number 8399) and Fiduciary Assignment of Financed Assets
FCO Ivinhem a	Banco do Brasil	R$	130,000,000	19-Oct-12	01-Nov-22	Nº 40/00553-4	First Ranking Mortgage on the Carmen farm (Registration Number 10888) and Fiduciary Assignment of Financed Assets
CDC	CNH	R$	1,360,000	01-May-13	15-Feb-18	Nº 201201552-8/001	Fiduciary Assignment of Financed Assets
CDC	CNH	R$	1,672,000	01-May-13	15-Feb-18	Nº 201201552-9/001	Fiduciary Assignment of Financed Assets
CDC	CNH	R$	746,240	08-Nov-13	01-Sep-17	Nº 201301160-7/001	Fiduciary Assignment of Financed Assets
FINAME	Banco do Brasil	R$	9,905,000	15-Jun-12	15-May-22	Nº 40/00506-2	Fiduciary Assignment of Financed Assets
FINAME	Banco do Brasil	R$	8,100,000	22-Mar-13	15-Jan-23	Nº 40/00583-6	Fiduciary Assignment of Financed Assets
FINAME	Votorantim	R$	2,340,000	13-May-11	15-Apr-16	Nº 83159-3	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	1,710,000	19-Feb-13	16-Oct-17	Nº 2012009281	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	679,500	30-Jul-13	15-Jun-18	Nº 2013006085	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	2,003,400	08-Nov-13	15-Aug-18	Nº 2013008978	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	575,316	02-Dec-13	15-Oct-18	Nº 2013011606	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	2,438,424	02-Dec-13	15-Oct-18	Nº 2013011605	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	1,216,498	02-Dec-13	15-Aug-18	Nº 2013008977	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	575,316	24-Feb-14	17-Dec-18	Nº 2013013481	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	432,000	15-Mar-13	15-Nov-22	Nº 155.755/12	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	5,006,300	20-May-13	15-Jan-23	Nº 158.841/12	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	1,695,600	12-Mar-13	15-Jan-23	Nº 158.870/12	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	113,400	18-Mar-13	15-Nov-22	Nº 156.043/12	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	1,386,000	15-Mar-13	15-Nov-22	Nº 155.680/12	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	432,900	11-Mar-13	15-Nov-22	Nº 155.825/12	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	315,000	05-Apr-13	15-Nov-22	Nº 155.826/12	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	321,300	28-Nov-13	15-Sep-23	Nº 170.179-13	Fiduciary Assignment of Financed Assets
FINAME	Itaú BBA	R$	8,890,798	14-Dec-12	16-Nov-22	Nº 50002875100	Fiduciary Assignment of Financed Assets
FINAME	Itaú BBA	R$	7,641,000	14-Dec-12	16-Nov-22	Nº 50002875600	Fiduciary Assignment of Financed Assets
FINAME	Itaú BBA	R$	8,488,198	14-Jan-13	16-Nov-22	Nº 50002875200	Fiduciary Assignment of Financed Assets
FINAME	Itaú BBA	R$	4,950,000	14-Jan-13	16-Nov-22	Nº 50002875300	Fiduciary Assignment of Financed Assets
FINAME	Itaú BBA	R$	8,237,268	14-Jan-13	17-Oct-22	Nº 50002875700	Fiduciary Assignment of Financed Assets
FINAME	Itaú BBA	R$	7,740,000	14-Jan-13	16-Nov-22	Nº 50002875500	Fiduciary Assignment of Financed Assets
FINEM Angélica	Bradesco	R$	151,000,000	17-Mar-08	15-Apr-18	Nº 91.2.149.6.1.013	First Ranking Mortgage on the Takuarê farm (Registration Number 2737); Fiduciary Assignment of Financed Assets and Quota pledge agreement over 99,99% of the shares in Adecoagro Brasil Participações S.A.
	HSBC
	Itaú BBA
	Itaú Unibanco
	Rabobank
	Santander
FINEM Ivinhem a	Itaú BBA	R$	273,207,000	11-Jun-13	15-Jan-23	Nº 21/00310-6	First Ranking Mortgage on the Carmen farm (Registration Number 10888); Second Ranking Mortgage on the Takuarê farm (Registration Number 2737) and
	Banco do Brasil
FINEM Ivinhem a	BNDES	R$	215,431,000	21-Nov-13	15-Jan-23	Nº 12.2.1433.1	Fiduciary Assignment of Financed Assets and Receivables of Power Contract (131 MWh)
NCE	Itaú BBA	R$	75,000,000	05-Mar-13	15-Mar-19	Nº 100113030001400	Receivables of Power Contract (87 MWh)
PPE	ING	USD	30,000,000	30-Jul-13	15-Dec-16	Nº -	Export Agreement and Pledge Cane Sugar
	Bladex	USD	20,000,000
	ING	USD	20,000,000
PPE	Rabobank	USD	20,000,000	20-Sep-13	15-Jul-17	Nº -	Export Agreement and Pledge Cane Sugar
	HSBC	USD	20,000,000
	Bradesco	USD	20,000,000
	PGGM	USD	20,000,000
	Hinduja Bank	USD	10,000,000
PPE	ING	USD	20,000,000	25-Mar-14	15-Dec-17	Nº -	Export Agreement and Pledge Cane Sugar
	HSBC	USD	12,500,000
	ICBC	USD	12,500,000
	BES	USD	10,000,000
	Bradesco	USD	10,000,000
	Bladex	USD	10,000,000
	Hinduja Bank	USD	10,000,000
	Monte Dei Pas chi	USD	8,000,000
	Banco da China	USD	7,000,000
PPE	ING	USD	40,000,000	02-Jan-15	30-Dec-18	Nº -	First Ranking Mortgage on the Ouro Verde farm (Registration Number 1642), Água Branca farm (Registration Number 1077), Conquista I-II-III farms (Registration Number 3867 - 1620 - 1619), Alto Alegre I-II-III-IV farms (Registration Number 3757 - 3771 - 3772 - 3773) and Bela Manhã farm (Registration Number 1431 - 1432 - 1433 - 1434 - 1435 - 1515 - 1516 - 1517 - 1645 - 1647 - 2022 - 2023 - 2325);
Second Ranking Mortgage on the Nossa Senhora Aparecida farm (Registration Number 9879 - 9881) and Dom Fabrício farm (Registration Number 3492);
							Export Agreement and Pledge Cane Sugar and Ethanol
	Rabobank	USD	35,000,000
	ABN	USD	30,000,000
	Crédit Agricole	USD	20,000,000
	HSBC	USD	15,000,000
	Caixa Geral	USD	10,000,000
	Galena	USD	10,000,000

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Usina Monte Alegre Ltda.

Loan	Bank	Borrowed Amounts		Commencement Date	Maturity Date	Agreement	Liens
CCE	Votorantim	R$	15,000,000.00	9-Mar-12	9-Mar-16	Nº 10136273	Quota pledge agreement over 100% of the shares in Usina Monte Alegre Ltda.
FINAME	BDMG	R$	179,628.03	26-Sep-12	15-Jul-22	Nº 153.778/11	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	5,356,976.40	8-Apr-13	15-Dec-22	Nº 158.026/12	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	329,664.00	20-Jun-14	15-Apr-24	Nº 181.922/14	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	188,800.00	20-Jun-14	15-Apr-22	Nº 181.919/14	Fiduciary Assignment of Financed Assets
FINAME	BDMG	R$	2,349,000.00	25-Mar-15	15-Jan-23	Nº 197.808/14	Fiduciary Assignment of Financed Assets
FINAME	Votorantim	R$	966,400.00	11-Apr-11	15-Feb-16	Nº 83160-9	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	780,073.20	19-Dec-13	17-Dec-18	Nº 2013013592	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	2,763,442.80	24-Feb-14	15-Jan-19	Nº 2013014770	Fiduciary Assignment of Financed Assets
FINAME	CNH	R$	188,800.00	8-Oct-14	15-Aug-19	Nº 2014013744	Fiduciary Assignment of Financed Assets
NCE	Brades co	USD	11,700,000.00	28-May-12	15-Dec-16	Nº 201200137	Mortgage on the Monte Belo farm (Registration Number 1001) and Fiduciary Assignment of Financed Assets
PESA	Brades co	R$	2,256,144.28	1-Mar-00	1-Mar-20	Nº 97-0001-3	Mortgage on the Monte Belo farm (Registration Number 1001)
PESA	Brades co	R$	2,256,144.28	1-Mar-00	1-Mar-20	Nº 97-00021	Mortgage on the Monte Belo farm (Registration mber 1001)

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Adeco Agropecuária Brasil S.A.

None

~ 109 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

SCHEDULE 5

TAX LIENS FILED AGAINST PROPERTIES

Data: 14/07/2015	Empresa: Usina Monte Alegre Ltda
Escritório: Advogados Responsáveis:	Castro Barros Sobral Gomes Advogados André Oliveira / Daniela Duque Estrada / Gabriel Manica / Natasha Pinheiro
Área:	Tributário
Autor:	União Federal
Réu:	Usina Monte Alegre S/A
Natureza da Ação:	Execução Fiscal
Processo nº.:	0430.06.001295-1 (465/2005)
Vara/Comarca:	Vara Única da Justiça Estadual de Monte Belo
Distribuição:	10.10.2005
Valor Pleiteado:	R$ 13.155.607,86 (em outubro/2005)
Valor Atualizado:	R$ 17.311.349,42 (em julho/2015)
Objeto:

Execução Fiscal objetivando a cobrança judicial de supostos débitos de IPI inscritos como Dívida Ativa da União por meio da CDA nº 60.3.01.000307-20, constituídos através do Processo Administrativo nº 13656.000511/2001-58.

Artigos de Enquadramento:
Andamento:	Em 06.06.2007, foi proferido despacho determinando a suspensão dessa execução fiscal até o julgamento final dos embargos à execução nº 0430.07.002112-5.
Observações:
Garantias:	Vide Embargos à Execução Fiscal nº 0430.07.002112-5 (item 3).
Probabilidade de Perda: (em percentual)	Vide Embargos à Execução Fiscal nº 0430.07.002112-5 (item 3).

Data: 14/07/2015	Empresa: Usina Monte Alegre Ltda
Escritório: Advogados Responsáveis:	Castro Barros Sobral Gomes Advogados André Oliveira / Daniela Duque Estrada / Gabriel Manica / Natasha Pinheiro
Área:	Tributário
Embargado:	Fazenda Nacional
Embargante:	Usina Monte Alegre S/A
Natureza da Ação:	Embargos à Execução Fiscal
Processo nº.:	0430.07.002112-5 / 2009.01.99.022059-0
Vara/Comarca:	Vara Única da Justiça Estadual de Monte Belo / 08ª Turma do Tribunal Regional Federal da 01ª Região
Distribuição:	22.05.2007
Valor Pleiteado:	Ver item supra.
Valor Atualizado:	Ver item supra.
Objeto:

Desconstituição da CDA nº 60.301.000307-20, que constitui o objeto da Execução Fiscal nº 465/2005, na medida em que os débitos nela refletidos estão extintos, na forma do artigo 156, inciso V, do CTN, seja pela decadência, seja pela prescrição.

Artigos de Enquadramento:	Artigos 150, parágrafo 4º, 174, 156, inciso V, do Código Tributário Nacional.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Andamento:

Em 25.09.2008, foi publicada sentença julgando procedente o pedido formulado na inicial dos embargos à execução fiscal, para reconhecer que os créditos tributários de IPI encontram-se extintos pela decadência, determinando, ainda, a extinção da Execução Fiscal nº 465/2005. Em 16.11.2008, a Fazenda Nacional interpôs recurso de apelação, tendo sido proferida decisão monocrática, em 13.08.2012, dando integral provimento ao recurso da União para reformar a sentença e manter a cobrança dos créditos exequendos. Contra tal decisão, foram opostos embargos de declaração pela Usina, em 27.08.2012, e agravo regimental pela União, em 13.09.2012, objetivando a majoração da condenação da empresa em honorários sucumbenciais. Os embargos da Usina foram convertidos em agravo regimental. Em sessão de julgamento realizada no dia 01.03.2013, foi proferido acórdão, por maioria de votos, no qual foi dado provimento ao agravo regimental da Usina, e negado provimento ao agravo regimental da União, para reformar a decisão monocrática e reconhecer que os débitos exequendos encontram-se fulminados pela prescrição, nos termos do voto- vista do Juiz Federal Convocado Clodomir Sebastião Reis. Foram opostos embargos de declaração da União, objetivando a reforma integral do acórdão proferido, bem como embargos declaratórios pela Usina, objetivando tão somente a majoração da condenação em honorários. Ambos embargos de declaração foram desprovidos. A Usina interpôs recurso especial objetivando a majoração dos honorários, e a União também interpôs recurso especial objetivando a reforma integral do acórdão que negou provimento à apelação. Atualmente, aguarda-se o exame de admissibilidade desses recursos.

Observações:
Garantias:	Foram oferecidos bens à penhora pela Usina Monte Alegre S/A (máquinas, equipamentos, veículos e imóvel onde funciona sua sede), no valor total de R$ 12.213.920,00 (em maio/2007).
Probabilidade de Perda: (em percentual)

Igual ou menor a 40%, se avaliada apenas sob o ponto de vista do direito substantivo, sem quaisquer ponderações que decorram dos aspectos processuais envolvidos, e considerando a probabilidade de perda restrita à argumentação de mérito, que consiste no reconhecimento da prescrição ou decadência do direito de as autoridades fiscais cobrarem/lançarem os respectivos créditos tributários. Entendemos que a probabilidade de perda pode ser estimada como remota. Todavia,

~ 111 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

considerando o que o Tribunal Regional Federal da 1ª Região, inicialmente, julgou favoravelmente a causa em favor da União Federal, estimamos as atuais chances de êxito como possíveis (entre 40% e 60%).

~ 112 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

EXHIBIT I

COPORATE STRUCTURE

(1) Stocks traded on NYSE.

(2) Leonardo Berridi holds one share

~ 113 ~

Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANNEX A

FORM OF PROMISSORY NOTE

NOTA PROMISSÓRIA

Nº: [•]

Valor: US$ [•]

Data de Emissão: [•] de [•] de 2015.

Local de Emissão: Município de Angélica, Estado do Mato Grosso do Sul

Praça de Pagamento: Município de São Paulo, Estado de São Paulo

Vencimento: à vista. De acordo com o Art. 34 do Decreto-Lei nº 57.663/66, fica o detentor da presente Nota Promissória autorizado a apresentá-la dentro do prazo de até 05 (cinco) anos contados da presente data.

Referência: Export Prepayment Facility Agreement (contrato de pré-pagamento de exportação), celebrado em        de           de 2015 entre a Emitente (abaixo definida) e o ING Bank N.V., entre outros (“Contrato de Pré-pagamento de Exportação”)

Emitente: Adecoagro Vale do Ivinhema S.A.

Mediante apresentação da presente NOTA PROMISSÓRIA, que só poderá ser exigida nos termos do contrato em referência, a ADECOAGRO VALE DO IVINHEMA S.A., sociedade limitada com sede na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê, s/n. Zona Rural, inscrita no CNPJ/MF sob nº 07.903.169/0001-09, neste ato representada por seus representantes, os senhores Leonardo Raúl Berridi, brasileiro, casado, engenheiro, portador da carteira de identidade nº 58.831.136-4 e inscrito no CPF sob nº. 231.115.108-83, e Renato Junqueira Santos Pereira, brasileiro, casado, engenheiro agrônomo, portador da carteira de identidade nº 28.119.168-2 e inscrito no CPF sob o n.º 199.560.208-69, ambos residentes e domiciliados no Município de São Paulo, Estado de São Paulo, e com escritório na Rua Iguatemi, n° 192, 12º andar, Município de São Paulo, Estado de São Paulo, pagará incondicionalmente e à vista ao [•], instituição financeira constituída de acordo com as leis de [•], com sede na cidade de [•], em [•], (o “Credor”), ou à sua ordem, a quantia de US$ [•], convertido em moeda corrente nacional, mediante a utilização da taxa de câmbio de venda publicada pelo Banco Central do Brasil em sua página na internet, referente ao último dia útil imediatamente anterior ao do efetivo pagamento desta Nota Promissória. A Emitente e os Avalistas, por este ato, renunciam a toda e qualquer formalidade, tal como pedido de protesto, notificação ou aviso de qualquer natureza com relação a esta Nota Promissória.

Esta Nota Promissória só poderá ser endossada concomitantemente com a cessão parcial ou integral dos direitos e das obrigações do Credor sob o Contrato de Pré-Pagamento de Exportações, nos termos da Clausula 11.1 do mesmo.

Esta Nota Promissória é regida pelas leis da República Federativa do Brasil.

Angélica, [•] de        de 2015.

Emitente:

ADECOAGRO VALE DO IVINHEMA S.A.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

[Verso da Nota Promissória nº [•]]

Avalistas:

Bom por aval:

ADECOAGRO BRASIL PARTICIPAÇÕES S.A.

Bom por aval:

USINA MONTE ALEGRE LTDA.

Bom por aval:

ADECO AGROPECUÁRIA BRASIL S.A.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANNEX B

FORM OF NOTICE OF DRAWDOWN

________ __, 2015

ING BANK N.V.

As Administrative Agent

c/o Av. Pres. Juscelino Kubitschek, 510 – 3o andar

São Paulo 04543-000

SP, Brazil

Re:	Export Prepayment Finance Agreement dated as of August 3, 2015

Ladies and Gentlemen:

We refer to the Export Prepayment Finance Agreement (as may be amended, varied, novated, supplemented or otherwise modified from time to time, the “Export Prepayment Finance Agreement”) dated as of August 3, 2015 among Adecoagro Vale do Ivinhema S.A. as the Borrower, the Guarantors, ING Bank N.V., as the Administrative Agent and the Collateral Agent, the Brazilian Collateral Agent, the Lead Arrangers and the Lenders party thereto. Terms defined in the Export Prepayment Finance Agreement shall have the same meaning in this Notice of Drawdown.

We hereby give you notice that, pursuant to the Export Prepayment Finance Agreement and on [•], 2015, Adecoagro Vale do Ivinhema S.A. wishes to borrow Loans in the amount of U.S.$ [•], upon the terms and subject to the conditions contained therein. Please credit the proceeds of the Loans in accordance with the procedure set forth in the Export Prepayment Finance Agreement to account no. [•] of [Name of Bank].

We confirm that, on the date hereof, the representations set out in Section 3 of the Export Prepayment Finance Agreement are true and correct, we are in compliance in all respects with the covenants set out in Sections 5 and 6 thereof, that the conditions to the making of the Loans set out in Section 4 thereof have been satisfied and that no Default has occurred and is continuing or will occur after giving effect to the requested Loans.

ADECOAGRO VALE DO IVINHEMA S.A.

By:	By:
Name:	Name:
Title:	Title:

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANNEX C

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Export Prepayment Finance Agreement (as may be amended, varied, novated, supplemented or otherwise modified from time to time, the “Export Prepayment Finance Agreement”) dated as of August 3, 2015 among Adecoagro Vale do Ivinhema S.A. as the Borrower, the Guarantors, ING Bank N.V., as the Administrative Agent and the Collateral Agent, the Brazilian Collateral Agent, the Lead Arrangers and the Lenders party thereto. Terms defined in the Export Prepayment Finance Agreement are used herein as defined therein.

____________________ (the “Assignor”) and ____________________ (the “Assignee”) agree as follows:

1.	The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocable purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below) an interest (the “Assigned Interest”) in and to the Assignor’s rights and obligations in the Loans under the Export Prepayment Finance Agreement in the principal amount and percentage as set forth on Schedule 1 hereto, together with all rights related thereto under the other Credit Documents.

2.	The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in any Credit Document or in any instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower, the Importer or any Guarantor of any of their obligations under the Credit Documents or any instrument or document furnished pursuant thereto; and (iv) attaches the Notes currently held by it that are part of the Assigned Interest and requests that such Notes be exchanged for new Notes as follows: (a) a Note for an aggregate amount of US$ [•] payable to the order of the Assignee, and, (b) if the Assignor is retaining any interest in the Loans, then a Note for an aggregate amount of US$ [•] payable to the order of the Assignor.

3.	The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Documents, together with copies of the financial statements delivered

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

pursuant thereto, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents or any instrument or document furnished pursuant thereto; (iv) hereby irrevocably designates and appoints each Agent as its agent under the Credit Documents and the documents delivered in connection therewith, and hereby irrevocably authorizes each Agent, in their respective capacities as such, to take such action as agent on its behalf and to exercise such powers and perform such duties under the Credit Documents or any document furnished pursuant thereto as are expressly delegated to the Agents by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Documents and will perform in accordance with its terms all the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

4.	Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for approval in accordance with the terms and conditions of the Export Prepayment Finance Agreement, and, if approved as provided in the Export Prepayment Finance Agreement, will be effective as of the date five Business Days after the date of such delivery unless the date of delivery to the Administrative Agent is less than ten (10) days before the next Interest Payment Date, in which case it will be effective on the first day after such Interest Payment Date (the “Assignment Effective Date”).

5.	Upon such approval and recording, from and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Assignment Effective Date or accrue subsequent to the Assignment Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Assignment Effective Date or with respect to the making of the assignment directly between themselves.

6.	Upon such approval and recording, from and after the Assignment Effective Date, (i) the Assignee shall be a party to the Export Prepayment Finance Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Export Prepayment Finance Agreement to the extent of the Assigned Interest and, if this Assignment and Acceptance covers all or the remaining portion of the Assignor’s rights and obligations under the Export Prepayment Finance Agreement, the Assignor shall cease to be a party to the Export Prepayment Finance Agreement, except as provided otherwise in Section 11.1(a) thereof.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

7.	This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York, United States of America, including, without limitation, Section 5-1401 of the New York General Obligations Law, but excluding any conflicts of law principles that would lead to the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

Schedule 1 to

Assignment and Acceptance

Relating to the Export Prepayment Finance Agreement dated as of August 3, 2015 among Adecoagro Vale do Ivinhema S.A. as the Borrower, the Guarantors, ING Bank N.V., as the Administrative Agent and the Collateral Agent, the Brazilian Collateral Agent, the Lead Arrangers and the Lenders party thereto

Name of Assignor:

Name of Assignee:

Assignment Effective Date:

Loan Principal Amount Assigned:

Percentage of Loan Assigned:

ASSIGNEE	ASSIGNOR

By:	By:
Name:	Name:
Title:	Title:

Address for Notices:

Approved and Accepted, if required pursuant to Section 11.1(a):

ING Bank N.V., as Administrative Agent

By:	By:
Name:	Name:
Title:	Title:

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANNEX D

CERTIFICATE OF OFFICER OF BORROWER

[DATE]

To:	ING BANK N.V.

As Administrative Agent

c/o Av. Pres. Juscelino Kubitschek, 510 – 3o andar

São Paulo 04543-000

SP, Brazil

Re:	Export Prepayment Finance Agreement dated as of August 3, 2015

I refer to the Export Prepayment Finance Agreement (as may be amended, varied, novated, supplemented or otherwise modified from time to time, the “Export Prepayment Finance Agreement”) dated as of August 3, 2015 among Adecoagro Vale do Ivinhema S.A. as the Borrower, the Guarantors, ING Bank N.V., as the Administrative Agent and the Collateral Agent, the Brazilian Collateral Agent, the Lead Arrangers and the Lenders party thereto. Terms defined in the Export Prepayment Finance Agreement shall have the same meaning in this Certificate.

I am a ______ [title] __________ of the Borrower and, pursuant to Section 4.1(c) of the Export Prepayment Finance Agreement, hereby certify in this certificate (this “Certificate”) as follows:

(1)	I am duly authorized to give this Certificate.

(2)	Powers: Attached as Exhibit A to this Certificate are true, complete and up- to-date certified copies of the Governing Documents of the Borrower as in effect on the date hereof and on the date of the Borrower’s execution and delivery of the Credit Documents to which it is a party. The Borrower is carrying on a business authorized under its Governing Documents. Neither the entry into the Credit Documents to which it is a party nor the execution and delivery of the Notes by the Borrower, nor the exercise of its rights and/or performance of or compliance with its obligations under the Credit Documents to which it is a party does or will violate, or exceed any borrowing or other power or restriction granted or imposed by, its Governing Documents.

(3)	Due Execution: Attached as Exhibit B to this Certificate is an Incumbency List dated as of [•], executed by the [•] of the Borrower containing a list of the names and titles, and specimen of the signatures, of the persons who are at the date of this Certificate officers of the Borrower or attorneys-in-fact of

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the Borrower and who (either individually or with others, as provided in the [Resolutions/Governing Documents]1) are authorized, on behalf of the Borrower, to sign the Credit Documents to which it is a party and are authorized to give all communications and take any other action required under or in connection with the Credit Documents to which it is a party on behalf of the Borrower.

(4)	Due Authorization: [Use this bracketed alternative if the Governing Documents require approval of the Board of Directors/shareholders and delete the other alternative: Attached as Exhibit C to this Certificate is a true and complete certified copy of the minutes of a duly convened meeting of its {board of directors, shareholders, members etc}2 duly held on [•], 2015, at which a duly constituted quorum was present and voting throughout and at which the resolutions set out in the minutes were duly passed and adopted (the “Resolutions”). Each of the Resolutions remains in full force and effect and has not been amended, varied, novated, supplemented, modified, revoked or rescinded. The Resolutions constitute all action necessary on the part of the Borrower to approve the execution and delivery by the Borrower of the Credit Documents to which it is a party, the borrowings thereunder and the performance by the Borrower of its obligations thereunder.] [Use this bracketed alternative if the Governing Documents do not require approval of the Board of Directors/shareholders and delete the other alternative: The Governing Documents of the Borrower provide all authorizations necessary for the Borrower to execute, deliver and perform the Credit Documents to which it is a party, and no further action is necessary for the Borrower to execute, deliver and perform the Credit Documents to which it is a party.]

(5)	Default: No Default has occurred and is continuing as of the date of this Certificate.

(6)	Covenants and Representations and Warranties: As of the date hereof the Borrower is in full compliance with all covenants under the Credit Documents that are applicable to it and all representations and warranties of the Borrower contained in the Credit Documents and any certificates, statements or other documents delivered pursuant thereto are true and correct as of this date.

Name:

1	Choose as appropriate

2	Insert the relevant corporate body (Board of Directors, Executive Committee) or other group (such as shareholders), as appropriate, if this bracketed clause is applicable

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

EXHIBIT B TO CERTIFICATE OF OFFICER

[BORROWER’S LETTERHEAD]

Incumbency Certificate

I, [•], [title] of __________ (the “Borrower”), DO HEREBY CERTIFY, in connection with the Export Prepayment Finance Agreement dated as of August 3, 2015 among Adecoagro Vale do Ivinhema S.A. as the Borrower, the Guarantors, ING Bank N.V., as the Administrative Agent and the Collateral Agent, the Brazilian Collateral Agent, the Lead Arrangers and the Lenders party thereto (the “Agreement”), that the following statements are true and correct:

1.          I am a duly authorized and appointed officer of the Borrower, and I am authorized to execute this certificate on behalf of the Borrower; and

2.          As of the date hereof, (a) the below named persons, having been duly elected and appointed by the Borrower, are duly authorized by the Borrower to execute and deliver on its behalf the Agreement and any other agreement, instrument or document delivered under the Agreement, and (b) the signature which appears opposite the name of each such person referred to in clause (a) above is a true specimen of the signature of such person.

Name	Office	Signature

[•]	[•]

[•]	[•]

[•]	[•]

IN WITNESS WHEREOF, I have signed this certificate this [•] day of [•], 2015.

Name: [•]
Title: [•]

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ANNEX E

CERTIFICATE OF OFFICER OF GUARANTOR

[DATE]

To:        ING BANK N.V.

As Administrative Agent

c/o Av. Pres. Juscelino Kubitschek, 510 – 3o andar

São Paulo 04543-000

SP, Brazil

Re:         Export Prepayment Finance Agreement dated as of August 3, 2015

I refer to the Export Prepayment Finance Agreement (as may be amended, varied, novated, supplemented or otherwise modified from time to time, the “Export Prepayment Finance Agreement”) dated as of August 3, 2015 among Adecoagro Vale do Ivinhema S.A. as the Borrower, the Guarantors, ING Bank N.V., as the Administrative Agent and the Collateral Agent, the Brazilian Collateral Agent, the Lead Arrangers and the Lenders party thereto. Terms defined in the Export Prepayment Finance Agreement shall have the same meaning in this Certificate.

I am a _____[title] ___________ of [Adecoagro Brasil Participações S.A.][Usina Monte Alegre S.A.][Adeco Agropecuária Brasil S.A.] (the “Guarantor”) and, pursuant to Section 4.1(c) of the Export Prepayment Finance Agreement, hereby certify in this certificate (this “Certificate”) as follows:

(1)	I am duly authorized to give this Certificate.

(2)	Powers: Attached as Exhibit A to this Certificate are true, complete and up- to-date certified copies of the Governing Documents of the Guarantor as in effect on the date hereof and on the date of the Guarantor’s execution and delivery of the Credit Documents to which it is a party. The Guarantor is carrying on a business authorized under its Governing Documents. Neither the entry into the Credit Documents to which it is a party, nor the exercise of its rights and/or performance of or compliance with its obligations under the Credit Documents to which it is a party does or will violate, or exceed any power or restriction granted or imposed by, its Governing Documents.

(3)	Due Execution: Attached as Exhibit B to this Certificate is an Incumbency List dated as of [•], executed by the [•] of the Guarantor containing a list of the names and titles, and specimen of the signatures, of the persons who are at the date of this Certificate officers of the Guarantor or attorneys-in-fact of the Guarantor and who (either individually or with others, as provided in the

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

[Resolutions/Governing Documents]3) are authorized, on behalf of the Guarantor, to sign the Credit Documents to which it is a party and are authorized to give all communications and take any other action required under or in connection with the Credit Documents to which it is a party on behalf of the Guarantor.

(4)	Due Authorization: [Use this bracketed alternative if the Governing Documents require approval of the Board of Directors/shareholders and delete the other alternative: Attached as Exhibit C to this Certificate is a true and complete certified copy of the minutes of a duly convened meeting of its {board of directors, shareholders, members etc}4 duly held on [•], 2015, at which a duly constituted quorum was present and voting throughout and at which the resolutions set out in the minutes were duly passed and adopted (the “Resolutions”). Each of the Resolutions remains in full force and effect and has not been amended, varied, novated, supplemented, modified, revoked or rescinded. The Resolutions constitute all action necessary on the part of the Guarantor to approve the execution and delivery by the Guarantor of the Credit Documents to which it is a party, the borrowings thereunder and the performance by the Guarantor of its obligations thereunder.] [Use this bracketed alternative if the Governing Documents do not require approval of the Board of Directors/shareholders and delete the other alternative: The Governing Documents of the Guarantor provide all authorizations necessary for the Guarantor to execute, deliver and perform the Credit Documents to which it is a party, and no further action is necessary for the Guarantor to execute, deliver and perform the Credit Documents to which it is a party.]

(5)	Default: No Default has occurred and is continuing as of the date of this Certificate.

(6)	Covenants and Representations and Warranties: As of the date hereof the Guarantor is in full compliance with all covenants under the Credit Documents that are applicable to it and all representations and warranties of the Guarantor contained in the Credit Documents and any certificates, statements or other documents delivered pursuant thereto are true and correct as of this date.

Name:

3	Choose as appropriate

4	Insert the relevant corporate body (Board of Directors, Executive Committee) or other group (such as shareholders), as appropriate, if this bracketed clause is applicable

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

EXHIBIT B TO CERTIFICATE OF OFFICER

[GUARANTOR’S LETTERHEAD]

Incumbency Certificate

I, [•], [title] of [Adecoagro Brasil Participações S.A.][Usina Monte Alegre S.A.][Adeco Agropecuária Brasil S.A.] (the “Guarantor”), DO HEREBY CERTIFY, in connection with the Export Prepayment Finance Agreement dated as of August 3, 2015 among Adecoagro Vale do Ivinhema S.A. as the Borrower, the Guarantors, ING Bank N.V., as the Administrative Agent and the Collateral Agent, the Brazilian Collateral Agent, the Lead Arrangers and the Lenders party thereto (the “Agreement”), that the following statements are true and correct:

1.         I am a duly authorized and appointed officer of the Guarantor, and I am authorized to execute this certificate on behalf of the Guarantor; and

2.          As of the date hereof, (a) the below named persons, having been duly elected and appointed by the Guarantor, are duly authorized by the Guarantor to execute and deliver on its behalf the Agreement and any other agreement, instrument or document delivered under the Agreement, and (b) the signature which appears opposite the name of each such person referred to in clause (a) above is a true specimen of the signature of such person.

Name	Office	Signature

[•]	[•]

[•]	[•]

[•]	[•]

IN WITNESS WHEREOF, I have signed this certificate this [•]h day of [•], 2015.

Name: [•]
Title: [•]

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANNEX F

FORM OF COMPLIANCE CERTIFICATE

ADECOAGRO VALE DO IVINHEMA S.A.

COMPLIANCE CERTIFICATE

[DATE]

To:        ING BANK N.V.

As Administrative Agent

c/o Av. Pres. Juscelino Kubitschek, 510 – 3o andar

São Paulo 04543-000

SP, Brazil

Re:       Export Prepayment Finance Agreement dated as of August 3, 2015

Ladies and Gentlemen:

I refer to the Export Prepayment Finance Agreement (as may be amended, varied, novated, supplemented or otherwise modified from time to time, the “Export Prepayment Finance Agreement”) dated as of August 3, 2015 among Adecoagro Vale do Ivinhema S.A. as the Borrower, the Guarantors, ING Bank N.V., as the Administrative Agent and the Collateral Agent, the Brazilian Collateral Agent, the Lead Arrangers and the Lenders party thereto. Terms defined in the Export Prepayment Finance Agreement shall have the same meaning in this Certificate.

I am a [title] of the Borrower and hereby certify in this certificate (this “Certificate”) as follows:

(1)	I am duly authorized to give this Certificate.

(2)	Default: The information contained on Schedule A hereto is true and correct and no Default or Event of Default has occurred and is continuing (except for [•] [describe default in reasonable detail and the action that the Borrower and/or the Guarantors have taken or proposes to take with respect thereto]).

(3)	Covenants and Representations and Warranties: As of the date hereof the Borrower and the Guarantors are in full compliance with all covenants applicable to each of them under the Credit Documents and all representations and warranties thereof contained in the Credit Documents and any certificates, statements or other documents delivered pursuant thereto are true and correct as of this date.

Name:
Title: Chief Financial Officer

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Schedule A to Compliance Certificate

Entries on this Schedule A represent descriptive references only to the corresponding components set forth in the relevant sections of the Export Prepayment Finance Agreement (and the definitions therein ancillary thereto). This Certificate relates to the fiscal year of the Borrower ended on [•].

(i)  The ratio of its Net Worth to its Total Assets is:

(ii)  The ratio of its Net Bank Debt to its Adjusted EBITDA is:

(iii)  Its Interest Coverage Ratio is:

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANNEX G

FORM OF AGRICULTURAL AND MERCANTILE PLEDGE AGREEMENT

(begins on next page)

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

INSTRUMENTO PARTICULAR DE PENHOR AGRÍCOLA E MERCANTIL DE CANA- DE-AÇÚCAR

Pelo presente instrumento:

ADECOAGRO VALE DO IVINHEMA S.A., sociedade anônima com sede na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê, s/n. Zona Rural, inscrita no CNPJ/MF sob nº 07.903.169/0001-09, doravante denominado “EMPENHANTE”; e

ING BANK N.V., instituição financeira constituída de acordo com as leis da Holanda, com sede na cidade de Amsterdã, em Bijlmerplein 888 (ING House), 1102 MG, neste ato representada nos termos de seus documentos constitutivos, doravante denominado “CREDOR PIGNORATÍCIO”;

ING BANK N.V., FILIAL DE SÃO PAULO, instituição financeira devidamente organizada e constituída segundo as leis da Holanda, neste ato representado por sua filial localizada em São Paulo, a qual é devidamente organizada e constituída segundo as leis da República Federativa do Brasil e com endereço localizado na Av. Presidente Juscelino Kubitschek, 510, 3º andar, na Cidade de São Paulo, Estado de São Paulo, CNPJ/MF nº 49.336.860/0001-90, na qualidade agente administrativo e de garantia local, atuando em benefício dos CREDORES, conforme abaixo definidos (“AGENTE DE GARANTIA”, e, em conjunto com a EMPENHANTE e o CREDOR PIGNORATÍCIO, as “PARTES”); e

LEONARDO RAÚL BERRIDI, brasileiro, casado, engenheiro, residente e domiciliado na Cidade de São Paulo, Estado de São Paulo, com escritório na Rua Iguatemi, n° 192, 12º andar, Itaim Bibi, CEP 01451-010, portador da Cédula de Identidade nº

58.831.136-4 e inscrito no CPF sob nº. 231.115.108-83, doravante denominado “FIEL DEPOSITÁRIO”.

CONSIDERANDO QUE:

(1) na data de 3 de agosto de 2015, a EMPENHANTE celebrou com o CREDOR PIGNORATÍCIO, o Rabobank Curaçao N.V. (“Rabobank”), o Crédit Agricole

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Corporate and Investment Bank, London Branch (“CA-CIB”), o Banco Latinoamericano de Comercio Exterior S.A. (“Bladex”), o ABN AMRO Bank N.V. (“ABN”), e o Banco Votorantim, Nassau Branch (“Votorantim” e, em conjunto com o CREDOR PIGNORATÍCIO, Rabobank, CA-CIB, Bladex e ABN, os “CREDORES”) e com o AGENTE DE GARANTIA, entre outras partes, o contrato de financiamento na modalidade de recebimento antecipado à exportação denominado “Export Prepayment Finance Agreement” (“Contrato de Pré-pagamento de Exportação”), nos termos da qual a EMPENHANTE concordou em tomar dívida no valor total de até US$110.000.000,00 (cento e dez milhões de dólares norte-americanos), equivalentes, para fins de referência, a R$[ ] ([ ]), com base na taxa de câmbio de US$1/R$[ ], utilizando-se da taxa de câmbio apurada pelo Banco Central, segundo critérios por ele definidos e por ele divulgada através da página http://www4.bcb.gov.br/pec/conversao/conversao.asp (“Taxa de Conversão”), na data de [ ] de [ ] de 2015; e

(2) nos termos do Contrato de Pré-pagamento de Exportação, o CREDOR PIGNORATÍCIO foi nomeado pelos CREDORES, na qualidade de credor solidário dos CREDORES, como AGENTE DE GARANTIA para (i) celebrar todos os contratos e demais instrumentos para a devida constituição de toda e qualquer garantia a ser constituída sob as leis da República Federativa do Brasil em benefício dos CREDORES atuando em nome próprio e, ainda, em nome e por conta dos CREDORES, na qualidade de mandatário destes, e (ii) para prestar assistência aos CREDORES na administração e controle de toda e qualquer garantia a ser constituída em benefício dos CREDORES, de acordo com as leis da República Federativa do Brasil;

(3) a EMPENHANTE deseja outorgar a garantia pignoratícia a ser constituída neste instrumento para os CREDORES, por meio do CREDOR PIGNORATÍCIO, na qualidade de credor solidário com os demais CREDORES, de maneira que ela seja compartilhada de forma pari passu e em igualdade de condições, proporcionalmente ao valor do crédito de cada um dos CREDORES, de forma a garantir o integral e pontual cumprimento de todas as obrigações da EMPENHANTE previstas no Contrato de Pré-pagamento de Exportação, no presente Instrumento e nos demais Documentos da Operação (conforme abaixo definido); e

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(4) em vista do acima exposto, as Partes acordaram a constituição de penhor agrícola e mercantil sobre cana-de-açúcar relativa às safras de [ ], ressalvados os direitos dos CREDORES, por meio do CREDOR PIGNORATÍCIO, na qualidade de credor solidário com os demais CREDORES, decorrentes do artigo 1.443 do Código Civil, no tocante à prioridade sobre a safra subsequente, qual seja, [ ], na hipótese de a EMPENHANTE não ter cumprido a integralidade de suas obrigações ou frustrarem-se ou se tornarem insuficientes as safras ora empenhadas, bem como sobre os seus produtos transformados (açúcar e/ou etanol), em garantia do integral e pontual pagamento das OBRIGAÇÕES GARANTIDAS (conforme abaixo definido);

RESOLVEM, ASSIM, as Partes firmar o presente Instrumento Particular de Penhor Agrícola e Mercantil de Cana-de-Açúcar, consoante as seguintes cláusulas e condições (“Instrumento”):

I. OBJETO

1.1. De acordo com o aqui disposto, a fim de garantir o fiel e tempestivo cumprimento de todas as obrigações da EMPENHANTE nos termos do Contrato de Pré-pagamento de Exportação (“OBRIGAÇÕES GARANTIDAS”), a EMPENHANTE neste ato empenha aos CREDORES, representados pelo CREDOR PIGNORATÍCIO, na qualidade de credor solidário dos CREDORES, certas quantidades de cana-de- açúcar das safras de [ ] (“Lavouras”), conforme especificado no Anexo I ao presente Instrumento, as quais representarão uma quantidade estimada de [ ] toneladas de cana-de-açúcar, bem como suas respectivas raízes (as quais foram e serão plantadas nos imóveis descritos no Anexo I ao presente Instrumento), com área total correspondente a [ ] hectares por safra e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão, todos livres e desembaraçados de quaisquer ônus (os “BENS EMPENHADOS”). O penhor constituído por este Instrumento gravará contínua e ininterruptamente todos os BENS EMPENHADOS até a satisfação total das OBRIGAÇÕES GARANTIDAS e será regido pelos artigos 1.438, 1.442 alíneas II e III, 1.447 e seguintes do Código Civil Brasileiro (Lei nº 10.406, de 10 de janeiro de 2002, conforme alterada).

1.2. As OBRIGAÇÕES GARANTIDAS incluem todas as obrigações de pagamento futuras, atuais, acessórias e do principal assumidas ou que venham a ser assumidas

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pela EMPENHANTE com relação ao Contrato de Pré-pagamento de Exportação, assim como posteriores alterações, se houver.

1.2.1. As OBRIGAÇÕES GARANTIDAS tem as seguintes características:

(a) Credores: ING Bank N.V., Rabobank Curaçao N.V., Crédit Agricole Corporate and Investment Bank, London Branch, Banco Latinoamericano de Comercio Exterior S.A. ABN AMRO Bank N.V. e Banco Votorantim, Nassau Branch

(b) Valor do Principal: até US$110.000.000,00, equivalentes a R$[ ], calculado com base na taxa de câmbio de US$1/R$[ ], conforme Taxa de Conversão, na data de [ ] de [ ] de 2015

(c) Prazo: até 20 de dezembro de 2019

(d) Datas de Pagamento do Principal: 20 de junho, 20 de setembro e 20 de dezembro dos anos de 2017, 2018 e 2019, sendo que (a) em 20 de junho de 2017 será amortizado o equivalente a 10% do Valor do Principal, (b) em 20 de setembro de 2017 será amortizado o equivalente a 10% do Valor do Principal, (c) em 20 de dezembro de 2017 será amortizado o equivalente a 10% do Valor do Principal, (d) em 20 de junho de 2018 será amortizado o equivalente a 10% do Valor do Principal, (e) em 20 de setembro de 2018 será amortizado o equivalente a 10% do Valor do Principal, (f) em 20 de dezembro de 2018 será amortizado o equivalente a 10% do Valor do Principal,

(g) em 20 de junho de 2019 será amortizado o equivalente a 13,3333% do Valor do Principal, (h) em 20 de setembro de 2019 será amortizado o equivalente a 13,3333% do Valor do Principal e (i) em 20 de dezembro de 2019 será amortizado o equivalente a 13,3334% do Valor do Principal.

(e) Taxa de Juros: taxa LIBOR adicionada a uma margem anual de 4,65% (quatro inteiros e sessenta e cinco décimos por cento).

(f) Pagamento dos Juros: 20 de setembro e 20 de dezembro do ano de 2015; 20 de março, 20 de junho, 20 de setembro e 20 de dezembro dos anos de 2016, 2017, 2018 e 2019.

1.3. O penhor constituído pelo presente Instrumento abrangerá automaticamente a totalidade do açúcar e/ou etanol resultante da transformação e processamento da cana-de-açúcar proveniente das Lavouras, nos termos do artigo 2º da Lei 2.666, de 6

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de dezembro de 1955 (doravante denominados simplesmente “PRODUTO”, e que compõem a definição de BENS EMPENHADOS em conjunto com as Lavouras).

1.4. O PRODUTO será armazenado em depósitos localizados nas unidades industriais descritas no Anexo II ao presente Contrato, sendo que não poderão ser alterados sem a autorização prévia do AGENTE DE GARANTIA.

1.5. A EMPENHANTE deverá tomar todas as providências para, às suas expensas, levar a efeito o registro do presente Instrumento, conforme estipulado na Cláusula XI, abaixo.

1.6. Nos termos do artigo 1.439 do Código Civil Brasileiro (Lei nº 10.406, de 10 de janeiro de 2002, c.onforme alterada pela Lei 12.873, de 24 de outubro de 2013), o presente Instrumento vigorará até o cumprimento integral das OBRIGAÇÕES GARANTIDAS, de modo que os BENS EMPENHADOS serão dados em garantia até o cumprimento integral das OBRIGAÇÕES GARANTIDAS.

1.7. A EMPENHANTE se obriga a manter bens empenhados nos prazos e montantes estabelecidos nos termos do índice de Cobertura de Garantia (Collateral Coverage) estabelecido na Cláusula 5(l)(i) do Contrato de Pré-pagamento de Exportação, até o término da vigência das OBRIGAÇÕES GARANTIDAS, providenciando o reforço da garantia constituída mediante a constituição de penhor sobre outras lavouras pendentes de cana-de-açúcar em áreas adicionais aquelas indicadas no Anexo I, nos termos estabelecidos no Anexo III ao presente instrumento.

II. DO FIEL DEPOSITÁRIO

2.1. O FIEL DEPOSITÁRIO neste ato recebe a função de fiel depositário dos BENS EMPENHADOS, nos termos do artigo 627 e seguintes do Código Civil Brasileiro (com exceção do artigo 644, ao qual o FIEL DEPOSITÁRIO, neste ato, expressamente renuncia). O FIEL DEPOSITÁRIO deverá manter-se como depositário dos BENS EMPENHADOS até a efetiva satisfação das OBRIGAÇÕES GARANTIDAS.

2.2. O FIEL DEPOSITÁRIO, a partir da assinatura do presente Instrumento, compromete-se a, sem nenhuma remuneração, (i) defender os BENS EMPENHADOS

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e zelar pela sua integridade, respondendo civil e criminalmente pelo fiel desempenho do encargo assumido e obrigando-se a entregar ou restituir os BENS EMPENHADOS tão logo o AGENTE DE GARANTIA assim o exija em benefício dos CREDORES, e (ii) prestar todas as informações solicitadas pelo AGENTE DE GARANTIA, a respeito dos BENS EMPENHADOS, no prazo máximo de 3 (três) dias úteis.

III. DAS INSPEÇÕES E DO MONITORAMENTO

3.1. A EMPENHANTE, neste ato, concede ao AGENTE DE GARANTIA, assim como às empresas expressamente autorizadas por ele, acesso, mediante prévio aviso de 72 (setenta e duas) horas, em dia útil e horário comercial, ao empreendimento/propriedade rural e/ou mercadoria, com a finalidade de fiscalizar a condição da lavoura/produção, bem como avaliar a situação das garantias reais constantes deste Instrumento. Caso se verifique irregularidades, ou qualquer situação que não esteja em conformidade com o declarado neste Instrumento ou no Contrato de Pré-pagamento de Exportação, poderá o AGENTE DE GARANTIA, solicitar à EMPENHANTE que regularize tal situação em um prazo de 5 (cinco) dias úteis contados desde o recebimento de tal solicitação, e caso a situação não seja regularizada nesse prazo, poderá o AGENTE DE GARANTIA impetrar quaisquer medidas preventivas, administrativas, judiciais e/ou extrajudiciais ao fiel cumprimento das obrigações assumidas neste Instrumento, independentemente de aviso, interpelação ou notificação, judicial ou extrajudicial.

3.2. Além disso, a EMPENHANTE se compromete a contratar empresa independente de inspeção e/ou de avaliação, aceitável aos CREDORES, representados pelo AGENTE DE GARANTIA, para (i) simultaneamente com a celebração deste Instrumento e (ii) posteriormente, semestralmente fazer a verificação das Lavouras, a fim de averiguar o desenvolvimento das plantações de cana-de-açúcar objeto do presente Instrumento e posteriormente verificar os armazéns em que serão armazenados os BENS EMPENHADOS e apresentar relatório ao AGENTE DE GARANTIA. Ademais, se forem verificadas discrepâncias relevantes, tal empresa deverá também levar a efeito inspeções e avaliações adicionais que venham a ser solicitadas pelo AGENTE DE GARANTIA. A EMPENHANTE obriga-se a arcar com os custos referentes às inspeções e avaliações semestrais, incluindo o pagamento de comissões adicionais cobradas pela empresa avaliadora contratada, bem como a

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reembolsar o AGENTE DE GARANTIA por quaisquer despesas que tiverem com tais inspeções e avaliações semestrais.

IV. OBRIGAÇÕES DA EMPENHANTE

4.1. A EMPENHANTE obriga-se a:

(i)    abster-se de vender (exceto sob os termos dos Contratos de Exportação cedidos fiduciariamente sob o Assignment and Security Agreement, a ser firmado ou firmado entre a EMPENHANTE, o CREDOR PIGNORATÍCIO e o AGENTE DE GARANTIAS), ceder, transferir, onerar ou de outro modo criar gravame sobre os BENS EMPENHADOS, exceto pelo penhor aqui pactuado, sujeito às implicações criminais prescritas no artigo 171, inciso III, do Decreto-lei nº 2.848, de 7 de dezembro de 1940, conforme alterado (Código Penal Brasileiro), ressalvado na hipótese de prévia autorização do AGENTE DE GARANTIA ou na hipótese de venda e entrega do PRODUTO nos termos dos Contratos de Exportação mencionados acima. A EMPENHANTE defenderá a sua titularidade sobre os BENS EMPENHADOS e a não existência de quaisquer outros ônus ou gravames com relação aos BENS EMPENHADOS, que não sejam os estabelecidos por este Instrumento, contra as reivindicações e demandas que quaisquer terceiros possam fazer;

(ii)   cumprir tempestivamente todas as suas obrigações previstas neste Instrumento e nos demais Documentos da Operação, sob pena de vencimento antecipado do Contrato de Pré-pagamento de Exportação, sem prejuízo de qualquer outro remédio que o CREDOR PIGNORATÍCIO ou o AGENTE DE GARANTIA possa ter a fim de defender seus interesses e dos demais CREDORES, incluindo a busca de tutela específica para cumprimento de obrigação de fazer nos termos do artigo 461, 461-A e seguintes do Código de Processo Civil Brasileiro;

(iii) prestar todas as informações e apresentar todas as evidências solicitadas pelo AGENTE DE GARANTIA a fim de comprovar que os BENS EMPENHADOS encontram-se localizados nos lugares estipulados no presente Instrumento, sendo que a EMPENHANTE ora compromete-se a não alterar o local dos BENS EMPENHADOS sem a prévia e expressa autorização do AGENTE DE GARANTIA.

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(iv) pagar imediatamente, antes de qualquer multa, penalidade, juros ou custos a eles vinculados, todos os impostos, contribuições e outros encargos governamentais ou não governamentais agora ou futuramente lançados ou incidentes sobre os BENS EMPENHADOS, ressalvadas eventuais autuações ou lançamentos indevidos passíveis de defesa administrativa ou contestação judicial;

(v) manter, às suas custas, até o total cumprimento das OBRIGAÇÕES GARANTIDAS, o PRODUTO, quando armazenado nos depósitos, nos termos da cláusula 1.4 acima, segurado contra todos os riscos usuais aplicáveis à apólice em questão em sociedade seguradora idônea e com sólida situação financeira comprometendo-se a contratar e tempestivamente pagar o prêmio referente ao seguro, devendo constar da apólice de seguro que as coberturas não poderão ser canceladas sem a prévia e expressa anuência do AGENTE DE GARANTIA;

(vi) manter a cana-de-açúcar plantada de forma adequada e em conformidade com a legislação aplicável e os padrões normais para este tipo de atividade;

(vii) obter, em relação aos BENS EMPENHADOS, todos os documentos (laudos, estudos, relatórios, licenças, autorizações, outorgas, etc.) previstos nas normas de proteção ambiental, atestando o seu cumprimento, e a informar ao AGENTE DE GARANTIA, em até 30 (trinta) dias a contar de seu recebimento, a existência de manifestação desfavorável de qualquer autoridade ambiental de que tenha conhecimento, salvo se o descumprimento em questão não for considerado relevante na opinião razoável do AGENTE DE GARANTIA;

(viii) arcar com todas as despesas e custos incorridos em relação ao registro do presente Instrumento de penhor dos BENS EMPENHADOS e de seus respectivos aditivos e prorrogações, bem como com a excussão do direito de garantia aqui conferido, incluindo despesas com honorários advocatícios razoavelmente incorridos e devidamente comprovados; e

(ix) informar imediatamente ao AGENTE DE GARANTIA, por escrito, sobre a ocorrência de: (i) qualquer evento que possa razoavelmente provocar um efeito adverso relevante sobre o direito de garantia concedido nos termos do presente

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Instrumento; ou (ii) qualquer outro evento conhecido que possa razoavelmente provocar um efeito adverso relevante sobre o valor total dos BENS EMPENHADOS.

4.2. A EMPENHANTE celebrará, à sua própria custa e periodicamente, os demais documentos e instrumentos que possam ser necessários para autorizar o CREDOR PIGNORATÍCIO ou o AGENTE DE GARANTIA a proteger os direitos criados pelo presente Instrumento em relação aos BENS EMPENHADOS, no todo ou em parte, ou o exercício, pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA de qualquer dos direitos, poderes, competências que lhes forem conferidos pelos CREDORES.

V. VENCIMENTO ANTECIPADO E EXCUSSÃO DA GARANTIA PIGNORATÍCIA

5.1. Em caso de inadimplemento, pela EMPENHANTE, de qualquer obrigação prevista no presente Instrumento ou em qualquer dos demais Documentos da Operação, não sanado no prazo concedido sob o respectivo instrumento, poderão o CREDOR PIGNORATÍCIO ou o AGENTE DE GARANTIA, atuando em benefício dos CREDORES, excutir a presente garantia sobre os BENS EMPENHADOS, podendo, para tanto, praticar todos os atos assegurados pela lei aplicável, com a possibilidade de alienar, converter, vender ou ceder por instrumento privado, operação ou de outro modo, no todo ou em parte, os BENS EMPENHADOS, de acordo com os preços e termos e condições de mercado no momento da alienação, dar quitação e assinar qualquer documento ou instrumento, independentemente de sua natureza especial, conforme necessário para fazer valer os atos aqui mencionados, independentemente de leilão, hasta pública, avaliação prévia ou qualquer medida judicial ou extrajudicial, bem como independentemente de qualquer autorização ou aviso prévio à EMPENHANTE. Os recursos resultantes serão utilizados para pagamento de despesas razoáveis resultantes da venda dos BENS EMPENHADOS e pagamento das OBRIGAÇÕES GARANTIDAS nos termos do Contrato de Pré-pagamento de Exportação.

5.2. A EMPENHANTE, por este ato, outorga, irrevogável e irretratavelmente, ao CREDOR PIGNORATÍCIO e ao AGENTE DE GARANTIA, atuando em conjunto ou separadamente, em benefício dos CREDORES, de acordo com os artigos 684, 685 e 1.433, item IV, do Código Civil Brasileiro, a procuração, nos moldes do Anexo IV,

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anexo a este instrumento (“Procuração”), para atuar em nome da EMPENHANTE, exclusivamente para o cumprimento da Cláusula 5.1 acima.

5.3. Se o montante recebido pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA na venda dos BENS EMPENHADOS não for suficiente para pagamento de todos os valores devidos nos termos da Cláusula 5.1., acima, o saldo devedor, conforme calculado pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA, deverá ser imediatamente quitado pela EMPENHANTE, mediante depósito de recursos imediatamente disponíveis nas respectivas contas dos CREDORES, no prazo de 2 (dois) dias úteis a contar da data da notificação enviada pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA à EMPENHANTE indicando o saldo devedor a ser quitado e as contas bancárias dos CREDORES para depósito.

5.4 Se o montante recebido pelo CREDOR PIGNORATÍCIO ou pelos CREDORES, conforme o caso, for superior ao saldo devedor a ser quitado nos termos do Contrato de Pré-pagamento de Exportação, deverão o CREDOR PIGNORATÍCIO e os CREDORES devolver à EMPENHANTE o saldo remanescente, no prazo de 2 (dois) dias úteis.

VI. DECLARAÇÕES

6.1. O CREDOR PIGNORATÍCIO e o AGENTE DE GARANTIA neste ato declaram que:

(a)  possuem plenos poderes, autorização e capacidade para firmar o presente

Instrumento e para cumprir com suas obrigações contratuais aqui previstas; e

(b) o presente Instrumento constitui uma obrigação legal, válida e oponível contra eles de acordo com seus termos.

6.2. A EMPENHANTE neste ato declara que:

(a)  possui plenos poderes, autorização e capacidade para firmar o presente Instrumento e empenhar os BENS EMPENHADOS, bem como para cumprir com suas obrigações contratuais aqui assumidas;

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(b) o presente Instrumento constitui uma obrigação legal, válida e oponível à EMPENHANTE, segundo seus termos;

(c)  a celebração do presente Instrumento e o cumprimento de suas obrigações aqui pactuadas não violam qualquer disposição legal ou contratual ou qualquer obrigação anteriormente assumida pela EMPENHANTE;

(d) os BENS EMPENHADOS são de sua legítima propriedade e se encontram livres de ônus reais ou pessoais, judiciais ou extrajudiciais, penhoras, arrestos e sequestros e de qualquer comprometimento em quaisquer modalidades de crédito ou seguros abertos através de instituições financeiras ou seguradoras, assim como comprometidos em quaisquer tipos de contratos particulares, excetuando os gravames decorrentes deste Instrumento, inexistindo qualquer impedimento para a sua venda, judicial ou extrajudicialmente, pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA, em caso de excussão da presente garantia;

(e) é produtor rural e que efetuará o plantio e condução das Lavouras conforme recomendado pelas instituições de pesquisa e órgãos oficiais;

(f) as parcerias rurais e/ou contratos de arrendamento firmados com os proprietários das terras onde serão produzidas as Lavouras foram devidamente formalizados por meio da celebração dos instrumentos contratuais pertinentes à luz da legislação aplicável, nos quais está prevista a anuência expressa dos proprietários para que a EMPENHANTE possa alienar e/ou gravar os BENS EMPENHADOS;

(g) o presente Instrumento constitui, para todos os fins de direito, título executivo extrajudicial;

(h) está ciente de que qualquer eventual ato de tolerância por parte do CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA não importará em novação ou alteração das condições aqui estipuladas, constituindo-se tal ato mera liberalidade do CREDOR PIGNORATÍCIO ou do AGENTE DE GARANTIA; e

(i)   nenhum registro, solicitação, autorização ou protocolo perante órgãos ou agências governamentais ou terceiros é necessário no tocante à celebração do

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presente Instrumento, ou com relação à sua validade e exequibilidade, salvo os registros do presente Instrumento nos Cartórios de Registro de Imóveis competentes.

VII. INDEPENDÊNCIA DAS CLÁUSULAS

7.1. As disposições do presente Instrumento são independentes. Salvo se de outro modo aqui especificamente disposto, se qualquer cláusula ou disposição do presente Instrumento for considerada inválida ou inexequível, no todo ou em parte, por autoridade governamental com jurisdição sobre as PARTES, ou for considerada ilegal devido a uma alteração legal, então, essa invalidade ou inexequibilidade afetará somente essa cláusula ou disposição ou parte da mesma, não afetando de nenhum modo qualquer outra cláusula ou disposição do presente Instrumento. Ademais, na medida em que uma cláusula ou disposição for considerada inválida ou inexequível, conforme disposto na frase acima, as PARTES envidarão seus melhores esforços para acordar um método alternativo exequível e legal para atingir um resultado que seria atingido senão pela determinação ou constatação da ilegalidade ou inexequibilidade de tal cláusula ou disposição.

VIII. ADITIVOS, SUCESSORES E CESSIONÁRIOS

8.1. O presente Instrumento obriga e reverte em benefício das PARTES e de seus respectivos sucessores e cessionários. A EMPENHANTE não poderá ceder ou transferir qualquer de seus direitos ou obrigações nos termos do presente Instrumento sem o consentimento prévio e por escrito do AGENTE DE GARANTIA. Qualquer cessão ou transferência pela EMPENHANTE de qualquer de seus direitos e obrigações aqui estipulados sem o consentimento prévio e por escrito do AGENTE DE GARANTIA será nulo e inoperante. Todo e qualquer aditivo ou alteração dos termos e disposições aqui pactuados somente será válido se efetuado por escrito e assinado pelas PARTES.

IX. DIREITOS CUMULATIVOS

9.1. Os direitos, remédios, poderes e prerrogativas aqui estipulados são cumulativos, não excluindo quaisquer outros direitos, poderes ou remédios estabelecidos por leis aplicáveis.

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X. AVISOS

10.1. Os avisos ou outras comunicações exigidos ou permitidos no presente Instrumento serão efetuados por escrito e enviados pessoalmente ou por serviço de entrega expressa reconhecido nacionalmente, por meio eletrônico, por carta aérea registrada ou carta registrada ou protocolada, com aviso de recebimento, endereçada da seguinte forma:

(a) Se para a EMPENHANTE:

Adecoagro Vale do Ivinhema S.A.

Rua Iguatemi, nº 192, 12º andar

CEP 01451-010 – São Paulo – SP

At.: Nicolas Schaeffter

Tel.: (55 11) 2678-5600

Fax: (55 11) 2678-5647

E-mail: financeiro_spo@adecoagro.com

(b) Se para o CREDOR PIGNORATÍCIO:

ING Bank N.V.

Av. Pres. Juscelino Kubitschek, nº 510 – 3º andar

São Paulo 04543-000

Tel.: +55-11-4504-6471/6282

Fax: +55-11-4504-6302

Attn: Alcides Santos/Katia Garcia

e-mail: alcides.santos@americas.ing.com / katia.garcia@americas.ing.com

(c) Se para o AGENTE DE GARANTIA:

ING Bank N.V., filial São Paulo

Av. Pres. Juscelino Kubitschek, nº 510 – 3º andar

São Paulo 04543-000

Tel.: +55-11-4504-6471/6282

Fax: +55-11-4504-6302

Attn: Alcides Santos/Katia Garcia

e-mail: alcides.santos@americas.ing.co / katia.garcia@americas.ing.com

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(d) Se para o FIEL DEPOSITÁRIO:

Rua Iguatemi, n° 192, 12º andar

São Paulo 01451-010

Tel.: (55 11) 2678-5600

Fax: (55 11) 2678-5647

Attn: Leonardo Raúl Berridi / Nicolas Schaeffter

e-mail: financeiro_spo@adecoagro.com

10.2. Todo e qualquer aviso, instrução e comunicação aqui descrito será considerado válido e entregue na data do respectivo recebimento, conforme comprovado pelo protocolo assinado pelo destinatário ou, em caso de transmissão de e-mail ou correspondência, pelo aviso de recebimento.

XI. REGISTRO DESTE INSTRUMENTO E ADITIVOS

11.1. Sujeito às demais disposições deste Instrumento, a EMPENHANTE registrará, às suas expensas, o presente Instrumento e qualquer de suas alterações nos Registros de Imóveis com jurisdição sobre os locais onde os BENS EMPENHADOS forem cultivados e/ou armazenados, no prazo de 40 (quarenta) dias corridos a partir de sua celebração ou da respectiva alteração, sendo que o protocolo de referido documento perante os cartórios competentes deverá ser realizado pela EMPENHANTE em até 5 (cinco) dias úteis a contar da assinatura do referido instrumento.

11.2. A EMPENHANTE obriga-se, ainda, a encaminhar uma via original do presente Instrumento, devidamente registrado nos cartórios competentes, para o AGENTE DE GARANTIA, no prazo de 5 (cinco) dias a contar da data do último registro.

11.3. Da mesma forma, a EMPENHANTE obriga-se a levar a efeito e registrar eventuais aditamentos ao presente Instrumento, nos cartórios competentes e à margem do registro do presente Instrumento, no prazo de 40 (quarenta) dias corridos a contar da assinatura do instrumento em questão, sendo que o protocolo de referido documento perante os cartórios competentes deverá ser realizado pela EMPENHANTE em até 5 (cinco) dias úteis a contar da assinatura do referido instrumento, devendo encaminhar uma via original do instrumento registrado ao AGENTE DE GARANTIA, no prazo de 5 (cinco) dias úteis a contar da data do último registro.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

XII. DESPESAS

12.1. Todas as despesas diretas incorridas pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA nos termos do presente Instrumento, inclusive com a excussão da presente garantia ou com a proteção, registro ou regularização do presente Instrumento ou dos BENS EMPENHADOS, que sejam devidamente comprovadas, serão de total e exclusiva responsabilidade da EMPENHANTE, que neste ato compromete-se a reembolsar todos os valores razoavelmente e eventualmente desembolsados pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA.

XIII. PRAZO

13.1. O presente Instrumento é celebrado de modo irrevogável e irretratável, obrigando as PARTES e seus sucessores a qualquer título, permanecendo em vigor até o cumprimento integral das OBRIGAÇÕES GARANTIDAS.

13.2. Após a quitação integral das OBRIGAÇÕES GARANTIDAS, as PARTES tomarão todas as medidas e firmarão todos os documentos necessários para liberação dos BENS EMPENHADOS de qualquer gravame que ainda esteja em vigor de acordo com o aqui disposto. Neste caso CREDOR PIGNORATÍCIO deverá, em até 10 (dez) dias corridos a contar do recebimento de solicitação enviada pela EMPENHANTE nesse sentido, emitir o respectivo termo de quitação e liberação de garantia.

XIV. DEFINIÇÕES

14.1. Termos iniciados em letra maiúscula, que não são aqui definidos, terão os significados a eles atribuídos pelo Contrato de Pré-pagamento de Exportação. O Contrato de Pré-pagamento de Exportação, o presente Instrumento, a Escritura de Hipoteca, o Assignment and Security Agreement e a Nota Promissória (conforme definidos no Contrato de Pré-pagamento de Exportação) são, em conjunto, designados de “Documentos da Operação”.

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XV. RESPONSABILIDADE SÓCIO AMBIENTAL, TRABALHISTA E PREVIDENCIÁRIA

15.1. Independentemente de culpa, a EMPENHANTE ressarcirá os CREDORES e o AGENTE DE GARANTIA de qualquer quantia que estes sejam compelidos a pagar por conta de dano socioambiental, trabalhista ou previdenciário que, de qualquer forma, esteja diretamente relacionado a este Instrumento, assim como indenizará os CREDORES e o AGENTE DE GARANTIA por qualquer perda ou dano direto que o os CREDORES e o AGENTE DE GARANTIA venham a experimentar em decorrência de dano socioambiental, trabalhista ou previdenciário.

15.2. A EMPENHANTE declara, ainda, que todas as suas atividades são conduzidas de acordo com a Legislação Ambiental e Trabalhista-Previdenciária brasileira em vigência atualmente e que, portanto, obteve todas as licenças, autorizações e outorgas necessárias ao regular desempenho de suas atividades.

XVI. LEI DE REGÊNCIA

16.1. O presente Instrumento será regido e interpretado de acordo com as leis do Brasil, especialmente com os artigos 461, 466-B e 632 do Código de Processo Civil, sendo permitida a tutela específica das obrigações de fazer e de não fazer aqui pactuadas.

16.2. Para que produza os devidos efeitos legais, o presente Instrumento, assinado por duas testemunhas, constitui título executivo extrajudicial que poderá ser objeto de processo de execução nos termos do artigo 585, inciso II do Código de Processo Civil.

XVII. SOLUÇÃO DE CONTROVÉRSIAS

17.1. Quaisquer disputas ou controvérsias oriundas do presente Instrumento serão dirimidas pelo foro central da Cidade de São Paulo, Estado de São Paulo, que também será o foro competente para fazer valer as obrigações aqui estabelecidas.

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E por estarem assim justas e contratadas, as PARTES firmam o presente Instrumento em 3 (três) vias de igual teor e forma, na presença das 2 (duas) testemunhas abaixo assinadas:

São Paulo, [ ] de [ ] de 2015.

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(página de assinaturas do Instrumento Particular de Penhor Agrícola e Mercantil de Cana-de-Açúcar, por e entre Adecoagro Vale do Ivinhema S.A., ING Bank N.V., ING Bank N.V. – Filial São Paulo e Leonardo Raúl Berridi, celebrado em [ ] de [ ] de 2015)

ADECOAGRO VALE DO IVINHEMA S.A.

Nome:	Nome:
Cargo:	Cargo:

ING BANK N.V.

Nome:	Nome:
Cargo:	Cargo:

ING BANK N.V., filial São Paulo

Nome:	Nome:
Cargo:	Cargo:

LEONARDO RAÚL BERRIDI

Testemunhas:

1.-		2.-
	Nome :		Nome:
	RG:		RG:

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANEXO I

RELAÇÃO DOS BENS EMPENHADOS

EMPENHANTE: Adecoagro Vale do Ivinhema S.A. sociedade anônima com sede na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê, s/n., Zona Rural, inscrita no CNPJ/MF sob nº 07.903.169/0001-09.

1.  Descrição dos BENS EMPENHADOS:

Descrição dos bens (“Lavouras”)	Quantidade estimada de cana- de-açúcar
a totalidade da lavoura pendente de cana-de-açúcar da safra de [ ], bem como suas respectivas raízes e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão	[ ]toneladas
a totalidade da lavoura pendente de cana-de-açúcar da safra de [ ], bem como suas respectivas raízes e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão	[ ]toneladas
a totalidade da lavoura pendente de cana-de-açúcar da safra de [ ], bem como suas respectivas raízes e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão	[ ]toneladas
a totalidade da lavoura pendente de cana-de-açúcar da safra de [ ], bem como suas respectivas raízes e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão	[ ]toneladas

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	Fazenda/Imóvel onde a Lavoura encontra-será plantada	Matrículas	CRI	Contrato de Parceria	Áreas Empenhadas (há)
1.	[ ]	[ ]	[ ]	[ ]	[ ]
				TOTAL	[ ]

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANEXO II

DESCRIÇÃO DAS UNIDADES INDUSTRIAIS ONDE FICARÁ ARMAZENADO

O AÇÚCAR E/OU ETANOL

Localização das Unidades Industriais	Bem Empenhado	Quantidade do Bem Empenhado

[Adecoagro Vale do

Ivinhema S.A., Unidade Angélica, localizada na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê, s/n. Zona Rural, inscrita no CNPJ/MF sob nº

07.903.169/0001-09]

	Açúcar [VHP/Cristal]	[ ]
	Etanol [Anidro/Hidratado]	[ ]

[Adecoagro Vale do

Ivinhema S.A., Unidade Ivinhema, localizada na cidade de Ivinhema, Estado de Mato Grosso do Sul, na Rodovia 141,

KM 10, Fazenda Carmen, s/n, Zona Rural, inscrita no CNPJ/MF sob nº

07.903.169/0017-68]

	Açúcar [VHP/Cristal]	[ ]
	Etanol [Anidro/Hidratado]	[ ]

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANEXO III

MODELO DE INSTRUMENTO DE ADITAMENTO AO INSTRUMENTO PARTICULAR DE PENHOR AGRÍCOLA E MERCANTIL DE CANA-DE-AÇÚCAR

Pelo presente instrumento:

ADECOAGRO VALE DO IVINHEMA S.A., sociedade anônima com sede na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê, s/n., Zona Rural, inscrita no CNPJ/MF sob nº 07.903.169/0001-09, doravante denominada “EMPENHANTE”; e

ING BANK N.V., instituição financeira constituída de acordo com as leis da Holanda, com sede na cidade de Amsterdã, em Bijlmerplein 888 (ING House), 1102 MG, neste ato representada nos termos de seus documentos constitutivos, doravante denominado “CREDOR PIGNORATÍCIO”, e, em conjunto com a EMPENHANTE, as “PARTES”;

ING BANK N.V., FILIAL DE SÃO PAULO, instituição financeira devidamente organizada e constituída segundo as leis da Holanda, neste ato representado por sua filial localizada em São Paulo, a qual é devidamente organizada e constituída segundo as leis da República Federativa do Brasil e com endereço localizado na Av. Presidente Juscelino Kubitschek, 510, 3º andar, na Cidade de São Paulo, Estado de São Paulo, CNPJ/MF nº 49.336.860/0001-90, na qualidade de credor fiduciário e agente administrativo e de garantia local, atuando em benefício dos CREDORES, conforme abaixo definidos (“AGENTE DE GARANTIA”); e

LEONARDO RAÚL BERRIDI, brasileiro, casado, engenheiro, residente e domiciliado na Cidade de São Paulo, Estado de São Paulo, com escritório na Rua Iguatemi, n° 192, 12º andar, Itaim Bibi, CEP 01451-010, portador da Cédula de Identidade nº 58.831.136-4 e inscrito no CPF sob nº. 231.115.108-83, doravante denominado “FIEL DEPOSITÁRIO”.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

CONSIDERANDO QUE:

(1) em garantia das obrigações principais e acessórias assumidas pela EMPENHANTE sob o contrato de financiamento na modalidade de recebimento antecipado à exportação denominado “Export Prepayment Finance Agreement” (“Contrato de Pré- pagamento de Exportação”), nos termos da qual a EMPENHANTE concordou em tomar dívida no valor total de US$110.000.000,00 (cento e dez milhões de dólares norte-americanos),equivalentes, para fins de referência, a R$[ ] ([ ]), com base na taxa de câmbio de US$1/R$[ ], utilizando-se da Taxa de Conversão , na data de [ ] de [ ] de 2015, a EMPENHANTE empenhou em favor dos CREDORES, por meio do CREDOR PIGNORATÍCIO, a totalidade das lavouras de cana-de-açúcar das safras de [ ], as quais representarão uma quantidade estimada de [ ] toneladas de cana-de- açúcar, respectivamente ressalvados os direitos dos CREDORES, por meio do CREDOR PIGNORATÍCIO, na qualidade de credor solidário com os demais CREDORES, decorrentes do artigo 1.443, do Código Civil, no tocante à prioridade sobre a safra subsequente, qual seja, [ ], na hipótese de a EMPENHANTE não ter cumprido a integralidade de suas obrigações ou frustrarem-se ou se tornarem insuficientes as safras ali empenhadas, bem como sobre os seus produtos transformados (açúcar e/ou etanol), bem como suas respectivas raízes e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão, todos livres e desembaraçados de quaisquer ônus (“BENS EMPENHADOS”), por meio do Instrumento Particular de Penhor Agrícola e Mercantil de Cana-de-Açúcar celebrado em [ ] de [ ] de 2015 (“CONTRATO DE PENHOR”);

(2) nos termos da Cláusula 5(l)(i) do Contrato de Pré-pagamento de Exportação, a EMPENHANTE comprometeu-se a aditar referido instrumento para reforçar a garantia ali constituída, por meio da consituição de penhor sobre novas lavouras, caso não fosse observado o índice de Cobertura de Garantia (Collateral Coverage), ali definido; e

(3) os CREDORES PIGNORATÍCIOS estão de acordo com o reforço da garantia constituída sob o CONTRATO DE PENHOR;

RESOLVEM, ASSIM, a EMPENHANTE e o CREDOR PIGNORATÍCIO (“Partes”) celebrar este Instrumento de Aditamento ao Instrumento Particular de Penhor Agrícola e Mercantil de Cana-De-Açúcar (“ADITAMENTO”), que se regerá pelos seguintes termos e condições:

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Cláusula 1ª - Para fins deste Aditamento, todos os termos iniciados em letras maiúsculas, não definidos neste ADITAMENTO, têm o significado a eles atribuídos no CONTRATO DE PENHOR.

Cláusula 2ª – Em vista da constituição de penhor as novas lavouras a serem empenhadas pela EMPENHANTE, em favor do CREDOR PRIGNORATÍCIO, as quais incorporar-se-ão automaticamente ao penhor e passarão, para todos os fins de direito, a integrar a definição de “BENS EMPENHADOS”, as Partes decidem alterar a redação da Cláusula 1.1 do CONTRATO DE PENHOR, assim como o Anexo I do referido contrato.

Cláusula 3ª – Em vista do acima exposto, a Cláusula 1.1. do CONTRATO DE PENHOR passa a ter a seguinte redação:

“1.1. De acordo com o aqui disposto, a fim de garantir o fiel e tempestivo cumprimento de todas as obrigações da EMPENHANTE nos termos do Contrato de Pré-pagamento de Exportação (“OBRIGAÇÕES GARANTIDAS”), a EMPENHANTE neste ato empenha aos CREDORES, representados pelo CREDOR PIGNORATÍCIO, na qualidade de credor solidário dos CREDORES, a totalidade das lavouras de cana- de-açúcar das safras de [ ]. (“Lavouras”), conforme especificado no Anexo I ao presente Instrumento, as quais representarão uma quantidade estimada de [•] toneladas de cana-de-açúcar, respectivamente, bem como suas respectivas raízes (as quais foram e serão plantadas nos imóveis descritos no Anexo I ao presente Instrumento, com área total correspondente a [•] hectares por safra e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão, todos livres e desembaraçados de quaisquer ônus (os “BENS EMPENHADOS”). O penhor constituído por este Instrumento gravará contínua e ininterruptamente todos os BENS EMPENHADOS até a satisfação total das OBRIGAÇÕES GARANTIDAS e será regido pelos artigos 1.438, 1.442 alíneas II e III, 1.447 e seguintes do Código Civil Brasileiro (Lei nº 10.406, de 10 de janeiro de 2002, conforme alterada).”

Cláusula 4ª – Adicionalmente, as Partes expressamente concordam em substituir o Anexo I originalmente anexo ao CONTRATO DE PENHOR pelo novo Anexo I, anexo ao presente aditamento na forma de Anexo A, que inteiramente altera e substitui a

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relação dos BENS EMPENHADOS entregues pela EMPENHANTE ao CREDOR PGNORATÍCIO nos termos do CONTRATO DE PENHOR.

Cláusula 5ª – Nos termos da Cláusula XI do CONTRATO DE PENHOR, a EMPENHANTE obriga-se a levar a efeito e registrar o presente ADITAMENTO, nos cartórios competentes e à margem do registro do CONTRATO DE PENHOR, no prazo de 40 (quarenta) dias corridos contados a partir da presente data, devendo encaminhar uma via original do instrumento registrado ao AGENTE DE GARANTIA, no prazo de 5 (cinco) dias úteis a contar da data do último registro.

Cláusula 6ª - Todos os demais termos e condições do CONTRATO DE PENHOR não expressamente alterados ou modificados por este ADITAMENTO estão, através deste e na presente data, integralmente ratificados pelas Partes e deverão permanecer em pleno vigor e efeito conforme previsto no CONTRATO DE PENHOR.

Cláusula 7ª - O presente ADITAMENTO será regido pelas leis da República

Federativa do Brasil.

Cláusula 8ª - As partes elegem o foro da cidade de São Paulo, Estado de São Paulo, com exclusão de todos os outros, por mais privilegiados que sejam, para dirimir quaisquer questões decorrentes do presente ADITAMENTO.

E, por estarem assim justas e contratadas, as partes assinam o presente ADITAMENTO em 03 (três) vias de igual forma e teor, para um só efeito, na presença das 2 (duas) testemunhas abaixo.

São Paulo, [•] de [•] de [•].

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(página de assinaturas do Instrumento de Aditamento ao Instrumento Particular de Penhor Agrícola e Mercantil de Cana-de-Açúcar, por e entre Adecoagro Vale do Ivinhema S.A., ING Bank N.V., ING Bank N.V. - Filial de São Paulo e Leonardo Raúl Berridi, celebrado em [•] de [•] de [ ])

ADECOAGRO VALE DO IVINHEMA S.A.

Nome:	Nome:
Cargo:	Cargo:

ING BANK N.V.

Nome:	Nome:
Cargo:	Cargo:

ING BANK N.V., FILIAL SÃO PAULO

Nome:	Nome:
Cargo:	Cargo:

LEONARDO RAÚL BERRIDI

Testemunhas:

1.-		2.-
	Nome :		Nome:
	RG:		RG:

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ANEXO A AO INSTRUMENTO DE ADITAMENTO AO INSTRUMENTO PARTICULAR

DE PENHOR AGRÍCOLA E MERCANTIL DE CANA-DE-AÇÚCAR

MODELO DE ANEXO I RELAÇÃO

DOS BENS EMPENHADOS

EMPENHANTE: Adecoagro Vale do Ivinhema S.A. sociedade anônima com sede na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê,s/n. Zona Rural, inscrita no CNPJ/MF sob nº 07.903.169/0001-09.

1.  Descrição dos BENS EMPENHADOS:

Descrição dos bens (“Lavouras”)	Quantidade estimada de cana- de-açúcar
a totalidade da lavoura pendente de cana-de-açúcar da safra de [ ], bem como suas respectivas raízes e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão	[ ] toneladas
a totalidade da lavoura pendente de cana-de-açúcar da safra de [ ], bem como suas respectivas raízes e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão	[ ] toneladas
a totalidade da lavoura pendente de cana-de-açúcar da safra de [ ], bem como suas respectivas raízes e subprodutos decorrentes do beneficiamento da cana-de-açúcar em questão	[ ] toneladas
Total:	[ ] toneladas

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	Fazenda/Imóvel onde a Lavoura encontra-será plantada	Matrículas	CRI	Contrato de Parceria	Áreas Empenhadas (há)
1.	[ ]	[ ]	[ ]	[ ]	[ ]
				TOTAL	[ ]

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANEXO IV

PROCURAÇÃO

Pelo presente instrumento particular de mandato, ADECOAGRO VALE DO IVINHEMA S.A., sociedade anônima com sede na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê,s/n. Zona Rural, inscrita no CNPJ/MF sob nº 07.903.169/0001-09 (doravante “OUTORGANTE”), irrevogavelmente nomeia e constitui como seus bastantes procuradores ING BANK N.V., instituição financeira constituída de acordo com as leis da Holanda, com sede na cidade de Amsterdã, em Bijlmerplein 888 (ING House), 1102 MG (doravante “CREDOR PIGNORATÍCIO”), e ING BANK N.V., FILIAL DE SÃO PAULO, instituição financeira devidamente organizada e constituída segundo as leis da Holanda, neste ato representado por sua filial localizada em São Paulo, a qual é devidamente organizada e constituída segundo as leis da República Federativa do Brasil e com endereço localizado na Av. Presidente Juscelino Kubitschek, 510, 3º andar, na Cidade de São Paulo, Estado de São Paulo, CNPJ/MF nº 49.336.860/0001-90 (doravante “AGENTE DE GARANTIA” e, em conjunto com o CREDOR PIGNORATÍCIO, os “OUTORGADOS”), de acordo com o Instrumento Particular de Penhor Agrícola e Mercantil de Cana-de-Açúcar, datado de [ ] de [ ] de [ ], celebrado entre OUTORGANTE e os OUTORGADOS, dentre outros (o “Contrato de Penhor”), conferindo aos OUTORGADOS, irrevogável e irretratavelmente, de acordo com os artigos 684, 685 e 1433, item IV, do Código Civil Brasileiro, poderes gerais e especiais para, em conjunto ou separadamente, no lugar e em nome do OUTORGANTE, realizar qualquer dos atos mencionados a seguir: 1. praticar, no lugar e em nome do OUTORGANTE, todos e quaisquer atos que se fizerem necessários ou se tornarem exigíveis para fazer valer extrajudicialmente o Contrato de Penhor, inclusive os que seguem: (a) alienar, transferir e excutir os BENS EMPENHADOS (ou qualquer parte destes) ou alienar de outro modo e entregar os BENS EMPENHADOS ou qualquer parte destes consoante termos e condições que possam ser considerados convenientes, de acordo com o Contrato de Penhor, e aplicar o produto assim recebido ao pagamento das OBRIGAÇÕES GARANTIDAS, de acordo com o Contrato de Penhor; (b) assinar, formalizar e/ou entregar quaisquer instrumentos para a transferência ou outro tipo de alienação dos BENS EMPENHADOS de acordo com o Contrato de Penhor, e praticar todos os atos correlatos, inclusive, entre outros,

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executar quaisquer contratos e outros instrumentos ou acordos e instaurar ações com respeito aos BENS EMPENHADOS e representar o OUTORGANTE perante terceiros;

2. assinar, formalizar e/ou entregar quaisquer documentos e praticar quaisquer atos que se fizerem necessários para o pleno, fiel e integral cumprimento deste mandato;

3. na medida necessária ao exercício dos poderes ora conferidos, representar o OUTORGANTE perante terceiros, instituições financeiras e órgãos e autoridades governamentais brasileiros, nas esferas federal, estadual e municipal, inclusive Tesouro Nacional, Banco Central do Brasil, Juntas Comerciais do Estado de São Paulo ou autoridades tributárias; e 4. na medida necessária para garantir o aperfeiçoamento, registro ou prioridade dos direitos conferidos ao OUTORGADO em relação aos BENS EMPENHADOS, representar o OUTORGANTE perante qualquer Cartório de Registro de Imóveis nos quais o Contrato de Penhor ou suas respectivas alterações estejam registrados. O presente instrumento é lavrado com o fim específico do cumprimento dos termos do Contrato de Penhor e será válido pelo período necessário para que e até que as obrigações estabelecidas no Contrato de Penhor sejam cumpridas integralmente pela OUTORGANTE.

Os termos grafados em letras maiúsculas usados, porém, não definidos neste instrumento assumirão os significados a eles atribuídos no Contrato de Penhor.

Angélica, [ ] de [ ] de 2015.

ADECOAGRO VALE DO IVINHEMA S.A.

Nome:	Nome:
Cargo:	Cargo:

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ANNEX H

FORM OF MERCANTILE PLEDGE AGREEMENT

(begins on next page)

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INSTRUMENTO PARTICULAR DE PENHOR MERCANTIL DE AÇÚCAR E ETANOL

Pelo presente instrumento:

ADECOAGRO VALE DO IVINHEMA S.A., sociedade anônima com sede na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê, s/n. Zona Rural, inscrita no CNPJ/MF sob nº 07.903.169/0001-09, doravante denominado “EMPENHANTE”; e

ING BANK N.V., instituição financeira constituída de acordo com as leis da Holanda, com sede na cidade de Amsterdã, em Bijlmerplein 888 (ING House), 1102 MG, neste ato representada nos termos de seus documentos constitutivos, doravante denominado “CREDOR PIGNORATÍCIO”;

ING BANK N.V., FILIAL DE SÃO PAULO, instituição financeira devidamente organizada e constituída segundo as leis da Holanda, neste ato representado por sua filial localizada em São Paulo, a qual é devidamente organizada e constituída segundo as leis da República Federativa do Brasil e com endereço localizado na Av. Presidente Juscelino Kubitschek, 510, 3º andar, na Cidade de São Paulo, Estado de São Paulo, CNPJ/MF nº 49.336.860/0001-90, na qualidade agente administrativo e de garantia local, atuando em benefício dos CREDORES, conforme abaixo definidos (“AGENTE DE GARANTIA”, e, em conjunto com a EMPENHANTE e o CREDOR PIGNORATÍCIO, as “PARTES”); e

LEONARDO RAÚL BERRIDI, brasileiro, casado, engenheiro, residente e domiciliado na Cidade de São Paulo, Estado de São Paulo, com escritório na Rua Iguatemi, n° 192, 12º andar, Itaim Bibi, CEP 01451-010, portador da Cédula de Identidade nº 58.831.136-4 e inscrito no CPF sob nº. 231.115.108-83, doravante denominado “FIEL DEPOSITÁRIO”.

CONSIDERANDO QUE:

(1) na data de 3 de agosto] de 2015, a EMPENHANTE celebrou com o CREDOR PIGNORATÍCIO, o Rabobank Curaçao N.V. (“Rabobank”), o Crédit Agricole Corporate and Investment Bank, London Branch (“CA-CIB”), o Banco Latinoamericano

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de Comercio Exterior S.A. (“Bladex”), o ABN AMRO Bank N.V. (“ABN”), e o Banco Votorantim, Nassau Branch (“Votorantim” e, em conjunto com o CREDOR PIGNORATÍCIO, Rabobank, CA-CIB, Bladex e ABN, os “CREDORES”) e com o AGENTE DE GARANTIA, entre outras partes, o contrato de financiamento na modalidade de recebimento antecipado à exportação denominado “Export Prepayment Finance Agreement” (“Contrato de Pré-pagamento de Exportação”), nos termos da qual a EMPENHANTE concordou em tomar dívida no valor total de até US$110.000.000,00 (cento e dez milhões de dólares norte-americanos), equivalentes, para fins de referência, a R$[ ] ([ ]), com base na taxa de câmbio de US$1/R$[ ], utilizando-se da taxa de câmbio apurada pelo Banco Central, segundo critérios por ele definidos e por ele divulgada através da página http://www4.bcb.gov.br/pec/conversao/conversao.asp (“Taxa de Conversão”), na data de [ ] de [ ] de 2015; e

(2) nos termos do Contrato de Pré-pagamento de Exportação, o CREDOR PIGNORATÍCIO foi nomeado pelos CREDORES, na qualidade de credor solidário dos CREDORES, como AGENTE DE GARANTIA para (i) celebrar todos os contratos e demais instrumentos para a devida constituição de toda e qualquer garantia a ser constituída sob as leis da República Federativa do Brasil em benefício dos CREDORES atuando em nome próprio e, ainda, em nome e por conta dos CREDORES, na qualidade de mandatário destes, e (ii) para prestar assistência aos CREDORES na administração e controle de toda e qualquer garantia a ser constituída em benefício dos CREDORES, de acordo com as leis da República Federativa do Brasil;

(3) a EMPENHANTE deseja outorgar a garantia pignoratícia a ser constituída neste instrumento para os CREDORES, por meio do CREDOR PIGNORATÍCIO, na qualidade de credor solidário com os demais CREDORES, de maneira que ela seja compartilhada de forma pari passu e em igualdade de condições, proporcionalmente ao valor do crédito de cada um dos CREDORES, de forma a garantir o integral e pontual cumprimento de todas as obrigações da EMPENHANTE previstas no Contrato de Pré-pagamento de Exportação, no presente Instrumento e nos demais Documentos da Operação (conforme abaixo definido); e

(4) em vista do acima exposto, as Partes acordaram a constituição de penhor mercantil sobre o açúcar e etanol advindos da cana-de-açúcar produzida nas safras de

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[ ], ressalvados os direitos dos CREDORES, por meio do CREDOR PIGNORATÍCIO, na qualidade de credor solidário com os demais CREDORES, em garantia do integral e pontual pagamento das OBRIGAÇÕES GARANTIDAS (conforme abaixo definido);

RESOLVEM, ASSIM, as Partes firmar o presente Instrumento Particular de Penhor Mercantil de Açúcar e Etanol, consoante as seguintes cláusulas e condições (“Instrumento”):

I. OBJETO

1.1. De acordo com o aqui disposto, a fim de garantir o fiel e tempestivo cumprimento de todas as obrigações da EMPENHANTE nos termos do Contrato de Pré-pagamento de Exportação (“OBRIGAÇÕES GARANTIDAS”), a EMPENHANTE neste ato empenha aos CREDORES, representados pelo CREDOR PIGNORATÍCIO, na qualidade de credor solidário dos CREDORES, certas quantidades de açúcar e etanol advindos da cana-de-açúcar produzida nas safras de [ ], conforme especificado no Anexo I ao presente Instrumento, sendo uma quantidade de [ ] toneladas de açúcar e [ ] metros cúbicos de etanol, todos livres e desembaraçados de quaisquer ônus (os “BENS EMPENHADOS”). O penhor constituído por este Instrumento gravará contínua e ininterruptamente todos os BENS EMPENHADOS até a satisfação total das OBRIGAÇÕES GARANTIDAS e será regido pelos artigos 1.438, 1.447 a 1.450 do Código Civil Brasileiro (Lei nº 10.406, de 10 de janeiro de 2002, conforme alterada).

1.2. As OBRIGAÇÕES GARANTIDAS incluem todas as obrigações de pagamento futuras, atuais, acessórias e do principal assumidas ou que venham a ser assumidas pela EMPENHANTE com relação ao Contrato de Pré-pagamento de Exportação, assim como posteriores alterações, se houver.

1.2.1. As OBRIGAÇÕES GARANTIDAS tem as seguintes características:

(a) Credores: ING Bank N.V., Rabobank Curaçao N.V., Crédit Agricole Corporate and Investment Bank, London Branch, Banco Latinoamericano de Comercio Exterior S.A., ABN AMRO Bank N.V. e Banco Votorantim, Nassau Branch

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(b) Valor do Principal: até US$110.000.000,00, equivalentes a R$[ ], calculado com base na taxa de câmbio de US$1/R$[ ], conforme Taxa de Conversão, na data de [ ] de [ ] de 2015

(c) Prazo: até 20 de dezembro de 2019

Datas de Pagamento do Principal: 20 de junho, 20 de setembro e 20 de dezembro dos anos de 2017, 2018 e 2019, sendo que (a) em 20 de junho de 2017 será amortizado o equivalente a 10% do Valor do Principal, (b) em 20 de setembro de 2017 será amortizado o equivalente a 10% do Valor do Principal, (c) em 20 de dezembro de 2017 será amortizado o equivalente a 10% do Valor do Principal, (d) em 20 de junho de 2018 será amortizado o equivalente a 10% do Valor do Principal, (e) em 20 de setembro de 2018 será amortizado o equivalente a 10% do Valor do Principal, (f) em 20 de dezembro de 2018 será amortizado o equivalente a 10% do Valor do Principal, (g) em 20 de junho de 2019 será amortizado o equivalente a 13,3333% do Valor do Principal, (h) em 20 de setembro de 2019 será amortizado o equivalente a 13,3333% do Valor do Principal e (i) em 20 de dezembro de 2019 será amortizado o equivalente a 13,3334% do Valor do Principal.

(e) Taxa de Juros: taxa LIBOR adicionada a uma margem anual de 4,65% (quatro inteiros e sessenta e cinco décimos por cento).

(f) Pagamento dos Juros: 20 de setembro e 20 de dezembro do ano de 2015; 20 de março, 20 de junho, 20 de setembro e 20 de dezembro dos anos de 2016, 2017, 2018 e 2019.

1.3. Os BENS EMPENHADOS serão armazenados em depósitos localizados nas unidades industriais descritas no Anexo I ao presente Contrato, sendo que não poderão ser alterados sem a autorização prévia do AGENTE DE GARANTIA.

1.4. A EMPENHANTE deverá tomar todas as providências para, às suas expensas, levar a efeito o registro do presente Instrumento, conforme estipulado na Cláusula XI, abaixo.

1.5. O presente Instrumento vigorará até o cumprimento integral das OBRIGAÇÕES GARANTIDAS, de modo que os BENS EMPENHADOS serão dados em garantia até o cumprimento integral das OBRIGAÇÕES GARANTIDAS.

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1.6. Desde que observados os termos e condições estabelecidos no Contrato de Pré-pagamento de Exportação com relação aos índices mínimos de garantia decorrentes do presente Instrumento e do Contrato de Penhor Agrícola, a EMPENHANTE poderá solicitar a liberação parcial ou total dos BENS EMPENHADOS, a ser realizada mediante emissão pelo CREDOR PIGNORATÍCIO de carta de liberação parcial ou total, conforme o caso, de BENS EMPENHADOS, observados os cálculos previstos no Contrato de Pré-pagamento de Exportação, a qual deverá ser registrada pela EMPENHANTE no Cartório de Registro de Imóveis competente.

1.7. A EMPENHANTE se obriga a manter bens empenhados nos prazos e montantes estabelecidos nos termos do índice de Cobertura de Garantia (Collateral Coverage) estabelecido na Cláusula [•] do Contrato de Pré-pagamento de Exportação, até o término da vigência das OBRIGAÇÕES GARANTIDAS.

II. DO FIEL DEPOSITÁRIO

2.1. O FIEL DEPOSITÁRIO neste ato recebe a função de fiel depositário dos BENS EMPENHADOS, nos termos do artigo 627 e seguintes do Código Civil Brasileiro (com exceção do artigo 644, ao qual o FIEL DEPOSITÁRIO, neste ato, expressamente renuncia). O FIEL DEPOSITÁRIO deverá manter-se como depositário dos BENS EMPENHADOS até a efetiva satisfação das OBRIGAÇÕES GARANTIDAS.

2.2. O FIEL DEPOSITÁRIO, a partir da assinatura do presente Instrumento, compromete-se a, sem nenhuma remuneração, (i) defender os BENS EMPENHADOS e zelar pela sua integridade, respondendo civil e criminalmente pelo fiel desempenho do encargo assumido e obrigando-se a entregar ou restituir os BENS EMPENHADOS tão logo o AGENTE DE GARANTIA assim o exija em benefício dos CREDORES, e (ii) prestar todas as informações solicitadas pelo AGENTE DE GARANTIA, a respeito dos BENS EMPENHADOS, no prazo máximo de 3 (três) dias úteis.

III. DAS INSPEÇÕES E DO MONITORAMENTO

3.1. A EMPENHANTE, neste ato, concede ao AGENTE DE GARANTIA, assim como às empresas expressamente autorizadas por ele, acesso, mediante prévio aviso de 72 (setenta e duas) horas, em dia útil e horário comercial, ao

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empreendimento/propriedade rural e/ou mercadoria, com a finalidade de fiscalizar a condição dos BENS EMPENHADOS, bem como avaliar a situação das garantias reais constantes deste Instrumento. Caso se verifique irregularidades, ou qualquer situação que não esteja em conformidade com o declarado neste Instrumento ou no Contrato de Pré-pagamento de Exportação, poderá o AGENTE DE GARANTIA, solicitar à EMPENHANTE que regularize tal situação em um prazo de 5 (cinco) dias úteis contados desde o recebimento de tal solicitação, e caso a situação não seja regularizada nesse prazo, poderá o AGENTE DE GARANTIA impetrar quaisquer medidas preventivas, administrativas, judiciais e/ou extrajudiciais ao fiel cumprimento das obrigações assumidas neste Instrumento, independentemente de aviso, interpelação ou notificação, judicial ou extrajudicial.

3.2. Além disso, a EMPENHANTE se compromete a contratar empresa independente de inspeção e/ou de avaliação, aceitável aos CREDORES, representados pelo AGENTE DE GARANTIA, para (i) simultaneamente com a celebração deste Instrumento, e (ii) posteriormente, semestralmente, verificar os armazéns em que serão armazenados os BENS EMPENHADOS e apresentar relatório ao AGENTE DE GARANTIA. Ademais, se forem verificadas discrepâncias relevantes, tal empresa deverá também levar a efeito inspeções e avaliações adicionais que venham a ser solicitadas pelo AGENTE DE GARANTIA. A EMPENHANTE obriga-se a arcar com os custos referentes às inspeções e avaliações semestrais, incluindo o pagamento de comissões adicionais cobradas pela empresa avaliadora contratada, bem como a reembolsar o AGENTE DE GARANTIA por quaisquer despesas que tiverem com tais inspeções e avaliações semestrais.

IV. OBRIGAÇÕES DA EMPENHANTE

4.1. A EMPENHANTE obriga-se a:

(i)    abster-se de vender (exceto sob os termos dos Contratos de Exportação cedidos fiduciariamente sob o Assignment and Security Agreement, a ser firmado ou firmado entre a EMPENHANTE, o CREDOR PIGNORATÍCIO e o AGENTE DE GARANTIA), ceder, transferir, onerar ou de outro modo criar gravame sobre os BENS EMPENHADOS, exceto pelo penhor aqui pactuado, sujeito às implicações criminais prescritas no artigo 171, inciso III, do Decreto-lei nº 2.848, de 7 de dezembro de

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1940, conforme alterado (Código Penal Brasileiro), ressalvado na hipótese de prévia autorização do AGENTE DE GARANTIA ou na hipótese de venda e entrega dos BENS EMPENHADOS. A EMPENHANTE defenderá a sua titularidade sobre os BENS EMPENHADOS e a não existência de quaisquer outros ônus ou gravames com relação aos BENS EMPENHADOS, que não sejam os estabelecidos por este Instrumento, contra as reivindicações e demandas que quaisquer terceiros possam fazer;

(ii)  cumprir tempestivamente todas as suas obrigações previstas neste Instrumento e nos demais Documentos da Operação, sob pena de vencimento antecipado do Contrato de Pré-pagamento de Exportação, sem prejuízo de qualquer outro remédio que o CREDOR PIGNORATÍCIO ou o AGENTE DE GARANTIA possa ter a fim de defender seus interesses e dos demais CREDORES, incluindo a busca de tutela específica para cumprimento de obrigação de fazer nos termos do artigo 461, 461-A e seguintes do Código de Processo Civil Brasileiro;

(iii) prestar todas as informações e apresentar todas as evidências solicitadas pelo AGENTE DE GARANTIA a fim de comprovar que os BENS EMPENHADOS encontram-se localizados nos lugares estipulados no presente Instrumento, sendo que a EMPENHANTE ora compromete-se a não alterar o local dos BENS EMPENHADOS sem a prévia e expressa autorização do AGENTE DE GARANTIA.

(iv) pagar imediatamente, antes de qualquer multa, penalidade, juros ou custos a eles vinculados, todos os impostos, contribuições e outros encargos governamentais ou não governamentais agora ou futuramente lançados ou incidentes sobre os BENS EMPENHADOS, ressalvadas eventuais autuações ou lançamentos indevidos passíveis de defesa administrativa ou contestação judicial;

(v) manter, às suas custas, até o total cumprimento das OBRIGAÇÕES GARANTIDAS, os BENS EMPENHADOS, quando armazenado nos depósitos, nos termos da cláusula 1.3 acima, segurado contra todos os riscos usuais aplicáveis à apólice em questão em sociedade seguradora idônea e com sólida situação financeira comprometendo-se a contratar e tempestivamente pagar o prêmio referente ao seguro, devendo constar da apólice de seguro que as coberturas não poderão ser canceladas sem a prévia e expressa anuência do AGENTE DE GARANTIA;

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(vi) obter, em relação aos BENS EMPENHADOS, todos os documentos (laudos, estudos, relatórios, licenças, autorizações, outorgas, etc.) previstos nas normas de proteção ambiental, atestando o seu cumprimento, e a informar ao AGENTE DE GARANTIA, imediatamente, a existência de manifestação desfavorável de qualquer autoridade caso tenha conhecimento;

(vii) arcar com todas as despesas e custos incorridos em relação ao registro do presente Instrumento de penhor dos BENS EMPENHADOS e de seus respectivos aditivos e prorrogações, bem como com a excussão do direito de garantia aqui conferido, incluindo despesas com honorários advocatícios razoavelmente incorridos e devidamente comprovados; e

(viii) informar imediatamente ao AGENTE DE GARANTIA, por escrito, sobre a ocorrência de: (i) qualquer evento que possa razoavelmente provocar um efeito adverso relevante sobre o direito de garantia concedido nos termos do presente Instrumento; ou (ii) qualquer outro evento conhecido que possa razoavelmente provocar um efeito adverso relevante sobre o valor total dos BENS EMPENHADOS.

4.2. A EMPENHANTE celebrará, à sua própria custa e periodicamente, os demais documentos e instrumentos que possam ser necessários para autorizar o CREDOR PIGNORATÍCIO ou o AGENTE DE GARANTIA a proteger os direitos criados pelo presente Instrumento em relação aos BENS EMPENHADOS, no todo ou em parte, ou o exercício, pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA de qualquer dos direitos, poderes, competências que lhes forem conferidos pelos CREDORES.

V. VENCIMENTO ANTECIPADO E EXCUSSÃO DA GARANTIA PIGNORATÍCIA

5.1. Em caso de inadimplemento, pela EMPENHANTE, de qualquer obrigação prevista no presente Instrumento ou em qualquer dos demais Documentos da Operação, não sanado no prazo concedido sob o respectivo instrumento, poderão o CREDOR PIGNORATÍCIO ou o AGENTE DE GARANTIA, atuando em benefício dos CREDORES, excutir a presente garantia sobre os BENS EMPENHADOS, podendo, para tanto, praticar todos os atos assegurados pela lei aplicável, com a possibilidade de alienar, converter, vender ou ceder por instrumento privado, operação ou de outro

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modo, no todo ou em parte, os BENS EMPENHADOS, de acordo com os preços e termos e condições de mercado no momento da alienação, dar quitação e assinar qualquer documento ou instrumento, independentemente de sua natureza especial, conforme necessário para fazer valer os atos aqui mencionados, independentemente de leilão, hasta pública, avaliação prévia ou qualquer medida judicial ou extrajudicial, bem como independentemente de qualquer autorização ou aviso prévio à EMPENHANTE. Os recursos resultantes serão utilizados para pagamento de despesas razoáveis resultantes da venda dos BENS EMPENHADOS e pagamento das OBRIGAÇÕES GARANTIDAS nos termos do Contrato de Pré-pagamento de Exportação.

5.2. A EMPENHANTE, por este ato, outorga, irrevogável e irretratavelmente, ao CREDOR PIGNORATÍCIO e ao AGENTE DE GARANTIA, atuando em conjunto ou separadamente, em benefício dos CREDORES, de acordo com os artigos 684, 685 e 1.433, item IV, do Código Civil Brasileiro, a procuração, nos moldes do Anexo II, anexo a este instrumento (“Procuração”), para atuar em nome da EMPENHANTE, exclusivamente para o cumprimento da Cláusula 5.1 acima.

5.3. Se o montante recebido pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA na venda dos BENS EMPENHADOS não for suficiente para pagamento de todos os valores devidos nos termos da Cláusula 5.1., acima, o saldo devedor, conforme calculado pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA, deverá ser imediatamente quitado pela EMPENHANTE, mediante depósito de recursos imediatamente disponíveis nas respectivas contas dos CREDORES, no prazo de 2 (dois) dias úteis a contar da data da notificação enviada pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA à EMPENHANTE indicando o saldo devedor a ser quitado e as contas bancárias dos CREDORES para depósito.

5.4 Se o montante recebido pelo CREDOR PIGNORATÍCIO ou pelos CREDORES, conforme o caso, for superior ao saldo devedor a ser quitado nos termos do Contrato de Pré-pagamento de Exportação, deverão o CREDOR PIGNORATÍCIO e os CREDORES devolver à EMPENHANTE o saldo remanescente, no prazo de 2 (dois) dias úteis.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

VI. DECLARAÇÕES

6.1. O CREDOR PIGNORATÍCIO e o AGENTE DE GARANTIA neste ato declaram que:

(a)  possuem plenos poderes, autorização e capacidade para firmar o presente

Instrumento e para cumprir com suas obrigações contratuais aqui previstas; e

(b) o presente Instrumento constitui uma obrigação legal, válida e oponível contra eles de acordo com seus termos.

6.2. A EMPENHANTE neste ato declara e garante que:

(a)  possui plenos poderes, autorização e capacidade para firmar o presente Instrumento e empenhar os BENS EMPENHADOS, bem como para cumprir com suas obrigações contratuais aqui assumidas;

(b) o presente Instrumento constitui uma obrigação legal, válida e oponível à

EMPENHANTE, segundo seus termos;

(c)  a celebração do presente Instrumento e o cumprimento de suas obrigações aqui pactuadas não violam qualquer disposição legal ou contratual ou qualquer obrigação anteriormente assumida pela EMPENHANTE;

(d) os BENS EMPENHADOS são de sua legítima propriedade e se encontram livres de ônus reais ou pessoais, judiciais ou extrajudiciais, penhoras, arrestos e sequestros e de qualquer comprometimento em quaisquer modalidades de crédito ou seguros abertos através de instituições financeiras ou seguradoras, assim como comprometidos em quaisquer tipos de contratos particulares, excetuando os gravames decorrentes deste Instrumento, inexistindo qualquer impedimento para a sua venda, judicial ou extrajudicialmente, pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA, em caso de excussão da presente garantia;

(e) o presente Instrumento constitui, para todos os fins de direito, título executivo extrajudicial;

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(f)  está ciente de que qualquer eventual ato de tolerância por parte do CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA não importará em novação ou alteração das condições aqui estipuladas, constituindo-se tal ato mera liberalidade do CREDOR PIGNORATÍCIO ou do AGENTE DE GARANTIA; e

(g)  nenhum registro, solicitação, autorização ou protocolo perante órgãos ou agências governamentais ou terceiros é necessário no tocante à celebração do presente Instrumento, ou com relação à sua validade e exequibilidade, salvo os registros do presente Instrumento nos Cartórios de Registro de Imóveis competentes.

VII. INDEPENDÊNCIA DAS CLÁUSULAS

7.1. As disposições do presente Instrumento são independentes. Salvo se de outro modo aqui especificamente disposto, se qualquer cláusula ou disposição do presente Instrumento for considerada inválida ou inexequível, no todo ou em parte, por autoridade governamental com jurisdição sobre as PARTES, ou for considerada ilegal devido a uma alteração legal, então, essa invalidade ou inexequibilidade afetará somente essa cláusula ou disposição ou parte da mesma, não afetando de nenhum modo qualquer outra cláusula ou disposição do presente Instrumento. Ademais, na medida em que uma cláusula ou disposição for considerada inválida ou inexequível, conforme disposto na frase acima, as PARTES envidarão seus melhores esforços para acordar um método alternativo exequível e legal para atingir um resultado que seria atingido senão pela determinação ou constatação da ilegalidade ou inexequibilidade de tal cláusula ou disposição.

VIII. ADITIVOS, SUCESSORES E CESSIONÁRIOS

8.1. O presente Instrumento obriga e reverte em benefício das PARTES e de seus respectivos sucessores e cessionários. A EMPENHANTE não poderá ceder ou transferir qualquer de seus direitos ou obrigações nos termos do presente Instrumento sem o consentimento prévio e por escrito do AGENTE DE GARANTIA. Qualquer cessão ou transferência pela EMPENHANTE de qualquer de seus direitos e obrigações aqui estipulados sem o consentimento prévio e por escrito do AGENTE DE GARANTIA será nulo e inoperante. Todo e qualquer aditivo ou alteração dos termos e disposições aqui pactuados somente será válido se efetuado por escrito e assinado pelas PARTES.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

IX. DIREITOS CUMULATIVOS

9.1. Os direitos, remédios, poderes e prerrogativas aqui estipulados são cumulativos, não excluindo quaisquer outros direitos, poderes ou remédios estabelecidos por leis aplicáveis.

X. AVISOS

10.1. Os avisos ou outras comunicações exigidos ou permitidos no presente Instrumento serão efetuados por escrito e enviados pessoalmente ou por serviço de entrega expressa reconhecido nacionalmente, por meio eletrônico, por carta aérea registrada ou carta registrada ou protocolada, com aviso de recebimento, endereçada da seguinte forma:

(a) Se para a EMPENHANTE:

Adecoagro Vale do Ivinhema S.A.

Rua Iguatemi, nº 192, 12º andar

CEP 01451-010 – São Paulo – SP

At.: Nicolas Schaeffter

Tel.: (55 11) 2678-5600

Fax: (55 11) 2678-5647

E-mail: financeiro_spo@adecoagro.com

(b) Se para o CREDOR PIGNORATÍCIO:

ING Bank N.V.

Av. Pres. Juscelino Kubitschek, nº 510 – 3º andar

São Paulo 04543-000

Tel.: +55-11-4504-6471/6282

Fax: +55-11-4504-6302

Attn: Alcides Santos/Katia Garcia

e-mail: alcides.santos@americas.ing.co / katia.garcia@americas.ing.com

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(c) Se para o AGENTE DE GARANTIA:

ING Bank N.V., filial São Paulo

Av. Pres. Juscelino Kubitschek, 510 – 3º andar

São Paulo 04543-000

Tel.: +55-11-4504-6471/6282

Fax: +55-11-4504-6302

Attn: Alcides Santos/Katia Garcia

e-mail: alcides.santos@americas.ing.com / katia.garcia@americas.ing.com

(d) Se para o FIEL DEPOSITÁRIO:

Rua Iguatemi, n° 192, 12º andar

São Paulo 01451-010

Tel.: (55 11) 2678-5600

Fax: (55 11) 2678-5647

Attn: Leonardo Raúl Berridi / Nicolas Schaeffter

e-mail: financeiro_spo@adecoagro.com

10.2. Todo e qualquer aviso, instrução e comunicação aqui descrito será considerado válido e entregue na data do respectivo recebimento, conforme comprovado pelo protocolo assinado pelo destinatário ou, em caso de transmissão de e-mail ou correspondência, pelo aviso de recebimento.

XI. REGISTRO DESTE INSTRUMENTO E ADITIVOS

11.1. Sujeito às demais disposições deste Instrumento, a EMPENHANTE registrará, às suas expensas, o presente Instrumento e qualquer de suas alterações nos Registros de Imóveis com jurisdição sobre os locais onde os BENS EMPENHADOS forem armazenados, no prazo de 40 (quarenta) dias corridos a partir de sua celebração ou da respectiva alteração, sendo que o protocolo de referido documento perante os cartórios competentes deverá ser realizado pela EMPENHANTE em até 5 (cinco) dias úteis a contar da assinatura do referido instrumento.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

11.2. A EMPENHANTE obriga-se, ainda, a encaminhar uma via original do presente Instrumento, devidamente registrado nos cartórios competentes, para o AGENTE DE GARANTIA, no prazo de 5 (cinco) dias a contar da data do último registro.

11.3. Da mesma forma, a EMPENHANTE obriga-se a levar a efeito e registrar eventuais aditamentos ao presente Instrumento, nos cartórios competentes e à margem do registro do presente Instrumento, no prazo de 40 (quarenta) dias corridos a contar da assinatura do instrumento em questão, sendo que o protocolo de referido documento perante os cartórios competentes deverá ser realizado pela EMPENHANTE em até 5 (cinco) dias úteis a contar da assinatura do referido instrumento, devendo encaminhar uma via original do instrumento registrado ao AGENTE DE GARANTIA, no prazo de 5 (cinco) dias úteis a contar da data do último registro.

XII. DESPESAS

12.1. Todas as despesas diretas incorridas pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA nos termos do presente Instrumento, inclusive com a excussão da presente garantia ou com a proteção, registro ou regularização do presente Instrumento ou dos BENS EMPENHADOS, que sejam devidamente comprovadas, serão de total e exclusiva responsabilidade da EMPENHANTE, que neste ato compromete-se a reembolsar todos os valores razoavelmente e eventualmente desembolsados pelo CREDOR PIGNORATÍCIO ou pelo AGENTE DE GARANTIA.

XIII. PRAZO

13.1. O presente Instrumento é celebrado de modo irrevogável e irretratável, obrigando as PARTES e seus sucessores a qualquer título, permanecendo em vigor até o cumprimento integral das OBRIGAÇÕES GARANTIDAS.

13.2. Sem prejuízo ao disposto na cláusula 1.6 acima, após a quitação integral das OBRIGAÇÕES GARANTIDAS, as PARTES tomarão todas as medidas e firmarão todos os documentos necessários para liberação dos BENS EMPENHADOS de qualquer gravame que ainda esteja em vigor de acordo com o aqui disposto. Neste caso CREDOR PIGNORATÍCIO deverá, em até 10 (dez) dias corridos a contar do

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

recebimento de solicitação enviada pela EMPENHANTE nesse sentido, emitir o respectivo termo de quitação e liberação de garantia.

XIV. DEFINIÇÕES

14.1. Termos iniciados em letra maiúscula, que não são aqui definidos, terão os significados a eles atribuídos pelo Contrato de Pré-pagamento de Exportação. O Contrato de Pré-pagamento de Exportação, o presente Instrumento, a Escritura de Hipoteca, o Assignment and Security Agreement e a Nota Promissória (conforme definidos no Contrato de Pré-pagamento de Exportação) são, em conjunto, designados de “Documentos da Operação”.

XV. RESPONSABILIDADE SÓCIO AMBIENTAL, TRABALHISTA E PREVIDENCIÁRIA

15.1. Independentemente de culpa, a EMPENHANTE ressarcirá os CREDORES e o AGENTE DE GARANTIA de qualquer quantia que estes sejam compelidos a pagar por conta de dano socioambiental, trabalhista ou previdenciário que, de qualquer forma, esteja diretamente relacionado a este Instrumento, assim como indenizará os CREDORES e o AGENTE DE GARANTIA por qualquer perda ou dano direto que o os CREDORES e o AGENTE DE GARANTIA venham a experimentar em decorrência de dano socioambiental, trabalhista ou previdenciário.

15.2. A EMPENHANTE declara, ainda, que todas as suas atividades são conduzidas de acordo com a Legislação Ambiental e Trabalhista-Previdenciária brasileira em vigência atualmente e que, portanto, obteve todas as licenças, autorizações e outorgas necessárias ao regular desempenho de suas atividades.

XVI. LEI DE REGÊNCIA

16.1. O presente Instrumento será regido e interpretado de acordo com as leis do Brasil, especialmente com os artigos 461, 466-B e 632 do Código de Processo Civil, sendo permitida a tutela específica das obrigações de fazer e de não fazer aqui pactuadas.

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

16.2. Para que produza os devidos efeitos legais, o presente Instrumento, assinado por duas testemunhas, constitui título executivo extrajudicial que poderá ser objeto de processo de execução nos termos do artigo 585, inciso II do Código de Processo Civil.

XVII. SOLUÇÃO DE CONTROVÉRSIAS

17.1. Quaisquer disputas ou controvérsias oriundas do presente Instrumento serão dirimidas pelo foro central da Cidade de São Paulo, Estado de São Paulo, que também será o foro competente para fazer valer as obrigações aqui estabelecidas.

E por estarem assim justas e contratadas, as PARTES firmam o presente Instrumento em 3 (três) vias de igual teor e forma, na presença das 2 (duas) testemunhas abaixo assinadas:

São Paulo, [ ] de [ ] de 2015.

[página de assinaturas a seguir]

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

(página de assinaturas do Instrumento Particular de Penhor Mercantil de Açúcar e Etanol, por e entre Adecoagro Vale do Ivinhema S.A., ING Bank N.V., ING Bank N.V. – Filial São Paulo e Leonardo Raúl Berridi, celebrado em [ ] de [ ] de 2015)

ADECOAGRO VALE DO IVINHEMA S.A.

Nome:	Nome:
Cargo:	Cargo:

ING BANK N.V.

Nome:	Nome:
Cargo:	Cargo:

ING BANK N.V., filial São Paulo

Nome:	Nome:
Cargo:	Cargo:

LEONARDO RAÚL BERRIDI

Testemunhas:

1.-		2.-
	Nome :		Nome:
	RG:		RG:

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANEXO I

RELAÇÃO DOS BENS EMPENHADOS E DESCRIÇÃO DAS UNIDADES INDUSTRIAIS ONDE OS BENS EMPENHADOS FICARÃO ARMAZENADOS

Localização das Unidades Industriais	Bem Empenhado	Quantidade do Bem Empenhado

Adecoagro Vale do

Ivinhema S.A., Unidade Angélica, localizada na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê, s/n. Zona Rural, inscrita no CNPJ/MF sob nº

07.903.169/0001-09

	Açúcar VHP	[ ]
	Açúcar Cristal	[ ]
	Etanol Anidro	[ ]
	Etanol Hidratado	[ ]

Adecoagro Vale do Ivinhema S.A., Unidade Ivinhema, localizada na cidade de Ivinhema, Estado de Mato Grosso do Sul, na Rodovia 141, KM 10, Fazenda Carmen, s/n, Zona Rural, inscrita no CNPJ/MF sob nº

07.903.169/0017-68

	Açúcar VHP	[ ]
	Açúcar Cristal	[ ]
	Etanol Anidro	[ ]
	Etanol Hidratado	[ ]

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

ANEXO II

PROCURAÇÃO

Pelo presente instrumento particular de mandato, ADECOAGRO VALE DO IVINHEMA S.A., sociedade anônima com sede na cidade de Angélica, Estado de Mato Grosso do Sul, na Estrada Continental, km 15, Fazenda Takuarê,s/n. Zona Rural, inscrita no CNPJ/MF sob nº 07.903.169/0001-09 (doravante “OUTORGANTE”), irrevogavelmente nomeia e constitui como seus bastantes procuradores ING BANK N.V., instituição financeira constituída de acordo com as leis da Holanda, com sede na cidade de Amsterdã, em Bijlmerplein 888 (ING House), 1102 MG (doravante “CREDOR PIGNORATÍCIO”), e ING BANK N.V., FILIAL DE SÃO PAULO, instituição financeira devidamente organizada e constituída segundo as leis da Holanda, neste ato representado por sua filial localizada em São Paulo, a qual é devidamente organizada e constituída segundo as leis da República Federativa do Brasil e com endereço localizado na Av. Presidente Juscelino Kubitschek, 510, 3º andar, na Cidade de São Paulo, Estado de São Paulo, CNPJ/MF nº 49.336.860/0001-90 (doravante “AGENTE DE GARANTIA” e, em conjunto com o CREDOR PIGNORATÍCIO, os “OUTORGADOS”), de acordo com o Instrumento Particular de Penhor Mercantil de Açúcar e Etanol, datado de [ ] de [ ] de 2015, celebrado entre OUTORGANTE e os OUTORGADOS, dentre outros (o “Contrato de Penhor”), conferindo aos OUTORGADOS, irrevogável e irretratavelmente, de acordo com os artigos 684, 685 e 1433, item IV, do Código Civil Brasileiro, poderes gerais e especiais para, em conjunto ou separadamente, no lugar e em nome do OUTORGANTE, realizar qualquer dos atos mencionados a seguir: 1. praticar, no lugar e em nome do OUTORGANTE, todos e quaisquer atos que se fizerem necessários ou se tornarem exigíveis para fazer valer extrajudicialmente o Contrato de Penhor, inclusive os que seguem: (a) alienar, transferir e excutir os BENS EMPENHADOS (ou qualquer parte destes) ou alienar de outro modo e entregar os BENS EMPENHADOS ou qualquer parte destes consoante termos e condições que possam ser considerados convenientes, de acordo com o Contrato de Penhor, e aplicar o produto assim recebido ao pagamento das OBRIGAÇÕES GARANTIDAS, de acordo com o Contrato de Penhor; (b) assinar, formalizar e/ou entregar quaisquer instrumentos para a transferência ou outro tipo de alienação dos BENS EMPENHADOS de acordo com o Contrato de Penhor, e praticar todos os atos correlatos, inclusive, entre outros, executar quaisquer contratos e outros

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Export Prepayment Facility Agreement dated as of August 3, 2015 by and between Adecoagro Vale do Ivinhema S.A., ING Bank N.V. and Rabobank Curaçao N.V., among others.

instrumentos ou acordos e instaurar ações com respeito aos BENS EMPENHADOS e representar o OUTORGANTE perante terceiros; 2. assinar, formalizar e/ou entregar quaisquer documentos e praticar quaisquer atos que se fizerem necessários para o pleno, fiel e integral cumprimento deste mandato; 3. na medida necessária ao exercício dos poderes ora conferidos, representar o OUTORGANTE perante terceiros, instituições financeiras e órgãos e autoridades governamentais brasileiros, nas esferas federal, estadual e municipal, inclusive Tesouro Nacional, Banco Central do Brasil, Juntas Comerciais do Estado de São Paulo ou autoridades tributárias; e 4. na medida necessária para garantir o aperfeiçoamento, registro ou prioridade dos direitos conferidos ao OUTORGADO em relação aos BENS EMPENHADOS, representar o OUTORGANTE perante qualquer Cartório de Registro de Imóveis nos quais o Contrato de Penhor ou suas respectivas alterações estejam registrados. O presente instrumento é lavrado com o fim específico do cumprimento dos termos do Contrato de Penhor e será válido pelo período necessário para que e até que as obrigações estabelecidas no Contrato de Penhor sejam cumpridas integralmente pela OUTORGANTE.

Os termos grafados em letras maiúsculas usados, porém, não definidos neste instrumento assumirão os significados a eles atribuídos no Contrato de Penhor.

Angélica, [ ] de [ ] de 2015.

ADECOAGRO VALE DO IVINHEMA S.A.

Nome:	Nome:
Cargo:	Cargo:

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